     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 1998


                                                              FILE NO. 333-29475
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                   FORM S-11
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                         UNITED INVESTORS REALTY TRUST
      (Exact name of Registrant as Specified in its Governing Instruments)

                             ---------------------

                5847 SAN FELIPE, SUITE 850, HOUSTON, TEXAS 77057
                                 (713) 781-2860
                    (Address of Principal Executive Offices)
                             ---------------------

                   LEWIS H. SANDLER, CHIEF EXECUTIVE OFFICER
                         UNITED INVESTORS REALTY TRUST
                           5847 SAN FELIPE, SUITE 850
                              HOUSTON, TEXAS 77057
                                 (713) 781-2860
                    (Name and Address of Agent for Service)

                             ---------------------

                                   Copies To:

                BRYAN L. GOOLSBY
                 GINA E. BETTS                                     BRUCE A. CHEATHAM
  LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.              WINSTEAD SECHREST & MINICK P.C.
          2001 ROSS AVENUE, SUITE 3000                        1201 ELM STREET, SUITE 5400
              DALLAS, TEXAS 75201                                 DALLAS, TEXAS 75270
                 (214) 849-5500                                     (214) 745-5400

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MARCH 2, 1998

                                7,600,000 SHARES

                         UNITED INVESTORS REALTY TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST
                            ------------------------
    United Investors Realty Trust, a Texas real estate investment trust (the "Company"), has been operating since 1989 as a private real estate investment trust engaged in the acquisition, ownership, management, leasing and redevelopment of community shopping centers in the Sunbelt region of the United States. Since its inception, the Company has acquired and improved eight community shopping centers located in Texas, Tennessee and Arizona (collectively, the "Original Properties"). The Original Properties contain an aggregate of 754,563 square feet of gross leasable area ("GLA") and were 94.7% leased as of December 31, 1997. The Company plans to use $1,753,000 of the offering proceeds to acquire the minority interests in three of the Original Properties.

    The Company has recently acquired or has under contract or option to purchase eight community shopping centers located in Texas, Florida and Arizona (collectively, the "Acquisition Properties"). The Acquisition Properties contain an aggregate of 989,178 square feet of GLA. As of December 31, 1997, the Acquisition Properties were 96.9% leased. The Original Properties and Acquisition Properties are sometimes hereinafter referred to as the "Properties." The Company recently acquired four of the Acquisition Properties and it is anticipated that three additional Acquisition Properties will be acquired prior to or in conjunction with completion of the Offering (as defined below), and the remaining Acquisition Property will be acquired shortly after completion of the Offering. A portion of the net proceeds from the Offering will be used to retire indebtedness incurred by the Company to finance a portion of the purchase price of the Acquisition Properties. See "Use of Proceeds." Upon consummation of the purchase of the Acquisition Properties, the Company will own 16 Properties containing approximately 1,743,741 square feet of GLA. The Company elected to be treated as a real estate investment trust ("REIT") for federal tax purposes for the taxable year ended 1989 and for each subsequent year and is advised by an affiliate, FCA Corp (the "Investment Manager"). See "Investment Manager."

    All of the common shares of beneficial interest, no par value per share (the "Common Shares"), of the Company offered hereby (the "Offering") are being sold by the Company. It is currently anticipated that the initial public offering price per share will be between $10.00 and $11.00. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.


    Prior to the Offering, there has been no public market for the Common Shares. The Common Shares have been approved for inclusion on the Nasdaq National Market under the symbol "UIRT," subject to official notice of issuance. The Company intends to pay quarterly cash distributions to its shareholders. See "Distribution Policy."


    SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES INCLUDING:


    - The Company's expected payout ratio of cash available for distribution is 100.2%.


    - The Company is solely reliant on the Investment Manager and is incapable of operating without the Investment Manager because the Company utilizes the Investment Manager's personnel to acquire and manage all of its Properties.

    - A conflict of interest with the Investment Manager exists.

    - The Company's financial condition could be adversely affected if the Company fails to manage rapid growth and integrate operations.

    - Immediate dilution in the net tangible book value of Common Shares purchased in the Offering will occur in the amount of $1.31 per share (based on an estimated $10.50 Offering price).

    - The Properties are currently limited to the Sunbelt region of the United States, and as a result of such concentration, any downturn in the economy in the Sunbelt region could have a material adverse effect on the business, results of operation and financial condition of the Company.

    - The liquidation value of the Company may be less than the value of the Company as a going concern.

    - The Board of Trust Managers has the ability to change the investment, financing and other policies of the Company at any time without shareholder approval.

    - Limiting ownership to 9.8% of the outstanding Common Shares and certain other provisions contained in the Company's organizational documents may have an anti-takeover effect.

    - There is no limitation on the amount or type of indebtedness that may be incurred by the Company.

    - There is no prior public market for the Common Shares.

    - The Company will be taxed as a corporation if it fails to continue to qualify as a REIT, resulting in a loss of pass-through tax treatment which would have a significant adverse effect on the return to shareholders.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

===================================================================================================================
                                                         PRICE TO            UNDERWRITING          PROCEEDS TO
                                                          PUBLIC             DISCOUNT(1)            COMPANY(2)
-------------------------------------------------------------------------------------------------------------------
Per Share.........................................           $                    $                     $
-------------------------------------------------------------------------------------------------------------------
Total(3)..........................................           $                    $                     $
===================================================================================================================

(1) See "Underwriting" for information concerning indemnification of the Underwriters and other information.

(2) Before deducting expenses of the Offering estimated at $        payable by
    the Company.

(3) The Company has granted the Underwriters an option to purchase up to 1,140,000 additional Common Shares at the Price to Public, less the Underwriting Discount, for the purpose of covering over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public,
    Underwriting Discount and Proceeds to Company will be $        , $
    and $        , respectively. See "Underwriting."
                            ------------------------
    The Common Shares are offered by the Underwriters when, as and if delivered to and accepted by them, subject to their right to withdraw, cancel or reject orders in whole or in part and subject to certain other conditions. It is expected that delivery of certificates representing the Common Shares will be
made against payment on or about           , 1998, at the offices of Morgan
Keegan & Company, Inc. in Memphis, Tennessee or through the facilities of The Depository Trust Company.

MORGAN KEEGAN & COMPANY, INC.
                     DAIN RAUSCHER INCORPORATED
                                    SCOTT & STRINGFELLOW, INC.

                                                            SOUTHWEST SECURITIES

           The date of this Prospectus is                     , 1998.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON SHARES ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 UNDER REGULATION M.

                               TABLE OF CONTENTS


                                                                PAGE
                                                                NO.
                                                                ----
PROSPECTUS SUMMARY..........................................      1
  The Company...............................................      1
  Risk Factors..............................................      2
  Business Objectives and Strategies........................      4
  Industry..................................................      5
  The Properties............................................      5
  Distributions.............................................      7
  Tax Status................................................      7
  The Offering..............................................      8
  Summary Financial Data....................................      9
RISK FACTORS................................................     12
  High Distribution Payout Ratio............................     12
  Sole Reliance on Investment Manager.......................     12
  Conflicts of Interest.....................................     12
  Failure to Manage Rapid Growth and Integrate Operations;
     Acquisition of Additional Properties...................     12
  Immediate and Substantial Dilution........................     13
  Limited Geographic Diversification of the Portfolio.......     13
  Limitations on Acquisition and Change in Control..........     13
  Liquidation Value of the Company May Be Less Than Value as
     a Going Concern........................................     13
  Changes in Investment and Financing Policies Without
     Shareholder Approval...................................     13
  Ownership Limit; Anti-Takeover Effect.....................     13
  No Limitation in Organizational Documents on the
     Incurrence of Debt.....................................     14
  Failure to Continue to Qualify as a REIT Would Reduce
     Shareholder Returns....................................     14
  Absence of Prior Public Market for Common Shares..........     14
  Risks Associated with Development and Construction........     14
  Real Estate Investment Risks..............................     15
  Competition...............................................     16
  Increase In Market Interest Rate May Cause a Common Share
     Price Decrease.........................................     16
  Increased Leverage May Result in Loss of Properties in the
     Event of a Foreclosure.................................     16
  Inability to Acquire Additional Properties; Acquisition
     Properties May Not Perform as Expected.................     17
  Environmental Matters.....................................     17
  Uninsured Loss and Condemnation...........................     17
  Sales of Previously Issued Shares May Cause Decreases In
     Market Price...........................................     18
  Investors Subject to ERISA................................     18
  Forward Looking Information...............................     18
  Year 2000 Systems Issues..................................     18
USE OF PROCEEDS.............................................     19
DISTRIBUTION POLICY.........................................     20
  General...................................................     20
  Dividend Reinvestment Plan................................     22
CAPITALIZATION..............................................     23
DILUTION....................................................     24
SELECTED PRO FORMA AND HISTORICAL FINANCIAL AND PROPERTIES
  INFORMATION...............................................     25

                                                                PAGE
                                                                NO.
                                                                ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................     26
  Overview..................................................     26
  Results of Operations.....................................     26
  Liquidity and Capital Resources...........................     29
STRATEGY FOR FUTURE GROWTH..................................     31
  Growth Strategy...........................................     32
  Operating Strategy........................................     33
  Financing.................................................     34
OVERVIEW OF THE COMPANY'S FIVE KEY U.S. MARKETS.............     34
  General...................................................     34
BUSINESS AND PROPERTIES.....................................     38
  Business..................................................     38
  Management and Leasing....................................     39
  The Properties............................................     40
  Significant Leases........................................     43
  National, Regional and Local Tenant Summary...............     44
  Lease Expirations.........................................     44
  Additional Information Concerning Certain Properties......     45
  Additional Information Concerning the Acquisition
     Properties.............................................     51
  Tenant Delinquencies and Bankruptcies.....................     61
  Mortgage Indebtedness.....................................     62
  Rental Revenues...........................................     63
  Capital Expenditures......................................     63
  Competition...............................................     63
  Employees.................................................     63
  Legal Proceedings.........................................     63
  Regulations and Insurance.................................     64
  Environmental Matters.....................................     64
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES.................     65
  Investment Policies.......................................     65
  Financing Policies........................................     66
  Affiliate Transaction Policy..............................     67
  Certain Other Policies....................................     67
MANAGEMENT..................................................     68
  Trust Managers and Officers...............................     68
  Committees of the Board of Trust Managers.................     69
  Compensation of Trust Managers............................     70
  Executive Compensation....................................     70
  Advisory Board............................................     71
  Share Incentive Plan......................................     72
  Indemnification Agreements................................     73
  Limitation of Liability and Indemnification...............     73
CERTAIN RELATIONSHIPS AND TRANSACTIONS......................     74
PRINCIPAL SHAREHOLDERS......................................     76

                                                                PAGE
                                                                NO.
                                                                ----
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST................     77
  General...................................................     77
  Restrictions on Transfer..................................     77
  Preemptive Rights.........................................     78
  Share Distributions.......................................     78
  Redemption of Company Shares..............................     78
  Voting Rights.............................................     79
  Transfer Agent and Registrar..............................     79
CERTAIN PROVISIONS OF THE TEXAS REIT ACT AND OF THE
  COMPANY'S CHARTER AND BYLAWS..............................     79
  Board of Trust Managers...................................     79
  Business Combinations.....................................     79
  Shareholder Liability.....................................     81
  Trust Manager Liability...................................     81
  Special Shareholder Meetings..............................     81
  Termination of the Company................................     82
  Amendment of Charter and Bylaws...........................     82
SHARES AVAILABLE FOR FUTURE SALE............................     82
FEDERAL INCOME TAX CONSEQUENCES.............................     83
  General...................................................     83
  Requirements for Qualification as a Real Estate Investment
     Trust..................................................     84
  Federal Taxation of the Company -- Specific Items.........     88
  Proposed Legislation......................................     89
  Failure to Qualify........................................     89
  Taxation of Shareholders..................................     89
  Disclosure Regarding Dividend Reinvestment Plan...........     90
  Taxation of Tax-Exempt Shareholders.......................     90
  Taxation of Foreign Shareholders..........................     91
  Other Taxation............................................     92
ERISA CONSIDERATIONS........................................     92
UNDERWRITING................................................     93
LEGAL MATTERS...............................................     95
EXPERTS.....................................................     95
ADDITIONAL INFORMATION......................................     96
GLOSSARY....................................................     97
INDEX TO FINANCIAL STATEMENTS...............................    F-1

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed description and financial information and statements, and the notes thereto, appearing elsewhere in this Prospectus. Capitalized and certain other terms used herein shall have the meanings assigned to them in the Glossary which begins on page 97. Except as otherwise indicated, all information in this Prospectus assumes that the Underwriters' over-allotment option will not be exercised. All references to the Company shall include its subsidiaries and controlled affiliates.

                                  THE COMPANY

     United Investors Realty Trust (the "Company") has been operating since 1989 as a private REIT engaged in the acquisition, ownership, management, leasing and redevelopment of community shopping centers in the "Sunbelt" region of the United States. The Company focuses on purchasing properties anchored by major retail tenants located in this economically favorable region. The Company believes that its best opportunities for growth will come from focusing on acquiring single properties and small portfolios. The Company believes its primary competitors for these properties are private individuals, small REITs, and groups that will not have the resources of a relatively larger public REIT. Further, the Company believes that larger public REITs generally seek to acquire larger portfolios than the Company seeks to acquire. It is also the Company's belief that its operating flexibility provides it with an advantage in acquiring these properties relative to its larger, public competitors. In 1997, FCA Corp (the "Investment Manager") hired Lewis H. Sandler as the Company's President and Chief Executive Officer, and Daniel M. Jones, III as Chief Financial Officer, and provided additional resources to accelerate the Company's growth plans. As of February 13, 1998, the Company had acquired four of the Acquisition Properties and had entered into contracts or had options to acquire four additional Acquisition Properties located in Texas, Florida and Arizona. The Acquisition Properties contain approximately 989,178 square feet of GLA. The acquisitions represent a 131% increase in GLA over the 754,563 square feet contained in the Company's properties held on December 31, 1997. While its association with the Investment Manager provides the Company with professional resources normally unavailable to a Company its size, the Company is reliant on the Investment Manager to perform normal operating activities and, as a result, conflicts between the Investment Manager and the Company's interests exist.

     At December 31, 1997, the Company owned five and controlled three community shopping center properties located in Texas, Tennessee and Arizona (collectively, the "Original Properties" and, collectively with the Acquisition Properties, the "Properties"). With respect to the three Original Properties that are controlled by the Company, the Company owns the 5% general partner and a 51% limited partner interest in a limited partnership which owns one property and a 70% general partner interest in a limited partnership which owns two properties. Upon completion of the acquisition of the Acquisition Properties, the Company will have 16 properties with an aggregate GLA of approximately 1,743,741 square feet. The Properties are strategically located in areas intended to provide busy working families with the opportunity to do most of their shopping between work and home. The Properties range in size from approximately 29,000 square feet to approximately 316,000 square feet, and are anchored primarily by national and regional supermarkets, drug stores and retailers which offer everyday necessities to their neighborhood communities. Approximately 93.1% (based on GLA) of the existing leases at the Properties are triple net, i.e., the tenants under such leases are required to pay base rent and their respective pro rata shares of the common area maintenance charges, real estate taxes and insurance costs incurred annually at their respective Properties. Any future property acquisitions by the Company are expected to be in established neighborhoods in medium to large-sized metropolitan communities, where potential future increases in rental and occupancy rates are anticipated to be realized as a result of better than average population and employment growth.

     The Company seeks to maximize growth in Funds From Operations and Cash Available for Distribution to shareholders through effective management, operation and acquisition of community shopping centers. The Company currently follows five general investment policies to achieve its objectives: (i) the Company seeks to acquire real estate assets for long-term investment and income applying selective criteria and employing the most advantageous sources of capital alternatives; (ii) the Company intends to aggressively seek acquisitions, including properties that it can renovate and/or expand, and maintain and intensively manage a portfolio of high quality and well-located properties with a majority of the space already leased; (iii) the Company intends to focus its acquisition efforts on communities in which it already has properties or in areas where the Company can acquire several properties concurrently, in order to obtain economies of scale in the use of local personnel, advertising and purchasing of services; (iv) the Company expects to enhance its existing portfolio by entering into a limited number of joint venture alliances with experienced developers in order to develop new community shopping centers; and (v) the Company intends to sell, from time to time, select properties as dictated by market conditions in order to realize capital gains and to improve the Company's overall portfolio profile and valuation.

     Historically, the Company has contracted with local, professional management for the day to day operation of the properties. Management believes that these managers possess a valuable understanding of their local markets. Further, management has concluded that local management, in select situations, is currently an economical and viable alternative to management by Company personnel, and the opportunity to manage future properties acquired by the Company provides an incentive for these professionals to assist the Company in finding additional potential acquisitions. These local professionals are, or can be, on site on a daily basis and are familiar with the communities in which the centers are situated and the needs of the tenants that these centers serve. In connection with the purchase of the Acquisition Properties, the Company intends to manage, with its own personnel, the four Houston Acquisition Properties and one of the Original Properties located in the Houston area. In addition, the Company intends to selectively retain certain qualified senior managers to continue the leasing and management of properties acquired by the Company on terms satisfactory to the Company. The Company has also established a regional office in Tampa to help supervise its central and southern Florida properties and provide a foundation for future growth in those markets.

     The investments of the Company are managed by the Investment Manager. Robert W. Scharar, Chairman of the Board of the Company, is a principal shareholder of the Investment Manager. The Company's President and Chief Executive Officer, Lewis H. Sandler, is also the Chief Executive Officer of the real estate services division of the Investment Manager. See "Risk
Factors -- Conflicts of Interest." The Investment Manager's senior management originally sponsored the organization of the Company as a benefit to a number of clients who desired to include real estate properties in their investment portfolios. The Investment Manager currently provides administrative, accounting, financial, legal and operating personnel as well as asset management to the Company on an "as-needed" basis. After completion of the Offering, the Investment Manager has agreed to dedicate to the administration of the Company the full-time services of Randall D. Keith and Daniel M. Jones, III, who serve as the Company's Chief Operating Officer and Chief Financial Officer, respectively. See "Management."

     The Company is a real estate investment trust formed under the Texas REIT Act. The Company elected to be taxed as a REIT under the Code for its taxable year ended December 31, 1989 and for each subsequent taxable year. The Company's principal executive offices are located at 5847 San Felipe, Suite 850, Houston, Texas 77057, and its telephone number is (713) 781-2860.

                                  RISK FACTORS

     An investment in the Common Shares involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to any investment in the Company. Such risks include, among others:


     - The Company's expected payout ratio of Cash Available for Distribution is 100.2%. If the Properties fail to perform as expected or if the Company's growth strategies are not implemented as expected, the Company may not be able to make distributions at the expected level or it may be required to borrow funds to be able to make distributions at the expected level.

     - The Company is solely reliant upon the Investment Manager and is incapable of operating without the Investment Manager because the Company utilizes the Investment Manager's personnel to acquire and manage all of its Properties.

     - A conflict of interest with the Investment Manager exists.

     - The Company's financial condition could be adversely affected if the Company fails to manage rapid growth and integrate operations.

     - Investors in the Offering will experience immediate dilution in the net tangible book value of $1.31 per Common Share purchased in the Offering (based on an estimated $10.50 Offering price).

     - The Properties are currently limited to the Sunbelt region of the United States, and as a result of such concentration, any downturn in the economy in the Sunbelt region could have a material adverse effect on the business, results of operation and financial condition of the Company.

     - The liquidation value of the Company may be less than the value of the Company as a going concern.

     - The Board of Trust Managers has the ability to change the investment, financing and other policies of the Company at any time without shareholder approval.

     - The limitation on share ownership to 9.8% of the outstanding Common Shares (with certain exceptions) and certain other provisions contained in the organizational documents of the Company, such as the ability to issue preferred shares, may discourage a change in control and may limit the opportunity for the Company's shareholders to receive a premium for their Common Shares.

     - There is no provision in the organizational documents of the Company that limits the amount and type of debt that the Company may incur, which may result in increases in debt service requirements that could adversely affect the Company's Funds From Operations and its ability to make distributions to shareholders and result in an increased risk of default on the Company's obligations.

     - There is no prior public market for the Common Shares.

     - The Company will be taxed as a corporation if it fails to continue to qualify as a REIT, resulting in loss of pass-through tax treatment which would have a significant adverse effect on the return to shareholders.

     - There are certain real estate risks associated with an investment in the Company, such as the effect of economic and other conditions on commercial property values, including the dependence of the Properties on the economies of the metropolitan areas in which they are located, the ability of tenants to make rent payments, the ability of the Properties to generate revenues sufficient to meet operating expenses, including future debt service, and the illiquidity of real estate investments.

     - Many entities, as well as individuals, compete for investments similar to those proposed to be made by the Company, many of whom have far greater resources than the Company.

     - Increases in market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual yield from future distributions, which may adversely affect the market price of the Common Shares.

     - Failure to make payments on secured indebtedness may result in the loss of the property securing such indebtedness.

     - Properties acquired by the Company may not perform as expected.

     - The Company is potentially liable for unknown or future environmental issues.

     - The Company may suffer losses in the event of a casualty or other liabilities that are not insured, are uninsurable or not economically insurable.

     - Future sales of Common Shares could adversely affect the prevailing market price for Common Shares.

     - An investment in the Common Shares may not be suitable for certain investors subject to ERISA.

                       BUSINESS OBJECTIVES AND STRATEGIES

     The Company's operating, acquisition and financing strategies and management policies are determined by the Board of Trust Managers and are implemented by the Company's executive officers and by the Investment Manager. These strategies and policies may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company.

GROWTH STRATEGY

     The Company's growth strategy will be to:

     - Focus primarily on acquisitions of community shopping centers in medium to large-sized metropolitan communities where the Company currently owns and operates properties and in the Houston area, where the Company is based, or in areas where the Company can acquire, concurrently, several properties, in order to obtain economies of scale. In either event, the Company will focus on areas where potential future increases in rental and occupancy rates are anticipated to be realized as a result of better than average population and employment growth. The Company's knowledge of the real estate market is strongest in the Sunbelt region. The Company's knowledge is dependent upon officers of the Company whose salaries are paid by the Investment Manager.

     - Acquire community shopping centers that are generally anchored by supermarkets or by national or regional retailers with long-term leases and which offer everyday necessities to their neighborhood communities.

     - Acquire community shopping centers located along major traffic arteries in established neighborhoods where the development of competing shopping centers is impeded by the lack of developable land and zoning restrictions and where tenant relocation alternatives are limited.

     - Take advantage of its structural flexibility by offering, on a selective basis, senior management of prospective sellers an opportunity to continue the management of their former community shopping centers if such persons can be retained on terms acceptable to the Company.

     - Acquire, redevelop and re-tenant under-managed retail properties in areas with strong prospects for future growth.

     - Renovate and expand the Properties to meet the needs of existing or new tenants.

     - Develop on a limited basis (up to approximately 20% of its GLA), with experienced joint venture partners, new community shopping centers in select areas with supermarkets or other national or regional retail anchors.

OPERATING STRATEGY

      The Company's operating objectives are to:

     - Hold and maintain properties for long-term investment and place a strong emphasis on aesthetics, regular maintenance, periodic renovation and capital improvements.

     - Maintain and diversify its core base of national and regional supermarket and retail tenants.

     - Aggressively market vacant space, renew existing leases at higher base rents per square foot, and utilize base rent escalation provisions in its leases.

FINANCING

      In order to most effectively pursue its business strategies, the Company's financing strategy will be to:

     - Maintain a capital structure with a ratio of long-term debt to Total Market Capitalization of no more than 50%. On a pro forma basis at December 31, 1997, after giving effect to the Offering (assuming an initial public offering price of $10.50 per Common Share), the Company would have had a long-term debt to Total Market Capitalization ratio of approximately 27.0%. See "Strategy For Future Growth -- Financing."

     - Utilize the most appropriate sources of capital for potential future acquisition projects, which may include undistributed Cash Available for Distribution, the issuance of equity securities (including preferred shares), bank and other institutional borrowings (secured and unsecured) and the issuance of debt securities, and proceeds from the sale of properties.

                                    INDUSTRY

     In the early 1990s, many major retailers restructured or downsized their operations. As a result, landlords encountered loss of credit-worthy tenants and experienced high anchor tenant turnover. The Company believes that the retail industry is now healthy and anticipates aggressive expansion in the retail sector.


     Management believes that community shopping centers with a grocery store or drug store anchor and other tenants such as restaurants and dry cleaners provide consumers with basic goods and services that will always be in demand. According to the International Council of Shopping Centers ("ICSC"), in 1996 $973.6 billion of retail sales, or 52% of total non-automotive retail sales, took place in community shopping centers, strip shopping centers and regional malls (collectively, "shopping centers"). ICSC statistics indicate that there are 42,048 shopping centers in the United States containing approximately 5.1 billion square feet of GLA. The Company estimates from the National Association of Real Estate Investment Trusts' ("NAREIT") 1997 REIT Handbook that publicly owned REITs owned approximately 600 million square feet of retail space with approximately 44% of that in community and strip shopping centers. The non-REIT owned portion of the industry remains highly fragmented and provides the Company with the opportunity to consolidate single assets and small portfolios. The Properties are community shopping centers with an average size of 108,000 square feet of GLA. According to ICSC, 36,683 shopping centers, or 87% of all shopping centers, are under 200,000 square feet of GLA. Further, according to ICSC, over the three year period of 1994 through 1996, 148.8 million square feet of shopping center GLA was added nationally, representing an average increase of less than 1% per year.


                                 THE PROPERTIES

     The Original Properties consist of eight community shopping centers located in Austin, College Station, El Campo and San Antonio, Texas; Lenoir City and Athens, Tennessee; and Phoenix. The Original Properties were built between 1970 and 1991, with the oldest property having been substantially expanded and renovated in 1984. The Original Properties were 94.7% leased as of December 31, 1997.

     The Acquisition Properties consist of eight community shopping centers, four of which are located in Houston and the others in Carrollton (Dallas suburb), Tampa, Pembroke Pines (Fort Lauderdale area) and Phoenix. The Acquisition Properties were built between 1973 and 1994, with most having undergone substantial renovations in recent years. As of December 31, 1997, the Acquisition Properties were 96.9% leased. As of February 13, 1998, the Company had acquired four of the Acquisition Properties.

     The Properties range in size from approximately 29,000 square feet to 316,000 square feet. Further acquisitions are expected to concentrate on similar properties that are anchored primarily by national and regional supermarkets, drug stores and retailers which offer everyday necessities to their neighborhood communities. The Company's success has been based, in part, on its ability to infuse capital, on a selective basis, into those shopping centers where the capital is expected to generate greater occupancies and higher rents.

     Set forth below is information regarding the Properties as of December 31, 1997:

                                                                                                           TOTAL BASE RENT YEAR
                                                                                                              ENDED 12/31/97
                                                                         GROSS                            -----------------------
                                                           YEAR        LEASABLE                TOTAL                      % OF
                                                        DEVELOPED/       AREA      PERCENT     NUMBER                   PORTFOLIO
             PROPERTY                   LOCATION        RENOVATED      (SQ. FT.)   LEASED    OF TENANTS    BASE RENT    BASE RENT
             --------                   --------        ----------     ---------   -------   ----------   -----------   ---------
TEXAS
Autobahn Shopping Center...........  San Antonio           1984           28,878     97.2%        6       $   316,545       2.4%
Bandera Festival Shopping Center...  San Antonio           1989          189,438     98.2(6)     28         1,510,643      11.7
Benchmark Crossing Shopping
 Center(4).........................  Houston          1986/1990/1994      58,384    100.0         5           642,743       5.0
Centennial Shopping Center.........  Austin             1970/1984         80,492     90.9        12           600,768       4.6
El Campo Shopping Center...........  El Campo              1985           83,330     90.0        16           294,932       2.3
Hedwig Shopping Centers(4).........  Houston          1974/1987/1989      69,554     98.2        11           815,989       6.3
The Market at First Colony(4)......  Houston          1988/1991/1994      94,241     96.6        31         1,311,102      10.1
Mason Park Centre(4)...............  Houston               1985          160,047     92.6        33         1,649,580      12.8
Rosemeade Park Shopping
 Center(4).........................  Carrollton            1986           49,554     86.6        17           513,935       4.0
University Park Shopping
 Center(2).........................  College            1973-1991         91,654     98.0         5           745,843       5.8
                                     Station
                                                                       ---------    -----       ---       -----------     -----
   TOTAL/WEIGHTED AVERAGE..........                                      905,572     95.1%      164       $ 8,401,980      65.0%
ARIZONA
Park Northern Shopping Center(1)...  Phoenix               1982          128,378     90.6(7)     23           640,424       5.0
Southwest/Walgreen's Shopping
 Center(4).........................  Phoenix               1975           83,698    100.0        19           537,003       4.2
                                                                       ---------    -----       ---       -----------     -----
   TOTAL/WEIGHTED AVERAGE..........                                      212,076     94.3%       42       $ 1,177,427       9.2%
FLORIDA
Town 'N Country Plaza(4)...........  Tampa              1970/1986        158,104    100.0        17           641,419       5.0
University Mall Shopping
 Center(4).........................  Pembroke Pines     1973/1984        315,596     98.0        36         1,953,254      15.1
                                                                       ---------    -----       ---       -----------     -----
   TOTAL/WEIGHTED AVERAGE..........                                      473,300     98.4%       53       $ 2,594,673      20.1%
TENNESSEE
McMinn Plaza Shopping Center.......  Athens                1982           99,969     98.0(8)     10           401,028       3.1
Twin Lakes Shopping Center.........  Lenoir City           1986           52,424     91.4        10           355,453       2.6
                                                                       ---------    -----       ---       -----------     -----
   TOTAL/WEIGHTED AVERAGE..........                                      152,393     95.7%       20       $   756,481       5.7%
                                                                       ---------    -----       ---       -----------     -----
GRAND TOTAL/WEIGHTED AVERAGE.......                                    1,743,741     95.9%      279       $12,930,561     100.0%
                                                                       =========    =====       ===       ===========     =====


                                         ANNUALIZED BASE RENT
                                     -----------------------------
                                        TOTAL       NET EFFECTIVE
                                      ANNUALIZED       RENT PER
             PROPERTY                BASE RENT(3)   SQUARE FOOT(5)    MAJOR TENANT(S)
             --------                ------------   --------------   -----------------
TEXAS
Autobahn Shopping Center...........  $   318,202        $11.34       Blockbuster Music
Bandera Festival Shopping Center...    1,513,584          8.14       Kmart
                                                                     Solo Serve
Benchmark Crossing Shopping
 Center(4).........................      663,571         11.37       Bally's
Centennial Shopping Center.........      633,646          8.66       Drug Emporium
                                                                     Tuesday Morning
El Campo Shopping Center...........      300,947          4.01       David's
                                                                     Supermarkets
Hedwig Shopping Centers(4).........      850,185         12.45       Ross Stores
                                                                     Blockbuster Music
The Market at First Colony(4)......    1,295,168         14.23       T J Maxx
                                                                     Eckerd Drugs
Mason Park Centre(4)...............    1,606,557         10.84       Palais Royal
                                                                     Petco
                                                                     Cinemark Cinema
                                                                     Walgreen's
Rosemeade Park Shopping
 Center(4).........................      548,688         12.79       Blockbuster Video
                                                                     Cosmopolitan Lady
University Park Shopping
 Center(2).........................      733,976          8.17       Albertson's Food

                                     -----------        ------
   TOTAL/WEIGHTED AVERAGE..........  $ 8,464,524        $ 9.83
ARIZONA
Park Northern Shopping Center(1)...      687,253          5.91       Safeway
Southwest/Walgreen's Shopping
 Center(4).........................      550,597          6.58       Walgreen's
                                                                     Southwest
                                                                     Supermarket
                                     -----------        ------
   TOTAL/WEIGHTED AVERAGE..........  $ 1,237,850        $ 6.19
FLORIDA
Town 'N Country Plaza(4)...........      705,692          4.46       Big Lots
                                                                     T J Maxx
                                                                     Autozone
University Mall Shopping
 Center(4).........................    2,078,255          6.72       Uptons
                                                                     Sports Authority
                                                                     Ross Stores
                                                                     Office Max
                                                                     Eckerd Drugs
                                     -----------        ------
   TOTAL/WEIGHTED AVERAGE..........  $ 2,783,947        $ 5.97
TENNESSEE
McMinn Plaza Shopping Center.......      404,715          4.13       Ingles
Twin Lakes Shopping Center.........      336,097          7.01       Food City
                                     -----------        ------
   TOTAL/WEIGHTED AVERAGE..........  $   740,812        $ 5.08
                                     -----------        ------
GRAND TOTAL/WEIGHTED AVERAGE.......  $13,227,133        $ 7.91
                                     ===========        ======

---------------

(1) This property is currently owned by Park Northern/Centennial Partners L.P., a Texas limited partnership, in which the Company is the general partner and owns 70% of the partnership interests. The Company intends to purchase the minority interest from the proceeds of the Offering.

(2) This property is currently owned by UIRT/University Park-I L.P., a Texas limited partnership, in which the Company owns the 5% general partner's interest through a corporate subsidiary and a 51% interest as a limited partner. The Company intends to purchase all but 4% of the minority interest from the proceeds of the Offering.

(3) Based on December 31, 1997 rent rolls of the Original Properties and the Acquisition Properties.

(4) All information on these properties was supplied to the Company by the sellers of such properties.

(5) Net effective rent per square foot represents total annualized base rent on December 31, 1997 divided by total leased square footage. The net effective rent does not take into account any "give backs" or other concessions made by the Company because no material "give backs" or other concessions have been granted to any current tenant.

(6) Includes Eckerd Drugs (8,715 square feet or 4.6% of Bandera's GLA) which has vacated its space, but is obligated to pay rent through October 31, 2008. The percentage of Bandera's GLA leased without considering Eckerd is 93.6%.

(7) Includes Walgreen's (12,000 square feet or 9.35% of Park Northern's GLA) which will vacate its space at the end of February 1998, but is obligated to pay rent through April 30, 2011. The percentage of Park Northern's GLA leased without considering Walgreen's is 81.3%.

(8) Includes Wal-Mart/Bud's (52,769 square feet or 52.8% of McMinn's GLA) which has vacated its space but is obligated to pay rent through November 29, 2002. The percentage of McMinn's GLA leased without considering Wal-Mart/Bud's is 45.2%.

                                 DISTRIBUTIONS

     Prior to the Offering, the Company has made quarterly distributions per Common Share in amounts sufficient to maintain the Company's REIT status. Future distributions by the Company will be determined by and at the discretion of the Board of Trust Managers and will be dependent upon a number of factors, including the federal income tax requirement that a REIT must distribute annually at least 95% of its taxable income. The Company intends to make regular quarterly distributions to the holders of the Common Shares. The Company expects to pay a distribution for the quarter of 1998 in which the Offering is completed, pro rated for each full month remaining in the calendar quarter in which the Offering is completed through the end of such quarter. Assuming that the Offering is completed in March 1998, the first cash distribution after the completion of the Offering is expected to be $0.215 per share, which is expected to be paid on July 28, 1998 to record holders on July 6, 1998. Initially, the Company intends to pay regular quarterly distributions to its shareholders of $0.86 per share on an annualized basis. This would represent an initial annualized yield of approximately 8.19%, based on an assumed initial public offering price of $10.50 per share. The Company currently intends to maintain its initial distribution rate for the balance of 1998, unless actual results of operations, economic conditions and other factors differ materially from the assumptions used in its estimate. The Company does not intend to reduce the expected distribution rate if the Underwriters' over-allotment option is exercised. Approximately 27% of the distributions anticipated to be paid by the Company for 1998 are expected to represent a return of capital for federal income tax purposes.

                                   TAX STATUS

     The Company elected to be treated as a REIT under sections 856 through 860 of the Code for the taxable year ended December 31, 1989 and for each subsequent taxable year. As a REIT, the Company generally will not be subject to federal income tax provided it makes certain distributions to its shareholders and meets certain organizational and other requirements. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Risk Factors -- Failure to Qualify as a REIT Would Reduce Shareholder Returns" and "Federal Income Tax Consequences." As a REIT, the Company is subject to certain federal, state and local taxes. See "Federal Income Tax Consequences."

     Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. will deliver prior to the closing of this Offering its opinion that: (1) the Company has been organized in conformity with the requirements for qualification as a REIT for federal income tax purposes for the taxable year ended December 31, 1989, and has continued to satisfy the requirements for qualification as a REIT through the date of the opinion; and (2) the Company's anticipated investments and plan of operation (which plan includes complying with all of the REIT requirements described in the Prospectus) will enable it to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes.

                                  THE OFFERING

Shares Offered..........................     7,600,000

Shares to be Outstanding After the
Offering................................     8,514,889(1)

Use of Proceeds.........................     To repay certain mortgage and other
indebtedness associated with the Properties, acquisitions of properties and partnership interests and for
                                             general working capital purposes.


Nasdaq National Market Symbol...........     UIRT

---------------

(1) Does not include 300,000 Common Shares issuable upon exercise of options to be granted pursuant to the Company's 1997 Share Incentive Plan (the "Plan") immediately prior to completion of the Offering. See "Management -- Share Incentive Plan."

                             SUMMARY FINANCIAL DATA

     The following table sets forth summary selected pro forma and historical financial and Properties information of the Company. The following financial information should be read in conjunction with all of the financial statements and notes thereto included elsewhere in this Prospectus. The historical and pro forma operating data of the Company may not be indicative of future operating results of the Company. The pro forma operating data of the Company are presented as if the Offering and the purchase of the Acquisition Properties had occurred as of January 1, 1997. The pro forma balance sheet data are presented as if the Offering and the purchase of the Acquisition Properties had occurred on December 31, 1997. The following pro forma information is not necessarily indicative of what the Company's results of operations or financial condition or property information would have been for the periods or at the date indicated.

                   SUMMARY SELECTED PRO FORMA AND HISTORICAL
                      FINANCIAL AND PROPERTIES INFORMATION


                                                                   YEAR ENDED DECEMBER 31,
                                   ----------------------------------------------------------------------------------------
                                    PRO FORMA
                                       1997          1997            1996            1995            1994          1993
                                   ------------   -----------     -----------     -----------     -----------   -----------
                                   (UNAUDITED)
FINANCIAL INFORMATION:
  Revenues:
    Base rent....................  $ 13,374,146   $ 4,954,820     $ 4,097,911(1)  $ 4,389,491     $ 3,794,711   $ 3,194,084
    Percentage rent..............       293,330        26,400          32,822              --              --            --
    Tenant reimbursements........     3,836,743     1,167,355         835,940         848,975         844,299       622,164
    Interest and other income....        49,087        27,278          67,409          44,224          10,344        13,886
                                   ------------   -----------     -----------     -----------     -----------   -----------
        Total revenue............    17,553,306     6,175,853       5,034,082       5,282,690       4,649,354     3,830,134
                                   ------------   -----------     -----------     -----------     -----------   -----------
  Expenses:
    Property operating and
      maintenance................     2,242,815       754,703         582,481         875,193         570,307       454,996
    Real estate taxes............     2,359,299       793,359         558,000         569,634         512,070       437,679
    General and administrative...       333,777       179,933          89,529          63,225          23,710         6,551
    Advisory and Trust Manager
      fees.......................       802,822       345,000         312,000         296,000         253,000       231,891
    Share grant to advisor and
      officers...................       787,500       787,500              --              --              --            --
    Other........................       204,829       204,829          93,302          60,482         105,755       104,297
    Interest.....................     2,929,978     2,435,538       2,132,390       2,177,447       2,101,762     1,923,640
    Depreciation and amortization
      and ground lease...........     3,351,107     1,309,180         967,111         986,129         756,914       631,567
                                   ------------   -----------     -----------     -----------     -----------   -----------
        Total expenses...........    13,012,127     6,810,042       4,734,813       5,028,110       4,323,518     3,790,621
                                   ------------   -----------     -----------     -----------     -----------   -----------
Income (loss) before gain on sale
  of investment real estate,
  minority interest and
  redeemable preferred share
  dividend requirements..........     4,541,179      (634,189)        299,269         254,580         325,836        39,513
Gain on sale of investment real
  estate.........................            --            --              --          25,020              --            --
                                   ------------   -----------     -----------     -----------     -----------   -----------
Income (loss) before minority
  interest and redeemable
  preferred share dividend
  requirements...................     4,541,179      (634,189)        299,269         279,600         325,836        39,513
Minority interest in net income
  of real estate ventures........            --       (40,894)        (51,941)        (43,278)        (48,435)      (31,084)
                                   ------------   -----------     -----------     -----------     -----------   -----------
Income (loss) before redeemable
  preferred share dividend
  requirements...................  $  4,541,179   $  (675,083)    $   247,328     $   236,322     $   277,401   $     8,429
Redeemable preferred share
  dividend requirements..........  $         --   $   (96,633)    $   (96,296)    $   (43,618)    $        --   $        --
                                   ------------   -----------     -----------     -----------     -----------   -----------
Net income (loss) available for
  common shareholders............  $  4,541,179   $  (771,716)    $   151,032     $   192,704     $   277,401   $     8,429
                                   ------------   -----------     -----------     -----------     -----------   -----------
Net income (loss) per share......  $       0.53   $     (0.85)    $      0.17     $      0.21     $      0.32   $      0.01
                                   ============   ===========     ===========     ===========     ===========   ===========
Weighted average common shares...     8,512,493       912,493         909,405         909,397         872,655       745,725
                                   ============   ===========     ===========     ===========     ===========   ===========
Cash distributions per common
  share..........................            --            --(2)           --(2)           --(2)  $      0.40   $      0.39
                                   ============   ===========     ===========     ===========     ===========   ===========
BALANCE SHEET INFORMATION:
  Investment real estate,
    gross........................  $111,984,713   $39,734,731     $39,327,929     $34,166,161     $33,852,985   $29,349,299
  Total assets...................   112,496,708    39,286,969      37,201,773      32,461,433      32,702,850    28,773,597
  Mortgage and other notes
    payable......................    32,832,881    28,363,899      26,542,992      22,484,845      23,826,831    21,690,375
  Total liabilities..............    34,262,114    29,793,132      27,406,859      23,407,145      24,647,866    23,113,687
  Minority interest..............            --     1,571,018       1,584,673         699,984         794,730       813,578
  Preferred shares...............            --     1,068,226       1,068,226       1,068,226              --            --
  Net equity.....................    78,234,594     6,854,593       7,142,015       7,286,078       7,260,254     5,578,532
OTHER DATA:
Funds From Operations(3).........     8,546,134     1,361,839       1,291,047       1,260,709       1,082,750       671,080
Cash flows from:
  Operating activities...........     8,692,879     1,688,057       1,062,002         958,510         993,272       504,103
  Investing activities...........   (48,769,503)   (2,711,802)     (1,319,213)       (269,479)     (2,240,884)   (7,030,882)
  Financing activities...........    50,668,312     1,250,578         (51,293)       (384,637)      1,121,241     6,474,138
Number of Properties (at end of
  period)........................            16             8               8               6               6             5
GLA (sq. ft.) (at end of
  period)........................     1,743,741       754,563         753,790         542,095         542,095       442,126
Percentage of GLA leased (at end
  of period).....................            96%           95%             96%             95%             96%           96%

---------------

(1) Base rent was lower in 1996 as a result of the conveyance of the One West Hills office building on January 1, 1996 to Ivy, an affiliated office REIT managed by the Investment Manager.

(2) For 1997, 1996 and 1995, the Company distributed a dividend in kind of Ivy shares with a value of $0.398, $0.40 and $0.20 per Common Share, respectively.

(3) The NAREIT White Paper defines Funds From Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest. Management believes Funds From Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds From Operations in accordance with the standards established by the White Paper, which may differ from the methodology for calculating Funds From Operations utilized by other equity REITs, and accordingly, may not be comparable to such other REITs. Further, Funds From Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. Funds From Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                                  RISK FACTORS

     An investment in the Company involves various investment risks. Prospective investors should carefully consider the following factors together with the information provided elsewhere in this Prospectus in evaluating an investment in the Company.


HIGH DISTRIBUTION PAYOUT RATIO



     The estimated initial annual distribution per Common Share is $0.86. This distribution amount represents 100.2% of the Company's estimated Cash Available for Distribution for the 12 months ending December 31, 1998. There is a risk that actual Cash Available for Distribution may be insufficient to permit the Company to maintain its proposed initial distribution rate. If any of the Properties fail to perform as expected, the Company's growth strategies are not implemented as quickly or effectively as anticipated, operating expenses are higher than currently expected, the Company incurs additional interest expense in borrowing, or the Company incurs unanticipated capital expenditures, the Company may not be able to make distributions at the level currently estimated or the Company may be required to borrow funds to be able to make distributions at such rate. Should actual Cash Available for Distribution be less than estimated cash available for distribution, the Company may not be able to achieve and maintain its proposed initial distribution rate. Any such failure to make expected distributions could result in a decrease in the market price of the Common Shares.


SOLE RELIANCE ON INVESTMENT MANAGER

     The Company does not currently have the personnel to acquire and manage properties, and as a result, the Company is solely dependent upon the efforts and abilities of the officers of the Investment Manager, Robert W. Scharar, the Investment Manager's President, and Lewis H. Sandler, Chief Executive Officer of the real estate services division of the Investment Manager. These and the other officers of the Company are paid by the Investment Manager and several of them are also officers of the Investment Manager. The success of the Company is dependent in large part on its officers. The loss or interruption of the services of these persons could have a material adverse effect on the Company's business, results of operations and financial condition. Although management of the Company believes that the Company can obtain the services of third party investment advisors or hire sufficient personnel to manage the Company's investments, in the event that the First Amended and Restated Advisory Agreement (the "Advisory Agreement") is terminated, no assurance can be given that the Company could obtain alternative investment management services of a comparable quality or at comparable prices.

CONFLICTS OF INTEREST

     The fee of the Investment Manager is based on a percentage of Funds From Operations before deducting annual interest payments on outstanding indebtedness and the fee payable to the Investment Manager ("Advisory Funds From Operations") and is not dependent upon the profitability of the Properties. Determination of the fee was not the result of an arm's-length negotiation. See "Certain Relationships and Transactions."

FAILURE TO MANAGE RAPID GROWTH AND INTEGRATE OPERATIONS; ACQUISITION OF ADDITIONAL PROPERTIES

     The Company is currently experiencing a period of rapid growth. As a result of the rapid growth of the Company's portfolio, there can be no assurance that the Company will be able to adapt its management, administrative, accounting and operational systems to respond to any future acquisitions of additional properties without certain operating disruptions or unanticipated costs. The failure to successfully integrate any future acquisitions into the Company's portfolio could have a material adverse effect on the results of operations and financial condition of the Company and its ability to pay expected distributions to shareholders. As it acquires additional properties, the Company will be subject to risks associated with new properties, including tenant retention and indebtedness default. In addition, there can be no assurance that the Company will be able to maintain its current rate of growth or negotiate and acquire any acceptable properties in the future. A larger portfolio of properties would entail additional operating expenses that would be payable by the Company.

IMMEDIATE AND SUBSTANTIAL DILUTION

     The anticipated price per Common Share in the Offering substantially exceeds the pro forma net tangible book value per share immediately subsequent to the Offering. Accordingly, based upon an estimated Offering price of $10.50 per share, the shareholders acquiring shares in the Offering will experience immediate and substantial dilution of $1.31 per share in the net tangible book value of the Common Shares. See "Dilution."

LIMITED GEOGRAPHIC DIVERSIFICATION OF THE PORTFOLIO

     The Company's Properties are located in four states, Texas (52.0%), Florida (27.2%), Arizona (12.1%) and Tennessee (8.7%) (based on percentage of GLA), all of which are in the Sunbelt region. The concentration of the portfolio in the Sunbelt region creates the risk that should this region experience an economic downturn, the Company's operations may be adversely affected.

LIMITATIONS ON ACQUISITION AND CHANGE IN CONTROL

     The Company's Amended and Restated Declaration of Trust (the "Charter") and Amended and Restated Bylaws (the "Bylaws") of the Company contain a number of provisions, and the Board of Trust Managers has taken certain actions, that could impede a change of control in the Company. The Charter authorizes the Board of Trust Managers to create new classes and series of securities and to establish the preferences and rights of any such classes and series. See "Description of Capital Stock." The issuance of securities by the Board of Trust Managers pursuant to this Charter provision could have the effect of delaying or preventing a change of control of the Company, even if a change of control were in the interest of some, or a majority, of shareholders.

LIQUIDATION VALUE OF THE COMPANY MAY BE LESS THAN VALUE AS A GOING CONCERN

     The valuation of the Company has not been determined on a property-by-property basis because the Company is an on-going business enterprise. Rather, the Company has been valued based on the cash flow and cash flow potential of the Properties, and the factors set forth in this Prospectus. The Company does not obtain appraisals of its properties in the ordinary course of business, and appraisals of the Properties have not been obtained in connection with the Offering. Investors should be aware that the liquidation value of the Company may be less than the value of the Company as a going concern.

CHANGES IN INVESTMENT AND FINANCING POLICIES WITHOUT SHAREHOLDER APPROVAL

     The investment and financing policies of the Company, and its policies with respect to certain other activities, including its growth, debt capitalization, distributions, REIT status and investment and operating policies are determined by the Board of Trust Managers. Although it has no present intention to do so, these policies may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company.

OWNERSHIP LIMIT; ANTI-TAKEOVER EFFECT

     In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding shares of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). To ensure that the Company will not fail to qualify as a REIT under this test, the Charter provides that no holder of capital shares, other than any person approved by the Trust Managers, may directly or indirectly own more than 9.8% of the lesser of the number or value of the outstanding capital shares. There can be no assurance that there will not be five or fewer individuals who will own more than 50% in value of the shares thereby causing the Company to fail to qualify as a REIT. The ownership limits may discourage a change of control of the Company and may also (i) deter tender offers for the Common Shares, which offers may be attractive to the shareholders or (ii) limit the opportunity for shareholders to receive a premium for their Common Shares that might otherwise exist if an investor attempted to assemble a block of Common Shares in excess of 9.8% in number or value of the outstanding capital shares or otherwise to effect a change of control of the Company. See "Description of Shares of Beneficial
Interest -- Restrictions on Transfer."

NO LIMITATION IN ORGANIZATIONAL DOCUMENTS ON THE INCURRENCE OF DEBT

     The Company currently has a general policy of limiting its borrowings to a ratio of approximately 50% of long-term debt to Total Market Capitalization. The organizational documents of the Company contain no limitation on the amount or percentage of indebtedness which the Company may incur. Therefore, the Board of Trust Managers, without a vote of the shareholders, could alter or eliminate the current policy of limiting borrowings at any time. If the Company's debt to capitalization policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's operating cash flow and its ability to make expected distributions to shareholders and could result in an increased risk of default on its obligations.

     Although the Company will consider factors other than Total Market Capitalization in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing, and the ability of particular properties and the Company, as a whole, to generate cash flow to cover expected debt service), there can be no assurance that the ratio of long-term debt to Total Market Capitalization will be consistent with the maintenance of the expected level of distributions to shareholders.

FAILURE TO CONTINUE TO QUALIFY AS A REIT WOULD REDUCE SHAREHOLDER RETURNS

     The Company must continue to meet a number of highly technical and complex requirements to maintain its status as a REIT under the Code. Failure to continue to qualify as a REIT would result in the taxation of the Company at corporate rates and loss of pass-through tax treatment which would have a significant adverse effect on the return to shareholders. Failure to qualify as a REIT under the Code during a taxable year would generally render the Company ineligible to elect REIT status again until the fifth subsequent taxable year. The Company will not be required to make distributions to shareholders in the event that it fails to qualify as a REIT under the Code and there can be no assurance that the Company will continue to make distributions in such event. Transfers of the Common Shares are subject to certain restrictions to protect the Company's REIT status under the Code. In addition, the Company may be subject to state or local taxes. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT, the federal income tax consequences of such qualification or the application of state or local taxes to the Company. See "Federal Income Tax Consequences."


ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON SHARES



     Prior to the Offering, there has been no public market for the Common Shares. Although the Common Shares have been approved for inclusion on the Nasdaq National Market subject to official notice of issuance, there can be no assurance that an active trading market will develop or be sustained or that investors in the Offering will be able to resell their Common Shares at or above the initial public offering price. The initial public offering price of the Common Shares was determined by agreement among the Company and the Underwriters and may not be indicative of the market price for the Common Shares after the Offering. See "Underwriting."


RISKS ASSOCIATED WITH DEVELOPMENT AND CONSTRUCTION

     The Company intends to selectively develop and construct community shopping centers on a limited basis (up to approximately 20% of GLA) with experienced joint venture partners. Risks associated with the Company's development and construction activities may include abandonment of development opportunities; goals of the joint venture partner may not be compatible with the Company's goals; construction costs of a property exceeding original estimates, possibly making the property uneconomical; occupancy rates and rents at a newly renovated or completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; permanent financing may not be available on favorable terms to replace a short-term construction loan; and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. In addition, new development activities, regardless of whether they are ultimately successful, typically require a substantial portion of management's time and attention. The inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations could result in the inability to develop a property or a delay in completion of the project. Any delay in completion would delay cash flow from such project needed to service debt, if any, on such project.

REAL ESTATE INVESTMENT RISKS

     ECONOMIC PERFORMANCE AND VALUE OF PROPERTIES DEPENDENT ON MANY
FACTORS. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the Company's properties do not generate income sufficient to meet operating expenses, including debt service, the Company's income and ability to make distributions to its shareholders will decrease.

     The income from and market value of a leased property may be decreased by such factors as changes in the general economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants and competition from other available space. Real estate values and income are also affected by such factors as government regulations and changes in real estate, zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws.

     Adverse economic conditions could decrease the ability of a tenant to make its lease payments to the Company, resulting in a reduction in the cash flow of the Company and a decrease in the value of the property leased to such tenant in the event the lease is terminated and the Company is unable to lease the property to another tenant on similar or better terms, or at all. In addition, the Company may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The Company not only could lose the cash flow from such defaulting tenant, but in order to prevent a foreclosure, also might divert cash flow generated by other properties to meet mortgage payments, if any, and pay other expenses associated with owning the property with respect to which the default occurred.

     DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY TO MEET DEBT OBLIGATIONS AND MAKE DISTRIBUTIONS. As substantially all of the Company's income is derived from rental income from real property, the Company's income and Funds From Operations could decrease if a single major tenant or a number of smaller tenants were unable to meet their obligations to the Company or if the Company were unable to lease on economically favorable terms a significant amount of space in its Properties. Although such adverse effect may be limited by the fact that the Company does not rely on any single major tenant, such risk is not eliminated. In addition, the Company's tenants may have the right to terminate their leases upon the occurrence of certain customary events of default, or, in some cases, if the lease held by an anchor tenant or other principal tenant of the property expires, is terminated or the property subject to the lease is vacated, even if rent continues to be paid under the lease. No assurance can be given that leases that expire or are terminated can be renewed or replaced, or that the properties covered by leases that expire or are terminated can be leased to comparable tenants or on comparable terms, or at all.

     BANKRUPTCY OF MAJOR TENANTS. The bankruptcy or insolvency of a major tenant or a number of small tenants may have an adverse impact on the properties affected and on the income produced by such properties. Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its lease with the Company, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant terminates the lease, the Company's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. General unsecured claims are the last claims to be paid in a bankruptcy and therefore funds may not be available to pay such claims. As of December 31, 1997, none of the Company's major tenants was in bankruptcy or had defaulted on a lease which caused a material adverse effect on the Company.

     ILLIQUIDITY OF REAL ESTATE INVESTMENTS. Equity real estate investments are relatively illiquid and therefore tend to limit the ability of the Company to vary its portfolio in response to changes in economic or other conditions. In addition, mortgage payments and, to the extent a property is not subject to Triple Net Leases, certain significant expenditures such as real estate taxes and maintenance costs generally are not reduced when circumstances cause a reduction in income from the investment, and should such events occur, the Company's income and Cash Available for Distribution would decrease. At this time, substantially all of the Properties' leases are Triple Net Leases. See "-- Increased Leverage May Result in Loss of Properties in the Event of a Foreclosure."

     CHANGES IN LAWS. Costs resulting from changes in real estate taxes generally may be passed through to tenants and, to such extent, will not affect the Company. Increases in income, service or transfer taxes, however, generally are not passed through to tenants under the leases and may decrease the Company's operating cash flow and its ability to make distributions to shareholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would decrease the Company's operating cash flow and its distributions to shareholders.

COMPETITION

     All of the Properties are located in areas which have shopping centers and other retail facilities. Generally, there are other community shopping centers within close proximity to the Properties. The amount of rentable retail space in an area could have a material adverse effect on the amount of rent charged by the Company and on the Company's ability to rent vacant space and/or renew leases. There are numerous commercial developers, real estate companies, REITs and major retailers that compete with the Company in seeking properties for acquisition and tenants for properties, many of which may have greater financial and other resources than the Company and may have substantially more operating experience than that of the Company, its officers and agents. There are numerous shopping facilities that compete with the Properties in attracting retailers to lease space. In addition, retailers at the Properties face increasing competition from outlet malls, discount shopping clubs, catalog companies, direct mail and telemarketing. This competition may affect the amount of percentage rent retailers pay to the Company and their desire to renew their leases at the Properties.

INCREASE IN MARKET INTEREST RATE MAY CAUSE A COMMON SHARE PRICE DECREASE

     One of the factors that may influence the price of the Company's shares in public markets is the annual distribution rate on the Common Shares. Thus, an increase in market interest rates may lead purchasers of Common Shares to demand a higher annual distribution rate, which could adversely affect the market price of the Common Shares. In addition, an increase in the market rate of interest may increase interest expenses under any variable rate indebtedness of the Company.

INCREASED LEVERAGE MAY RESULT IN LOSS OF PROPERTIES IN THE EVENT OF A
FORECLOSURE

     At December 31, 1997, after giving effect to the Offering (assuming an initial public offering price of $10.50 per Common Share) and the purchase of the Acquisition Properties, the Company would have had a ratio of long-term debt to Total Market Capitalization of approximately 27%. Although the use of leverage may increase the Company's rate of return on its investments and allow the Company to make more investments than it otherwise would, the use of leverage also presents an additional element of risk in the event that the cash flow from lease payments on the Properties is insufficient to meet debt obligations, the Company is unable to refinance its debt obligations as necessary or on as favorable terms or there is an increase in interest rates. If a property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be lost through foreclosure with a consequent loss of income and asset value to the Company. Currently, all of the Original Properties are mortgaged to secure the repayment of indebtedness.

INABILITY TO ACQUIRE ADDITIONAL PROPERTIES; ACQUISITION PROPERTIES MAY NOT PERFORM AS EXPECTED

     The fact that the Company must distribute 95% of its taxable income in order to maintain its qualification as a REIT will limit the ability of the Company to rely upon income from operations or cash flow from operations to finance new acquisitions. As a result, if permanent debt or equity financing was not available on acceptable terms to finance acquisitions, then further acquisitions might be limited or Cash Available for Distribution might be decreased. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the costs of improvements to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment.

ENVIRONMENTAL MATTERS

     Under various federal, state and local laws, ordinances and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The costs of any required remediation or removal of such substances may be substantial and the owner's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the property. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell the property or to borrow using real estate as collateral. All of the Properties have had Phase I environmental audits (which involves inspection without soil sampling or ground water analysis) by independent environmental consultants within the past 18 months. The Phase I audit reports have not revealed any environmental liability, nor is the Company aware of any environmental liability that the Company's management believes would have a material adverse effect on the Company's business, assets or results of operations, taken as a whole. No assurance, however, can be given that these reports reveal all environmental liabilities or that no prior owner created any material environmental condition not known to the Company.

     The Company believes that it is in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances, and neither the Company nor the Investment Manager has been notified by any governmental authority of any material noncompliance, liability or other claim in connection with any of their respective present or former properties.

UNINSURED LOSS AND CONDEMNATION

     The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to the Original Properties (and will cover the Acquisition Properties) with policy specifications and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from wars or earthquakes) which may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the property, and would continue to be obligated to repay any mortgage indebtedness on the property, other than non-recourse mortgage indebtedness. As of December 31, 1997, such non-recourse mortgage indebtedness represented 100% of the Company's pro forma total mortgage indebtedness.

     Tenant leases may permit the tenant to terminate its lease in the event of a substantial casualty or a taking by eminent domain of a substantial portion of a property. Should any such event occur, the Company generally will be compensated by insurance proceeds or a condemnation award. There can be no assurance, however, that insurance proceeds, if available, or a condemnation award, if given, will equal the value of such property or the Company's investment in such property.

SALES OF PREVIOUSLY ISSUED SHARES MAY CAUSE DECREASE IN MARKET PRICE

     Upon consummation of the Offering, the Company will have a total of 8,514,889 Common Shares outstanding, of which 914,889 Common Shares will constitute "restricted" securities as that term is defined in Rule 144 as promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Of the 914,889 shares, a total of 834,397 restricted shares will be eligible for sale in the public market pursuant to Rule 144 immediately after the consummation of the Offering. Ninety days after the consummation of the Offering, 78,092 Common Shares will be eligible for resale pursuant to Rule 144 and Rule 701 as promulgated under the Securities Act. An aggregate of 103,697 Common Shares, which are restricted securities, are subject to 180 day lock-up agreements with the Underwriters. Of the 103,697 shares, 101,297 of such shares will be eligible for immediate resale upon expiration of the 180 day lock-up period (or earlier with the consent of Morgan Keegan & Company, Inc.). The remaining restricted shares will become eligible for sale in the public market from time to time. Following this Offering, sales of substantial amounts of the Common Shares in the public market pursuant to Rule 144 or otherwise, or the availability of such shares for sale, could adversely affect the prevailing market price of the Common Shares and impair the Company's ability to raise additional capital through the sale of equity securities. See "Shares Available for Future Sale."

INVESTORS SUBJECT TO ERISA

     Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider whether the investment of plan assets in the Common Shares satisfies the diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability of the Common Shares, and whether such fiduciaries have authority to acquire such Common Shares under their appropriate governing instruments and Title I of ERISA. See "ERISA Considerations."

FORWARD LOOKING INFORMATION

     This Prospectus contains certain forward-looking information regarding the plans and objectives of management for future operations, including plans and objectives relating to future growth of the property portfolio and availability of funds. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, including, without limitation, the risks set forth in "Risk Factors," the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

YEAR 2000 SYSTEMS ISSUES

     Many existing computer programs use only two digits to identify a year in the date field, and if not corrected, many computer applications could fail or create erroneous results by or at the year 2000. Left uncorrected, year 2000 systems issues could have a material negative impact on the Company's operations and its profitability.

     In response to ongoing business needs, the Company has begun implementing a new Timberline software system, and the year 2000 issue was one of the design prerequisites for this new system. While the Company has taken every precaution to ensure that the new information system will operate properly in the year 2000, management has relied on assurances by its software vendor. As such, the Company cannot rule out the possibility of year 2000 issues. The Company will test its new systems for year 2000 compliance throughout the implementation process.

                                USE OF PROCEEDS

     The net cash proceeds to the Company from the sale of Common Shares in the Offering, after payment of expenses, are estimated to be approximately $73,615,500 (based on an estimated initial public offering price per share of $10.50).

     The Company expects to use the net proceeds of the Offering as follows:

                                                                AMOUNT
                                                                ------
Repay bridge loan...........................................  $56,800,000(1)
Break-up fee on bridge loan.................................      941,500(2)
Repay short-term borrowings used to acquire University
  Mall......................................................    4,500,000(3)
Purchase minority interest in three Original Properties.....    1,753,000(4)
Purchase Town 'N Country Plaza..............................    4,990,000
Repay 10% and 11% short-term notes..........................      650,000
Redeem 10,737 9% Preferred Shares...........................    1,105,911
Repay 9% Redeemable Convertible Subordinated Notes..........      212,400
Develop existing outparcels and shopping center upgrades....    1,690,000
Fees to Southwest Securities, Inc...........................      184,000(5)
Repay unsecured lines of credit.............................      300,000
Working capital.............................................      488,689
                                                              -----------
                                                              $73,615,500
                                                              ===========

---------------

(1) Assumes that the entire bridge loan is funded.

(2) The break-up fee applies to that portion of the bridge loan that is not replaced with permanent financing. Only $3,000,000 of the bridge loan will be replaced with permanent financing secured by Southwest/Walgreen's.

(3) Of this amount, $1,400,000 will be repaid to FCMT and $3,100,000 will be used to retire the purchase money note to the seller of the property.

(4) Of this amount, $825,000 will be used to purchase a limited partner's 30% interest in each of Centennial and Park Northern and $928,000 will be used to purchase 40% of the approximately 44% limited partnership interests in University Park not presently owned by the Company.


(5) A fee of $284,000 was earned by Southwest Securities, Inc. for providing services in connection with the procurement of the bridge loan for the Company. The balance of the fee has already been paid.


     The amount of $56,800,000 of the net proceeds of the Offering will be used to repay a bridge loan, the proceeds of which were or are to be used, in substantial part, to (i) repay existing mortgage indebtedness of $16,060,899 on five of the eight Original Properties; and (ii) acquire six of the Acquisition Properties for an aggregate consideration of approximately $38,500,000. The bridge loan is secured by the following properties: Twin Lakes, Autobahn, Centennial, Bandera, El Campo, Mason Park, Southwest/Walgreen's and The Market at First Colony shopping centers. The bridge loan matures on August 11, 1998 and has an interest rate of 30-day LIBOR plus 250 basis points. The bridge loan will be repaid from the proceeds of the Offering.

     The short-term borrowings incurred to acquire University Mall include a note for $1,400,000 which matures on June 30, 1998 and has an interest rate of 12%, and a purchase money note to the seller for $3,100,000 which matures on April 29, 1998 and has an interest rate of 10%.

     The 10% and 11% short-term notes which will be repaid from the proceeds of the Offering were issued in 1996 and 1997, and mature between March 1, 1998 and July 19, 1998.

     The 9% Redeemable Convertible Subordinated Notes mature on December 31,
2002.

     As of December 31, 1997, the Company had two unsecured lines of credit with total outstanding balances of $300,000. One of the lines of credit matures on May 5, 1998 and bears interest at prime (8.50% on December 31, 1997) plus 1.50%. The second line matures on April 30, 1998 and bears interest at prime (8.50% on December 31, 1997) plus 0.5%. These lines of credit will be repaid from the proceeds of the Offering.

                              DISTRIBUTION POLICY

GENERAL

     Initially, the Company intends to pay regular quarterly distributions to its shareholders of $0.215 per share or $0.86 per share on an annualized basis. This would represent an initial annualized yield of approximately 8.19%, based on the assumed public offering price of $10.50 per share. The Company currently intends to pay a distribution for the quarter of 1998 in which the Offering is completed (pro rated for each full month remaining in the calendar quarter in which the Offering is completed through the end of such quarter). The distribution rate was established based on an estimate of Cash Available for Distribution after the Offering under present conditions. Approximately 27% of the distributions anticipated to be paid by the Company for 1998 are expected to represent a return of capital for federal income tax purposes. The Company does not expect to change its estimated distribution rate if the Underwriters' over-allotment option is exercised.

     The Company's intended initial distribution is based upon an estimate of Cash Available for Distribution that will be available for distributions after the Offering under present conditions. This estimate has been based upon pro forma 1998 Cash Available for Distribution with certain adjustments based on the assumptions described below. The first cash distribution after the completion of the Offering is expected to be $0.215 per share, which is expected to be paid on July 28, 1998 to record holders on July 6, 1998, assuming that the Offering is completed in March 1998.

     The Company believes that its estimate of Cash Available for Distribution constitutes a reasonable basis for setting the initial distribution, and the Company expects to maintain its initial distribution rate for the balance of the calendar year in which the Offering is completed, unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in the estimate. The actual return that the Company will realize will be affected by a number of factors, including the revenues received from rental properties, the operating expenses of the Company, the interest expense incurred in its borrowings, the ability of tenants to meet their obligations to the Company and unanticipated capital expenditures. No assurance can be given that the Company's estimate will prove accurate. Distributions in subsequent years will be impacted by the Company's investing and financing strategies. In particular, the Company expects to initially finance certain acquisitions and redevelopments through borrowings. As a result, the Company's need to repay and/or refinance such indebtedness may adversely affect its ability to make future distributions.

     The following table illustrates the adjustments made by the Company to its pro forma Funds From Operations for the twelve months ended December 31, 1997, in order to calculate estimated distributions:



                                                                 AMOUNTS
                                                              --------------
                                                              (IN THOUSANDS,
                                                                EXCEPT PER
                                                              SHARE AMOUNTS)
Pro forma income before minority interest for the twelve
  months ended December 31, 1997............................      $4,541
  Non-cash share compensation...............................         787
Plus pro forma depreciation and amortization for the twelve
  months ended December 31, 1997(1).........................       3,218
                                                                  ------
Pro forma Funds From Operations for the 12 months ended
  December 31, 1997.........................................      $8,546
Adjustments:
  Net increases from new and renewed leases(2)..............         294
  Net effect of any lease expirations, assuming no
     renewals(3)............................................        (362)
                                                                  ------
Estimated Pro forma Funds From Operations for the 12 months
  ended December 31, 1998...................................      $8,478
  Net effect of straight-line rents(4)......................        (312)
  Non-recurring fees(5).....................................          55
                                                                  ------
Estimated adjusted pro forma cash flows from operating
  activities for the 12 months ended December 31, 1998......      $8,221
Estimated cash flows used in investing activities for the 12 months ending December 31, 1998:
  Estimated capital expenditures(6).........................        (348)
                                                                  ------
Estimated pro forma cash flows used in financing activities
  for the 12 months ending December 31, 1998:
  Scheduled debt repayment (per amortization schedules).....        (565)
                                                                  ------
Estimated cash available for distribution for the 12 months
  ending December 31, 1998..................................      $7,308
                                                                  ======
Total estimated initial annual distribution(7)..............      $7,323
                                                                  ======
Estimated initial annual distribution per share.............      $ 0.86
Expected Payout Ratio of Cash Available for Distribution....       100.2%
                                                                  ======


---------------

(1) Pro forma depreciation for the 12 months ended December 31, 1997 represents actual 12 months depreciation on the Original Properties plus depreciation on the Acquisition Properties, calculated on 85% of the purchase price (15% allocated to land) depreciated over 30 years.

(2) Represents the incremental increase in Funds From Operations attributable to rental revenue from new, fully executed leases commencing on or after January 1, 1997, for the 12 months ending December 31, 1998 over rental revenue included in pro forma Funds From Operations for the 12 months ended December 31, 1997.

(3) Represents the incremental decrease in Funds From Operations attributable to rental revenue from expiring leases ending on or after January 1, 1998 for the 12 months ending December 31, 1998 as compared to rental revenue included in pro forma Funds From Operations for the 12 months ended December 31, 1997.

(4) Represents the effect of adjusting straight-line rental income included in the 12 months ended December 31, 1997 from an accrual basis under GAAP to a cash basis.


(5) Includes $55,000 of fees paid to a prospective lender in December 1997 for costs associated with a bridge financing arrangement that was not completed. Such fees would have been capitalized and amortized over the term of the bridge financing had the transaction closed. In January 1998, the Company successfully completed a bridge financing transaction and capitalized the fees incurred. Accordingly, the Company considers the expense recorded in 1997 to be non-recurring.



(6) Capital expenditures (excluding tenant improvements) are budgeted at the three year average of $0.20 per square foot. Total capital expenditures for the years ended December 31, 1997, 1996 and 1995 were $50,056, $66,160 and $79,885, respectively. The average number of square feet in the Company's properties for the years ended December 31, 1997, 1996 and 1995 were 754,563, 594,457 and 542,095, respectively. Capital expenditures per square foot for the years ended December 31, 1997, 1996 and 1995 were $0.07, $0.11 and $0.15, respectively.



(7) The distributions for 1998 are based on 8,514,889 shares at $0.86 per share per year.

Future distributions by the Company will be at the discretion of the Board of Trust Managers and will depend on the actual cash flow of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax
Consequences -- Taxation of the Company") and such other factors as the Board of Trust Managers deems relevant. The Company anticipates that distributions will be paid from Cash Available for Distribution, which will be affected by a number of factors, including: (i) changes in rent attributable to the renewal of existing leases or replacement leases; (ii) operating expenses and capital expenditures requirements; and (iii) debt service requirements. For a discussion of the tax treatment of distributions to the shareholders, see "Federal Income Tax Consequences -- Taxation of Shareholders" and " -- Taxation of Foreign Shareholders."

     Distributions to shareholders of the Company for 1997, 1996 and 1995 consisted of a distribution in kind of Ivy common shares with a value of $0.398, $0.40 and $0.20 per Common Share, respectively.

DIVIDEND REINVESTMENT PLAN

     The Company intends to implement a Dividend Reinvestment Plan (the "DRIP") as soon as practicable after consummation of the Offering. Pursuant to the DRIP, a shareholder whose Common Shares are registered in his or her own name will be able to elect to have all distributions reinvested automatically in additional Common Shares by contacting the "Plan Agent." The Company may place limitations on participation in the DRIP to assure the maintenance of its REIT status. See "Federal Income Tax Consequences." Shareholders whose Common Shares are held in the name of a nominee will be able to have distributions reinvested automatically by the nominee in additional Common Shares under the DRIP, but only to the extent the nominee participates on his or her behalf. Shareholders whose Common Shares are held in the name of a nominee should contact the nominee for details. All distributions to investors who do not participate (or whose nominee does not participate) in the DRIP will be paid by check mailed directly to the record holder by or under the direction of the Plan Agent.

     The Plan Agent will promptly apply a DRIP participant's distributions to the purchase of newly issued Common Shares from the Company. The purchase price per share of Common Shares purchased from the Company will be 95% of the closing price for Common Shares on the open market on the distribution payment date. The number of Common Shares to be received by the DRIP participants of record on the record date for the payment of the Company's distributions on account of the distribution will be calculated on the basis of the open market price of the Common Shares on the distribution payment date and will be credited to their accounts as of the payment date of the distribution.

     The Plan Agent will maintain all shareholder accounts in the DRIP and will furnish written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Certificates for the shares will be held in the name of the Plan Agent and will be issued to a DRIP participant upon written request. There will be no charge to participants for reinvesting distributions and capital gains distributions.

     The DRIP also will permit participants to purchase Common Shares thereunder by making voluntary cash payments to the Plan Agent in amounts of not less than $100 or more than $10,000 per calendar quarter. These optional cash payments will be applied to acquire Common Shares from the Company on the same terms as the reinvestment of distributions.

     The automatic reinvestment of distributions will not relieve participants of any income tax which may be payable on distributions.

     Experience under the DRIP may indicate that changes are desirable. Accordingly, the Company will reserve the right to amend or terminate the DRIP on written notice to participants in the DRIP. The Company may also amend or terminate the DRIP without notice if necessary to preserve the Company's REIT status. All correspondence concerning the DRIP should be directed to the Company.

     The Company intends to reserve 1,000,000 Common Shares for issuance pursuant to the DRIP.

                                 CAPITALIZATION

     The following table sets forth, as of December 31, 1997, the consolidated capitalization of the Company. The information set forth in the following table should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in the Prospectus, as well as "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

                                                                 DECEMBER 31, 1997(1)
                                                            -------------------------------
                                                              HISTORICAL       PRO FORMA
                                                            --------------   --------------
                                                            (IN THOUSANDS)    (UNAUDITED)
                                                                             (IN THOUSANDS)
Mortgage notes payable....................................     $24,926          $ 32,832(2)
Short term notes and lines of credit......................       3,225                 0
Redeemable convertible subordinated notes.................         212                 0
Minority interest in real estate joint ventures...........       1,571                 0
Redeemable preferred shares, no par value, 20,000 shares
  designated at $100 par value; 10,737 shares issued and
  outstanding.............................................       1,068                 0(3)
Common shareholders' equity:
Common shares of beneficial interest, no par value,
  914,889 shares issued and outstanding...................       8,345            81,960(4)
Accumulated deficit.......................................      (1,490)           (3,726)(5)
                                                               -------          --------
Total common shareholders' equity.........................       6,855            78,234
                                                               -------          --------
Total capitalization......................................     $37,857          $111,066
                                                               =======          ========

---------------

(1) Reflects capitalization of the Company as of December 31, 1997.

(2) Assumes the prepayment of the mortgages at Twin Lakes Shopping Center, Autobahn Shopping Center, Bandera Festival Shopping Center, El Campo Shopping Center, Centennial Shopping Center and Town 'N Country Shopping Center with a portion of the proceeds of the Offering. Also assumes the acquisition of the Hedwig Centers, Benchmark Crossing Shopping Center, University Mall and Rosemeade Shopping Center, each of which (except for phase one of Hedwig) is secured by a first mortgage that will remain in place in connection with the acquisition of the property secured thereby.

(3) The 9% Preferred Shares will be redeemed with the proceeds of the Offering.

(4) Includes the offering of 7,600,000 Common Shares at the assumed offering price per share of $10.50, less Offering expenses of 7.75%. Assumes the Underwriters' over-allotment option to purchase up to 1,140,000 Common Shares is not exercised.

(5) Includes (i) prepayment penalties of $244,314 associated with the prepayment of the above mortgages; (ii) fees and other costs of $1,953,500 associated with the $56,800,000 in bridge financing; and (iii) $37,685 payment in excess of book value to redeem the 9% Preferred Shares.

                                    DILUTION


     At December 31, 1997, the pro forma net tangible book value of the Company immediately prior to the Offering would have been $6,854,593, or $7.49 per Common Share. After giving effect to the sale by the Company of the Common Shares offered hereby, the pro forma net tangible book value of the Company at December 31, 1997 would have been $78,234,594, or $9.19 per Common Share. This represents an immediate decrease in the net tangible book value per Common Share of $1.31 to purchasers of Common Shares in the Offering. Net tangible book value per Common Share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of Common Shares outstanding. The following table illustrates the foregoing dilution.


Initial public offering price per Common Share(1)...........          $10.50
Pro forma net tangible book value before the Offering(2)....  $7.49
Increase in net tangible book value per Common Share
  attributable to the Offering..............................  $1.70
                                                              -----
Pro forma net tangible book value per Common Share after the
  Offering(3)...............................................          $ 9.19
                                                                      ------
Dilution per Common Share to new public investors...........          $ 1.31
                                                                      ======

---------------

(1) Before deduction of underwriting discounts and estimated expenses of the Offering.

(2) Net tangible book value per Common Share before the Offering is determined by dividing net tangible book value (total tangible assets less total liabilities) of the Company by the number of Common Shares of the Company.

(3) Based on pro forma net tangible book value of $78,234,594 divided by 8,514,889 Common Shares outstanding.

     The following table sets forth the number of Common Shares to be sold by the Company in the Offering, the total price paid by purchasers of the Common Shares sold in the Offering, the net book value as of December 31, 1997 attributable to the outstanding shares and the book value of consideration per Common Share.

                                                             BOOK VALUE OF TOTAL
                                        SHARES ISSUED         CONSIDERATION TO
                                      BY THE COMPANY(1)          THE COMPANY           BOOK VALUE OF
                                     -------------------   -----------------------   CONSIDERATION PER
                                      NUMBER     PERCENT     AMOUNT        PERCENT     COMMON SHARE
                                     ---------   -------   -----------     -------   -----------------
Current shareholders..............     914,889     10.8%   $ 6,854,593        8.5%         $7.49
New public investors..............   7,600,000     89.2     73,615,500(1)    91.5          $9.69(2)
                                     ---------    -----    -----------      -----
          Total...................   8,514,889    100.0%   $80,470,093      100.0%
                                     =========    =====    ===========      =====

---------------

(1) After deducting the Underwriters' discounts and commissions and Offering expenses estimated to be $6,184,500.

(2) This amount is based on the assumed Offering price of $10.50 per share less estimated Offering expenses of 7.75%.

                       SELECTED PRO FORMA AND HISTORICAL
                      FINANCIAL AND PROPERTIES INFORMATION


                                                                         YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------------------------------------
                                          PRO FORMA
                                             1997          1997            1996            1995            1994          1993
                                         ------------   -----------     -----------     -----------     -----------   -----------
                                         (UNAUDITED)
FINANCIAL INFORMATION:
  Revenues:
    Base rent..........................  $ 13,374,146   $ 4,954,820     $ 4,097,911(1)  $ 4,389,491     $ 3,794,711   $ 3,194,084
    Percentage rent....................       293,330        26,400          32,822              --              --            --
    Tenant reimbursements..............     3,836,743     1,167,355         835,940         848,975         844,299       622,164
    Interest and other income..........        49,087        27,278          67,409          44,224          10,344        13,886
                                         ------------   -----------     -----------     -----------     -----------   -----------
        Total revenue..................    17,553,306     6,175,853       5,034,082       5,282,690       4,649,354     3,830,134
                                         ------------   -----------     -----------     -----------     -----------   -----------
  Expenses:
    Property operating and
      maintenance......................     2,242,815       754,703         582,481         875,193         570,307       454,996
    Real estate taxes..................     2,359,299       793,359         558,000         569,634         512,070       437,679
    General and administrative.........       333,777       179,933          89,529          63,225          23,710         6,551
    Advisory and Trust Manager fees....       802,822       345,000         312,000         296,000         253,000       231,891
    Share grant to advisor and
      officers.........................       787,500       787,500              --              --              --            --
    Other..............................       204,829       204,829          93,302          60,482         105,755       104,297
    Interest...........................     2,929,978     2,435,538       2,132,390       2,177,447       2,101,762     1,923,640
    Depreciation and amortization and
      ground lease.....................     3,351,107     1,309,180         967,111         986,129         756,914       631,567
                                         ------------   -----------     -----------     -----------     -----------   -----------
        Total expenses.................    13,072,127     6,810,042       4,734,813       5,028,110       4,323,518     3,790,621
                                         ------------   -----------     -----------     -----------     -----------   -----------
Income (loss) before gain on sale of
  investment real estate, minority
  interest and redeemable preferred
  share dividend requirements..........     4,541,179      (634,189)        299,269         254,580         325,836        39,513
Gain on sale of investment real
  estate...............................            --            --              --          25,020              --            --
                                         ------------   -----------     -----------     -----------     -----------   -----------
Income (loss) before minority interest
  and redeemable preferred share
  dividend requirements................     4,541,179      (634,189)        299,269         279,600         325,836        39,513
Minority interest in net income of real
  estate ventures......................            --       (40,894)        (51,941)        (43,278)        (48,435)      (31,084)
                                         ------------   -----------     -----------     -----------     -----------   -----------
Income (loss) before redeemable
  preferred share dividend
  requirements.........................  $  4,541,179   $  (675,083)    $   247,328     $   236,322     $   277,401   $     8,429
Redeemable preferred share dividend
  requirements.........................  $         --   $   (96,633)    $   (96,296)    $   (43,618)    $        --   $        --
                                         ------------   -----------     -----------     -----------     -----------   -----------
Net income (loss) available for common
  shareholders.........................  $  4,541,179   $  (771,716)    $   151,032     $   192,704     $   277,401   $     8,429
                                         ------------   -----------     -----------     -----------     -----------   -----------
Net income (loss) per share............  $       0.53   $     (0.85)    $      0.17     $      0.21     $      0.32   $      0.01
                                         ============   ===========     ===========     ===========     ===========   ===========
Weighted average common shares.........     8,512,493       912,493         909,405         909,397         872,655       745,725
                                         ============   ===========     ===========     ===========     ===========   ===========
Cash distributions per common share....            --            --(2)           --(2)           --(2)  $      0.40   $      0.39
                                         ============   ===========     ===========     ===========     ===========   ===========
BALANCE SHEET INFORMATION:
  Investment real estate, gross........  $111,984,713   $39,734,731     $39,327,929     $34,166,161     $33,852,985   $29,349,299
  Total assets.........................   112,496,708    39,286,969      37,201,773      32,461,433      32,702,850    28,773,597
  Mortgage and other notes payable.....    32,832,881    28,363,899      26,542,992      22,484,845      23,826,831    21,690,375
  Total liabilities....................    34,262,114    29,793,132      27,406,859      23,407,145      24,647,866    23,113,687
  Minority interest....................            --     1,571,018       1,584,673         699,984         794,730       813,578
  Preferred shares.....................            --     1,068,226       1,068,226       1,068,226              --            --
  Net equity...........................    78,234,594     6,854,593       7,142,015       7,286,078       7,260,254     5,578,532
OTHER DATA:
Funds From Operations..................     8,546,134     1,361,839       1,291,047       1,260,709       1,082,750       671,080
Cash flows from:
  Operating activities.................     8,692,879     1,688,057       1,062,002         958,510         993,272       504,103
  Investing activities.................   (48,769,503)   (2,711,802)     (1,319,213)       (269,479)     (2,240,884)   (7,030,882)
  Financing activities.................    50,668,312     1,250,578         (51,293)       (384,637)      1,121,241     6,474,138
Number of Properties (at end of
  period)..............................            16             8               8               6               6             5
GLA (sq. ft.) (at end of period).......     1,743,741       754,563         753,790         542,095         542,095       442,126
Percentage of GLA leased (at end of
  period)..............................            96%           95%             96%             95%             96%           96%


---------------

(1) Base rent was lower in 1996 as a result of the conveyance of the One West Hills office building on January 1, 1996 to Ivy, an affiliated office REIT managed by the Investment Manager.

(2) For 1997, 1996 and 1995, the Company distributed a dividend in kind of Ivy shares with a value of $0.398, $0.40 and $0.20 per Common Share, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Selected Consolidated Financial Data and the Consolidated Financial Statements and the related Notes included elsewhere in this Prospectus.

OVERVIEW

     The Historical Consolidated Financial Statements for United Investors Realty Trust present the financial position and results of operations of the Company for each of the fiscal periods indicated. The financial results presented in the Historical Consolidated Financial Statements and the related Notes reflect the operating revenues and expenses associated with the Original Properties, as well as other related expenses, including general and administrative expenses associated with the management function such as Investment Manager fees and direct overhead items.

RESULTS OF OPERATIONS

  Twelve Months Ended December 31, 1997 Compared to the Twelve Months Ended December 31, 1996


     For the 12 months ended December 31, 1997, net income(loss) before gain on sale of investment real estate was ($634,189) as compared to $299,269 in 1996. During 1997, the Company awarded the Investment Manager and certain officers and Trust Managers a grant of 75,000 Common Shares, for which the Company took a charge of $787,500. There are no current plans for any future restricted share grants, but the Plan permits the grant of additional restricted Common Shares. It is anticipated that options for additional Common Shares will be granted from time to time with an exercise price equal to the then fair market value of the Common Shares. Also, the Company incurred $65,000 in additional professional costs related to the employment of a contract Chief Financial Officer, and $55,000 in fees related to a canceled bridge financing. After the Offering, the compensation payable to the Chief Financial Officer will be the responsibility of the Investment Manager and is included in the advisory fee. In December 1997, the Company incurred $55,000 in fees associated with a bridge financing that was not completed. Such fees would have been capitalized and amortized over the term of the bridge financing had the transaction closed. In January 1998, the Company successfully completed a bridge financing transaction and capitalized the fees incurred. Accordingly, the Company considers the expenses recorded in 1997 to be non-recurring. Without these non-recurring charges, net income (loss) for the twelve months ended December 31, 1997 would have been ($514,189) ($273,311 without the grant of 75,000 shares) as compared to $299,269 in 1996, an 8.7% decrease.


     The Company defines mature centers as those that were owned by the Company for all of 1997 and 1996, which includes Autobahn, Twin Lakes, Centennial, University Park, McMinn Plaza and Bandera Festival, or all of the Original Properties excluding El Campo and Park Northern. The following table separates new centers from mature centers, allowing a comparison of year-to-year results on both a mature and total basis.


                                       TWELVE MONTHS ENDED                       TWELVE MONTHS ENDED
                                        DECEMBER 31, 1997                         DECEMBER 31, 1996
                             ---------------------------------------   ---------------------------------------
                                           EL CAMPO &                                EL CAMPO &
                               MATURE     PARK NORTHERN     TOTAL        MATURE     PARK NORTHERN     TOTAL
                             ----------   -------------   ----------   ----------   -------------   ----------
Total Revenues.............  $4,853,225    $1,322,628     $6,175,853   $4,787,444     $246,638      $5,034,082
Expenses:
  Operating and
     maintenance...........     593,718       160,985        754,703      549,140       33,341         582,481
  Real estate taxes........     534,012       259,347        793,359      520,246       37,754         558,000
  General and
     administrative........     137,646        42,287        179,933       86,730        2,799          89,529
  Advisory and Trust
     Manager fees..........     291,073        53,927        345,000      308,996        3,004         312,000
  Share grant to Investment
     Manager...............     787,500             0        787,500            0            0               0
  Other....................     199,429         5,400        204,829       93,302            0          93,302
  Interest.................   2,051,829       383,709      2,435,538    2,037,595       94,795       2,132,390
  Depreciation,
     amortization and
     ground lease..........     949,615       359,565      1,309,180      916,442       50,669         967,111
                             ----------    ----------     ----------   ----------     --------      ----------
          Total expenses...   5,544,822     1,265,220      6,810,042    4,512,451      222,362       4,739,814
     Income(loss) before
       gain on sale of
       investment real
       estate..............    (696,597)       57,408       (634,189)     274,993       24,276         299,269
                             ==========    ==========     ==========   ==========     ========      ==========

     Total revenues increased 23% to $6,175,853 for 1997 as compared to $5,034,082 in 1996. Of the increase, $1,075,990 was attributable to the additions of El Campo and Park Northern Shopping Centers in 1996. Revenues at mature shopping centers increased by $65,781, or 1.4%, for the year.

     Operating and maintenance expenses at mature properties increased $44,578 in 1997 due to higher painting and other maintenance costs at Bandera. Real estate taxes were up by $13,766 at mature properties in 1997, reflecting higher appraised values, and general and administrative costs at mature properties increased $50,916, reflecting higher bad debt expense of $59,322.


     Interest expense increased from $2,132,390 in 1996 to $2,435,538 in 1997, an increase of 14.2%. Of this amount, $288,914 is directly attributable to mortgages assumed at El Campo and Park Northern. The balance of the increase, $14,234, is attributable to higher short-term borrowings in 1996 and 1997 to finance acquisitions, offset by lower principal balances on mature mortgages.


     Depreciation and amortization expenses increased 35.4% to $1,309,180 in 1997 from $967,111 in 1996; most of which is attributable to the additions of El Campo and Park Northern. The increase of $33,174 at mature properties represents higher amortization costs on higher leasing commissions and leasehold improvements.

     Trust Manager fees were $33,000 in each of 1997 and 1996. Advisory fees increased from $279,000 in 1996 to $312,000 in 1997. Advisory fees, which were based on a percentage of assets of the Company, increased as a result of the acquisitions of the El Campo and Park Northern properties. Effective the first day of the calendar quarter in which the registration statement of which this Prospectus is a part is declared effective, the method of calculating the advisory fee is being changed and will be based on a percentage of Advisory Funds From Operations (as defined in the Glossary). See "Certain Relationships and Transactions." Management believes that an advisory fee based on Advisory Funds From Operations is tantamount to incentive based compensation and that such basis is in the best interest of the shareholders. If the Advisory Agreement had been in effect in 1997 and 1996, the Investment Manager would have received $287,598 and $251,766, respectively.

  Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995

     For the year ended December 31, 1996, net income available for common shareholders decreased 21.6% to $151,032 as compared to $192,704 for the year ended December 31, 1995, primarily because the results of One West Hills Office Building were included in 1995 but not in 1996. Excluding the gain on sale of investments and the net income generated by One West Hills of $68,710 in 1995, net income available for common shareholders actually increased 53% to $151,032 in 1996 as compared to $98,974 in 1995. The spin-off of the One West Hills Office Building to Ivy occurred on January 1, 1996.

     Total revenues decreased 5% to $5,034,082 in 1996 as compared to $5,282,690 in 1995. The exclusion of One West Hills revenue of $619,820 in 1995 would have resulted in an 8% increase in revenues for 1996 as compared to 1995. The additional revenues consisted of $176,812 from the El Campo Shopping Center and $137,607 from the Park Northern Shopping Center acquisitions during 1996, with the balance from additional rents from existing shopping centers.

     Property operating and maintenance expenses decreased 33% to $442,701 in 1996 as compared to $662,687 for 1995. The decrease in property operating and maintenance expenses was primarily attributable to the conveyance of One West Hills, which was partially offset by additional operating expenses of $38,022 and $37,173 in 1996 for El Campo and Park Northern, respectively.

     Real estate taxes decreased 2% to $558,000 in 1996 as compared to $569,634 in 1995. The decrease was attributable to the conveyance of One West Hills to Ivy, offset by the El Campo and Park Northern acquisitions.

     Trust Manager fees were $33,000 in 1996 and $20,000 in 1995. Advisory fees increased 1% to $279,000 in 1996 as compared to $276,000 in 1995. The advisory fee, which was based on assets at year end, was prorated with respect to the Properties acquired during the year. If the Advisory Agreement had been in effect in 1996 and 1995, the Investment Manager would have received advisory fees of $251,766 and $252,563, respectively.

     Management fees decreased 34% to $139,780 in 1996 as compared to $212,506 in 1995. The decrease, which was primarily attributable to the conveyance of One West Hills to Ivy, was partially offset by the acquisitions of El Campo and Park Northern. Management fees, which included on site personnel, are generally higher for office buildings.

     Legal and accounting expenses increased 54% to $93,302 in 1996 as compared to $60,482 in 1995. The increase was primarily attributable to professional fees associated with preparing the documentation of the Partnership.

     Other general and administrative expenses increased 21% to $130,862 in 1996 as compared to $108,478 in 1995. The increase was attributable to additional expenses associated with a larger asset base and ground lease expenses for Park Northern.

     Interest expense decreased 2% to $2,132,390 in 1996 as compared to $2,177,447 in 1995. The decrease is also primarily attributable to the conveyance of One West Hills to Ivy. This was partially offset by interest expense from short-term notes issued in 1996.

     Depreciation and amortization expenses decreased less than 1% to $958,778 in 1996 as compared to $960,876 in 1995. The decrease was attributable to the conveyance of One West Hills to Ivy, which was offset by the depreciation expense on the El Campo and Park Northern acquisitions.

  Year Ended December 31, 1995 Compared to the Year Ended December 31, 1994

     For the year ended December 31, 1995, net income available for common shareholders decreased 30% to $192,704 in 1995 as compared to $277,401 in 1994. The decrease was the result of higher depreciation expenses associated with the McMinn Plaza Shopping Center and One West Hills Office Building acquisitions, which were acquired in June and September, 1994, respectively, and depreciation expenses on capital improvements to the existing portfolio.

     Total revenues increased 14% to $5,282,690 in 1995 as compared to $4,649,354 in 1994. The increase in revenues was primarily attributable to the acquisitions of McMinn Plaza and One West Hills Office Building.

     Property operating and maintenance expenses increased 49% to $662,687 in 1995 as compared to $445,635 for 1994. The increase in operating expenses was the result of the acquisitions in 1994 of McMinn Plaza and One West Hills.

     Real estate taxes increased 11% to $569,634 in 1995 as compared to $512,070 in 1994. The increase was primarily attributable to the McMinn Plaza and One West Hills acquisitions.

     Trust Manager fees were $20,000 in 1995 and no fees were paid to Trust Managers in 1994. Advisory fees increased 9% to $276,000 in 1995 as compared to $253,000 in 1994. The increase was primarily attributable to the One West Hills and McMinn Plaza acquisitions. If the Advisory Agreement had been in effect in 1995 and 1994, the Investment Manager would have received advisory fees of $252,563 and $233,751, respectively.

     Management fees increased 70% to $212,506 in 1995 as compared to $124,672 in 1994. The increase was primarily attributable to the One West Hills acquisition and, to a lesser extent, the McMinn Plaza acquisition.

     Legal and accounting expenses increased 19% to $60,482 in 1995 as compared to $50,657 in 1994. The increase was primarily attributable to higher professional fees associated with the larger asset base in 1995 as compared to 1994.

     Other general and administrative expenses increased 38% to $108,478 in 1995 as compared to $78,808 in 1994. The increase was primarily attributable to franchise tax associated with the McMinn Plaza acquisition and additional expenses associated with a larger asset base.

     Interest expense increased 4% to $2,177,447 in 1995 as compared to $2,101,762 in 1994. The increase was primarily attributable to the additional first mortgages associated with the McMinn Plaza and One West Hills acquisitions and was partially offset by the repayment of short term notes during 1994.

     Depreciation and amortization expenses increased 27% to $960,876 in 1995 as compared to $756,914 in 1994. The increase was primarily attributable to the McMinn Plaza and One West Hills acquisitions and, to a lesser extent, depreciation expense on capital and tenant improvements at Bandera Festival Shopping Center and Centennial Shopping Center.

LIQUIDITY AND CAPITAL RESOURCES

  Indebtedness


     As of December 31, 1997, the Company had total indebtedness of approximately $28.2 million, which consisted of approximately $25.0 million in indebtedness collateralized by the eight Original Properties and a recently acquired unimproved outparcel, and $3.2 million of unsecured indebtedness. Of such indebtedness, $300,000 is variable rate indebtedness and $27.9 million is at a fixed rate. Under the current debt structure, in which only $300,000 is not fixed or capped, the Company does not hedge against changes in interest rates. Upon acquisition of additional properties through debt financing or the refinancing of existing debt, the Company will consider the purchase of interest rate hedges. The purchase of hedges, in either event, will require outlays of capital and could affect the Company's ability to continue its planned level of distributions. Accordingly, the Company plans to use variable rate debt only if the cost of an appropriate hedge is in line with the Company's overall strategy for distribution and growth. The costs of any future interest rate caps are dependent upon any number of factors, including fluctuations in interest rates, and may increase in the future. The Company's indebtedness has interest rates ranging from 7.63% to 12%, with a weighted average interest rate of 9.25%, and will mature between 1998 and 2018, with a weighted average remaining term to maturity of 5.8 years. See "Business and Properties -- Mortgage Indebtedness." Most of the Company's indebtedness maturing in 1998 and 1999 is expected to be repaid with proceeds from the Offering. Of the remaining mortgage debt, no individual note with balances due at maturity (of any significance) will mature until 2005. See "Risk Factors -- Increased Leverage May Result in Loss of Properties in the Event of a Foreclosure" for a more complete discussion of uncertainties regarding refinancing of the Company's mortgage indebtedness.


  Liquidity Sources and Requirements

     Historically, the principal sources of funding for the Company's acquisitions of properties have been equity offerings, mortgages, notes and short term lines of credit.

     The Company expects to meet its short term liquidity requirements generally through working capital and ongoing net cash provided by operations. The Company believes that its net cash provided by operations will be sufficient to allow the Company to make any distributions necessary to enable the Company to continue to qualify as a REIT. The Company also believes that the foregoing sources of liquidity will be sufficient to fund its short-term liquidity needs through 1998. Development activities are expected to be financed in part by construction loans and other available credit facilities.

     The Company expects to meet certain long term liquidity requirements such as property acquisitions, scheduled debt maturities, renovations, expansions and other non-recurring capital improvements through long term collateralized and uncollateralized indebtedness, including a new line of credit facility and the issuance of additional equity securities.

     The Company's primary demands for liquidity are expected to be funding distributions to its shareholders, debt service payments, property operations and general and administrative expenses.

     With regard to future shareholder distributions, the Company must distribute at least 95% of its "real estate investment trust taxable income" (as defined in the Code) in order to meet the qualifications of a REIT. The Company's regular quarterly distributions are expected to be paid with Cash Available for Distribution. However, under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet REIT distribution requirements.

     The Company has received a letter of intent from a bank for a $20 million revolving line of credit. If utilized, the credit line will be used primarily to acquire additional community shopping centers. The credit line, which is expected to bear interest on funds as they are drawn down at the rate of 150 basis points over 90-day LIBOR, will have a two-year term and will be secured by a first lien on several of the Properties whose existing mortgage debt will be repaid in connection with the completion of the Offering.

  Cash Flow

     Net cash flow from operating activities increased from $1,062,002 for the 12 months of 1996 to $1,688,057 in 1997 due primarily to the $335,585 positive impact of El Campo and Park Northern. Net cash flow provided by operating activities increased from $958,510 in 1995 to $1,062,002 in 1996 due primarily to improved property performance in 1996. Trade accounts payable were up $191,717 at December 31, 1996 but were largely offset by increased accounts receivable and decreased accrued expenses. For 1995, net cash flow from operating activities was virtually unchanged from 1994 at approximately $1.0 million in each year.


     Net cash flow used in investing activities increased from $1,319,213 in 1996 to $2,711,802 in 1997 representing $2,305,000 in deposits on Acquisition Properties plus $406,802 in capital investments. Cash flow used in investing activities increased from $269,479 in 1995 (roof at Centennial) to $1,319,213 (primarily new acquisitions) in 1996. On January 1, 1996, the Company conveyed the One West Hills office building to Ivy and during 1996, it acquired El Campo Shopping Center and a majority interest in Park Northern Shopping Center. Net cash flow used in investing activities in 1994 was $2,240,884, mostly attributable to the acquisition of McMinn Shopping Center and the One West Hills office building.



     For the 12 months ended December 31, 1997, $1,250,578 was provided by financing activities, representing $2,525,000 new-short-term financing minus $799,964 in principal payments on mortgages and offering costs of $419,700. For the same period in 1996, funds used by financing activities were $51,293 as the Company assumed $1,600,000 in existing debt at El Campo and issued $740,000 in new short-term notes payable to fund the purchase of El Campo and Park Northern and repaid $604,574 in Mortgage Principle. Cash flow used for financing activities decreased from $384,637 in 1995 to $51,293 in 1996. During 1996, $600,000 in new, short term notes and new lines of credit totaling $140,000 were secured to complete the purchase of El Campo and Park Northern and pay down the mortgage at Park Northern by $600,000. During 1995, $0.6 million was received as proceeds from preferred stock and $2.0 million in new mortgage notes were obtained, and $2.9 million in mortgage and note principal was retired. In 1994, $1.6 million in new mortgages were assumed as part of the McMinn Plaza and One West Hills office building acquisitions and $0.4 million in principal was retired. Total cash flow from financing operations in 1994 was $1.1 million.


  Capital Expenditures


     The Company's capital improvements have averaged approximately $.11 per square foot per year over the last three years. Several factors exist which help to minimize capital improvements. They are:


          (i) The majority of the Company's leases provide for the tenants to share in the common area maintenance expenses of the shopping centers owned by the Company.

          (ii) Tenants are typically responsible for the repair and replacement of their HVAC systems.

          (iii) Only 2,990 square feet of the Company's portfolio is shell space (i.e., not previously improved for a tenant).

          (iv) Leases typically provide for the Company to provide tenants with a "white box" (i.e., unfinished space). Hence, the tenant is responsible for finishing out the space for its needs. Additionally, some leases provide that the space is delivered to the tenant in an "as is" condition.

          (v) The Company maintains an active preventative maintenance program designed to preserve and lengthen the life of the roofs and parking lots of its shopping centers.

     The Company capitalized $66,160 in capital expenditures (excluding tenant improvements) during 1996 and $50,056 in 1997. The Company capitalized $117,964 in tenant improvements during 1996 and $319,226 in 1997.


  Inflation

     During the periods presented above, inflation has not had a significant impact on the Company. Most of the Company's long-term leases contain provisions designed to mitigate the adverse impact of inflation on the Company's net income. Such provisions include clauses enabling the Company to receive percentage rents based on gross sales of tenants, which generally increase as prices rise, and/or in certain instances, escalation clauses, which generally increase rental rates during the terms of the leases. In addition, most of the Company's leases require the tenants to pay their share of operating expense, including common area maintenance, real estate taxes, insurance and utilities, thereby reducing the Company's exposure to increases in costs and operating expenses resulting from inflation.

  New Accounting Pronouncement

     In February 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share" which simplifies the standards for computing and presenting earnings per share ("EPS") and makes them comparable to international EPS standards. This statement is effective for the year ended December 31, 1997.

                           STRATEGY FOR FUTURE GROWTH

     The Company will seek to maximize growth in Cash Available for Distribution and enhance the value of its portfolio through effective acquisition, operation, rehabilitation and financing strategies as well as intensive management policies. The Company believes that attractive opportunities exist to acquire additional community shopping centers at prices that are accretive to the Company's Funds From Operations. The Company intends to aggressively pursue such acquisitions at costs that are generally less than the cost of new construction. Such acquisition policy should continue to present the Company with potential for cash flow growth and capital appreciation.

     The Company also believes that attractive opportunities exist to increase rental revenues and Cash Available for Distribution through effective leasing and intensive management of the properties in its portfolio. This is especially true with respect to most of the Acquisition Properties, which, management believes, have been under-managed. By way of example, management believes that University Mall can be repositioned in its market with some aggressive leasing combined with the introduction of an attractive signage program, installation of better lighting and the implementation of an overall plan to reduce the impact of existing trees to create better visibility from the street.

     Management expects to enter into a limited number of joint venture arrangements with experienced shopping center developers to build, in select areas, additional retail centers with supermarket or other national or regional retail anchors. Several potential joint venture partners and identified sites are currently under consideration by management. Although such development will be limited, initially, to approximately 20% of the Company's GLA, such development presents the potential for returns in excess of those that can generally be obtained from acquisitions of existing properties.

     The Company's operating, acquisition, development and financing strategies and management policies are determined by the Company's Board of Trust Managers and implemented by the executive officers and other key employees of the Investment Manager and may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company.

GROWTH STRATEGY

  Acquisitions

     The Company's primary strategy to increase the size of its portfolio is to acquire well-located community shopping centers anchored by supermarkets and other national and regional credit-worthy tenants with long-term leases. The Company's acquisition emphasis will be on retail properties with what management considers to be strong prospects for future cash flow growth and capital appreciation, and on community shopping centers where significant redevelopment opportunities exist. The Company will focus primarily on acquisitions of retail properties in medium to large-sized metropolitan communities where the Company's knowledge of the real estate market is strongest or in areas where the Company can acquire, concurrently, several properties, in order to obtain economies of scale. In either event, the Company will focus on areas where potential future increases in rental and occupancy rates are anticipated to be realized as a result of better than average population and employment growth. The Company intends to acquire community shopping centers located along major traffic arteries in established neighborhoods where the development of competing shopping centers is impeded by the lack of developable land and zoning restrictions, and where tenant relocation alternatives are limited.

     In evaluating the potential acquisition of any property, management considers a variety of factors such as (i) the location, visibility and accessibility of the property; (ii) the demographic characteristics of the local market, including potential for growth; (iii) the size of the property; (iv) the purchase price; (v) the availability of funds or other consideration for the proposed acquisition and the cost thereof; (vi) the geographic "fit" of the property with the Company's existing portfolio; (vii) the absence or existence of environmental problems, if any; (viii) the current and projected cash flow of the property and perceived ability to increase cash flow; (ix) the terms of the leases, including the potential for rent increases; (x) the quality of construction, physical condition and design of the property; (xi) the terms of existing financing on the property; and (xii) existing and the potential for future competition within the community in which the prospective acquisitions are located.


     The Company believes the Acquisition Properties are indicative of the growth potential through acquisitions available in the marketplace. Further, it believes that its ability to compete effectively with other shopping center operators in its peer group with respect to future acquisitions will be enhanced by the completion of the Offering. It has been management's experience that many retail center owners with an interest in selling their properties wish to maintain an active role in the management of their centers. Management believes that many of the Company's competitors have no interest in or capacity for retaining the management services of the persons who control the assets that such competitors wish to acquire. The Company is prepared to allow certain qualified senior management to continue the management of their former assets if such persons can be retained on terms satisfactory to the Company. For example, the Town 'N Country shopping center in Tampa, Florida involves a group of professional shopping center operators who currently own and operate six other retail centers in the same central Florida area. Two members of this group (the "Tampa Group") have been retained by the Company to manage the Town 'N Country shopping center and to act as regional (initially limited to central and south Florida) representatives for the Company upon the acquisition of the property by the Company. The Company believes that its ability to retain such managers will facilitate access to additional acquisitions, integration of future property acquisitions, and retention of the existing goodwill resulting from the long-term tenant relations and community involvement of such managers.


     Initially, the Company will concentrate its acquisition activities on communities in which it already has properties or where the Company can acquire several properties in order to obtain economies of scale in the use of local personnel, advertising and purchasing of services locally. The Company believes that its strategy to anchor its shopping centers with supermarkets and other national and regional credit tenants under long-term leases will continue to support stable cash flows from the Properties.

  Redevelopment

     Redevelopment activities have been an integral part of the Company's business strategy and will continue to be an important component of its strategy in the future. Redevelopment activities generally involve physically upgrading an existing retail facility in order to meet current industry standards as well as to accommodate the expansion of existing tenants and/or the placement of additional tenants. The Company has significant experience in all phases of the redevelopment process. Management believes that most of the Acquisition Properties have been under-managed and, as a result, present opportunities for such redevelopment. Plans and budgets for redevelopment and/or expansion of several of the Acquisition Properties and two of the Original Properties are being prepared for implementation after the completion of the Offering.

  Development

     With respect to development opportunities, the Company has a contract to acquire an 8.5 acre site in San Antonio, Texas that management considers to be an excellent location. The Company is currently evaluating various development plans for the site and is in discussions with several prospective tenants. A second site is under consideration in central Florida where the Tampa Group has obtained a preliminary indication of possible interest from a supermarket chain. If the Company decides to proceed with either or both sites, it intends to enter into joint venture arrangements with experienced local retail developers for the development and lease-up of these properties. Management believes that development properties, if well-located and properly leased, can provide better than average returns to the Company. Since the risk inherent in such development is also potentially greater than in acquisition of mature properties, management intends to limit such development activities to approximately 20% of the Company's GLA.

OPERATING STRATEGY

     The Company believes in an aggressive leasing and property management strategy conducted by professionals with extensive experience, knowledge of local markets and an established track record with national, regional and local retailers. The Company's leasing and property management activities are conducted by Company managers and representatives as well as by local leasing and property managers, all of whom are supervised by the Company's officers. Regional supervision of the Company's central and south Florida properties will be provided by the Tampa Group. The Company believes that the expertise and relationships developed by the professional leasing and management teams enhance the Company's ability to retain existing tenants as well as attract national and regional retailers to its Properties.

     The Company's overall property management and leasing strategy is designed to permit the Company to realize significant opportunities for increased rental revenue and cash flow growth. Each Property has a specific management and leasing program which takes into account the location, community needs, tenant mix and other factors affecting such Property. Key elements of the Company's strategy include:

     - Tenants. The Company intends to maintain and diversify its core base of national and regional credit-worthy tenants. The Company recognizes the dynamics inherent at each of its properties and intends to tailor the tenant mix at each Property to meet the needs of the local communities. The Company also intends to continue to focus its anchorage at each Property on supermarkets and on other recognized national and regional tenants.

     - Lease Renewals/Extensions. Company officers and property managers (under the direction of Company officers) expect to aggressively market vacant space, renew existing leases at higher base rents per square foot, and utilize base rent escalation provisions in its leases to the extent allowed by lease and market conditions. The Company believes that a number of its leases currently are below market rents and that opportunities may exist in the future to renew those leases at higher base rents upon expiration.

     - Property Management. The Company seeks to maintain attractive facilities through regularly scheduled inspection visits and maintenance programs for each Property, placing a strong emphasis on aesthetics, regular maintenance, periodic renovation and capital improvements. The Company expects to continue such programs and will budget annually what management considers to be appropriate maintenance expenditures. The Company's property managers will be charged with the responsibility for implementing designated repairs and improvements, which the Company's officers will regularly inspect. The Company believes that such hands-on property management enhances the value of its Properties in the eyes of its tenants and attracts new tenants to its Properties.

     - Property Sales. The Company may, from time to time, sell properties at advantageous prices, depending on prevailing market conditions and subject to certain limitations relating to the Company's taxation as a REIT. The Company currently has no plans to sell any of the Properties.

FINANCING

     In order to pursue its acquisition, redevelopment, development and operating strategies most effectively, the Company intends to maintain a capital structure with a ratio of long-term debt to Total Market Capitalization of no more than approximately 50%. On a pro forma basis at December 31, 1997, after giving effect to the Offering (assuming an initial public offering price of $10.50 per Common Share), the purchase of all Acquisition Properties and the application of the estimated net proceeds, the Company would have had a long-term debt to Total Market Capitalization ratio of approximately 27.0%. The Company, however, may from time to time increase or decrease its ratio of long-term debt to Total Market Capitalization in light of then current economic conditions, relative costs of debt and equity capital, the market values of its properties, growth and acquisition opportunities and other factors. Fluctuations in the market price of the Common Shares may cause this ratio to vary from time to time. The Company has established its financing policies relative to the Total Market Capitalization of the Company rather than relative to the book value of the Company's assets. The Company has used market capitalization because management believes that the book value of the Company's assets does not accurately reflect the fair market value of such assets or the Company's ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. The Company intends to avoid exposure to long-term variable rate debt by utilizing either fixed-rate debt or entering into interest rate protection agreements.

     The Company intends to finance its acquisitions, redevelopments and developments with what it considers to be the most appropriate sources of capital, which may include undistributed cash available for distribution, the issuance of equity securities (including preferred shares), sales of investments, bank and other institutional borrowings (secured and unsecured), the issuance of debt securities and proceeds from the sale of properties.

     The Company has received a letter of intent from a bank for a $20 million revolving line of credit. If utilized, the credit line will be used primarily to acquire additional community shopping centers. The credit line, which is expected to bear interest on funds as they are drawn down at the rate of 150 basis points over 90-day LIBOR, will have a two-year term and will be secured by a first lien on several of the Properties whose mortgage debt will be repaid in connection with the completion of the Offering.

                OVERVIEW OF THE COMPANY'S FIVE KEY U.S. MARKETS

GENERAL


     The Company believes that the five key U.S. markets in which most of the Properties are located, Dallas, Houston, Phoenix, San Antonio and Tampa/St. Petersburg, have been and will continue to be solid markets in which to own and operate community shopping centers for long term investment. The Company's Dallas market is composed of the 60-mile ring from the midpoint of the intersection of Highway 360 and Interstate 30. Its Houston market is composed of the 60-mile ring from the midpoint of the intersection of Interstate 10 and Interstate 45. The Phoenix market is composed of the 30-mile ring from the midpoint of the intersection of Interstate 10 and Interstate 17. The San Antonio market is composed of the 30-mile ring from the midpoint of the intersection of Interstate 10 and Interstate 35 and the Tampa/St. Petersburg market is composed of the 75-mile ring from the midpoint of the intersection of Highway 41 and Highway 672. With respect to regions in which the Company has more than one Property, the parameters of each market were determined by first selecting a point that was approximately equidistant from the Company's Properties in the region, and then expanding the ring area to include all of the Company's Properties and their surrounding areas. With respect to regions in which the Company has one Property, the parameters were determined by selecting a major intersection that is central to the region that encompasses the Property and then expanding the ring area to include the Company's Property and its surrounding areas. The following discussions of the economic and demographic characteristics of these five submarkets where the Company has a concentration of Properties is taken from the findings of Claritas. In the graphs below, the percentages reflect compounded annual growth rates. While the Company believes Claritas' views of economic trends are reasonable, there can be no assurance that these trends will in fact continue.


     POPULATION. Based on Claritas' findings for the periods from 1990 to 1997 and from 1997 to 2002, each of the Company's Sunbelt region markets has experienced, and is expected to continue to experience, population growth.

                                    [CHART]

     EMPLOYMENT. Based on Claritas' findings for the periods from 1990 to 1997 and from 1997 to 2002, each of the Company's Sunbelt region markets has experienced, and is expected to continue to experience, employment growth.

          [TOTAL EMPLOYMENT AND COMPOUNDED ANNUAL GROWTH RATES CHART]

     MEDIAN HOUSEHOLD INCOME. Based on Claritas' findings for the periods from 1989 to 1997 and from 1997 to 2002, each of the Company's Sunbelt region markets has experienced, and is expected to continue to experience, growth in household income.

       [MEDIAN HOUSEHOLD INCOME AND COMPOUNDED ANNUAL GROWTH RATES CHART]

     RETAIL SALES. Based on Claritas' findings for the period from 1997 to 2002, each of the Company's Sunbelt region markets is expected to experience retail sales growth.

                                    [CHART]

                            BUSINESS AND PROPERTIES

BUSINESS

     The Company was formed for the purpose of investing directly in income producing real property located in the continental United States and in partnerships formed to own such real properties. At December 31, 1997, the Company owned or controlled eight community shopping center properties located in Texas, Tennessee and Arizona. The Company has recently acquired four community shopping centers and has under contract or option to purchase four additional community shopping centers located in Texas, Florida and Arizona. The Properties are strategically located in areas intended to provide busy working families with the opportunity to do most of their shopping between work and home. The Properties range in size from approximately 29,000 square feet to 316,000 square feet, and are anchored primarily by supermarkets and by national and regional retailers who offer everyday necessities to their neighborhood communities.

     Any future property acquisitions by the Company are expected to be in established neighborhoods in medium to large-sized metropolitan communities, where potential future appreciation will be driven by better than average population and employment growth. The Company partners with local, professional management for day-to-day operation of most of its Properties. Management feels that these managers possess valuable understanding of these local markets. Further, management has concluded that local management is currently an economical alternative to management by Company personnel in all but its Houston markets. Management also believes that the opportunity to manage future properties acquired by the Company provides incentive for these professionals to assist the Company in finding additional potential acquisitions. These local professionals are, or can be, on-site on a daily basis and are familiar with the communities in which the centers are situated and the needs of the tenants that these centers serve. The Company intends to lease and manage four of the

Acquisition Properties and one of the Original Properties, all of which are located in or near Houston, directly from its Houston office and to rely on unaffiliated professional managers on the remaining four Acquisition Properties. The Company has also established a regional office in Tampa to help supervise its central and southern Florida properties and to facilitate the acquisition of additional community shopping centers in that area.

     The Company seeks to maximize growth in Funds From Operations and Cash Available for Distribution to shareholders through effective management, operation and acquisition of community shopping centers. The Company currently follows five general investment policies to achieve its objectives: (i) the Company seeks to acquire real estate assets for long-term investment and income applying selective criteria and employing the most advantageous sources of capital alternatives; (ii) the Company intends to aggressively seek acquisitions, including properties that it can renovate and/or expand, and maintain and intensively manage a portfolio of high quality and well-located properties with a majority of the space already leased; (iii) the Company intends to focus its acquisition efforts on communities in which it already has properties or in areas where the Company can acquire several properties concurrently, in order to obtain economies of scale in the use of local personnel, advertising and purchasing of services; (iv) the Company expects to enhance its existing portfolio by entering into a limited number of joint venture alliances with experienced developers in order to develop new community shopping centers; and (v) the Company intends to sell, from time to time, select properties as dictated by market conditions in order to realize capital gains and to improve the Company's overall portfolio profile and valuation.

     The investments of the Company are managed by the Investment Manager. Robert W. Scharar, Chairman of the Board of the Company, is a principal shareholder of the Investment Manager. The Company's President and Chief Executive Officer, Lewis H. Sandler, is also the Chief Executive Officer of the real estate services division of the Investment Manager. See "Risk
Factors -- Conflicts of Interest." The Investment Manager's senior management originally sponsored the organization of the Company as a benefit to a number of clients who desired to include real estate properties in their investment portfolios. The Investment Manager currently provides administrative, accounting, financial, legal and operating personnel as well as asset management to the Company on an "as-needed" basis. See "Investment Manager." After completion of the Offering, the Investment Manager has agreed to dedicate to the administration of the Company the full-time services of Randall D. Keith and Daniel M. Jones, III, who currently serve as the Company's Chief Operating Officer and Chief Financial Officer, respectively. See "Management."


MANAGEMENT AND LEASING


     The Company maintains operating flexibility while minimizing its overhead expenses by using local third-party management and leasing firms to handle the day-to-day activities of its centers where it does not have a large enough concentration of properties to warrant the hiring of "in-house" management personnel. Management believes that as the Company acquires a concentration of community shopping centers in a limited geographic area, it may become more cost effective and managerially efficient to perform certain third party functions in-house. The Company intends to hire an in-house professional property manager to manage and lease the four Acquisition Properties located in Houston and one of the Original Properties located near Houston in El Campo, Texas. It is anticipated that the professional property manager will be retained prior to or shortly after the completion of the Offering. Under the direction of the Company's executive officers, six property management firms currently perform day-to-day on-site management and leasing functions at the Company's eight shopping centers. After the Acquisition Properties have been purchased, the Company expects to retain an aggregate of seven unaffiliated property managers and one "in-house" manager to perform these functions at the Properties. The third party management contracts are typically cancelable upon 30 days' notice or upon the occurrence of certain events, such as selling the property. Company executives are in daily contact with local property representatives and make all substantive management, capital expenditure and tenant leasing decisions. The Company constantly monitors each Property's performance through its local representatives and by periodic visits by Company officers and regional representatives.

     The Company has the flexibility to select the best available local firm or person who is familiar with each tenant and the needs of each community served by its shopping centers, which provides the Company with a cost-effective way to operate the Properties. Because the community shopping center management and leasing business is a highly competitive and fragmented industry, the Company believes it is able to select qualified local third-party management and leasing representatives at market rates.

     The Company's third-party property management will be supplemented, where appropriate, by the establishment of regional offices. In this connection, the Tampa Group has agreed to act as a regional representative of the Company. The Tampa Group currently owns and operates a number of community shopping centers in the Tampa area. They will continue to manage the Town 'N Country property and will help supervise the management and leasing of the University Mall center in Pembroke Pines, Florida. Their knowledge of the Florida markets and proximity to these two Properties should facilitate good management practices and leasing activity. In addition, the Company believes the Tampa Group's knowledge of and reputation in the Tampa market should facilitate acquisitions by the Company of additional community shopping centers in the central and southern Florida markets.

     The Company's operating flexibility is expected to play an important role in its ability to acquire additional retail centers. Many owner-operators of well located and tenanted neighborhood centers are looking for exit strategies. Management believes that if it offers certain senior management of these community shopping centers an opportunity to continue in property management and leasing positions, on terms and conditions acceptable to the Company, they may be more willing to sell their community shopping centers to the Company upon favorable terms.

THE PROPERTIES

     At December 31, 1997, the Company owned or controlled the eight Original Properties and has recently acquired four of the Acquisition Properties and has contracts or options to purchase the four remaining Acquisition Properties. Each of the Properties is designed to meet the needs of surrounding local communities and is anchored by a supermarket, drug store and/or by one or more national and/or regional tenants. The Properties are located in four states, Texas(10), Florida(2), Tennessee(2) and Arizona(2).

     The Company defines national tenants as any tenant that operates in at least four metropolitan areas located in more than one region (i.e., northwest, northeast, midwest, southeast or southwest); regional tenants as any tenant that operates in two or more metropolitan areas located within the same region; and local tenants as any tenant that operates stores only within the same metropolitan area as the community shopping center.

     The Properties contain approximately 1,743,741 square feet of total GLA. The Company's three largest Properties, University Mall, Bandera Festival Shopping Center and Mason Park Centre, account for approximately 18.1%, 10.9% and 9.2% of the Company's total GLA, respectively.

     As of December 31, 1997, the Original Properties were approximately 94.7% leased. Anchor space at the Original Properties, representing approximately 63.7% of total GLA, was 100% leased as of December 31, 1997, while non-anchor space, accounting for the remaining 36.3% of total GLA, was approximately 85.3% leased. National, regional and local tenants represented 48.4%, 26.4% and 19.8% of total GLA, respectively.


     Although the Company did not own any of the Acquisition Properties at December 31, 1997, the Company believes that they were approximately 96.9% leased, that the anchor space, representing 51.5% of the total GLA, was 100% leased, and that non-anchor space was approximately 93.6% leased. National, regional and local tenants at the Acquisition Properties accounted for approximately 50.9%, 17.7% and 28.3% of total GLA, respectively.


     Substantially all of the Company's revenues from the Properties consist of base rents and percentage rents received under long-term leases. For the year ended December 31, 1997, total base rents and percentage rents from the Original Properties were $4,865,637 and $26,400, respectively. The total base rents and percentage rents from the Acquisition Properties for the year ended December 31, 1997 were $8,064,924 and $266,930, respectively.

     The following table presents certain information with respect to the
Properties:

                          LOCATIONS OF THE PROPERTIES

                                                   NUMBER OF     TOTAL GLA    PERCENTAGE OF
                     STATE                         PROPERTIES    (SQ. FT.)      TOTAL GLA
                     -----                         ----------    ---------    -------------
Texas..........................................        10          905,572         51.9%
Arizona........................................         2          212,076         12.2
Florida........................................         2          473,300         27.1
Tennessee......................................         2          152,393          8.8
                                                       --        ---------        -----
          Total................................        16        1,743,741        100.0%
                                                       ==        =========        =====

     Set forth below is information regarding the Properties as of December 31, 1997:

                                                                          OWNERSHIP                GROSS         TOTAL
                                                             YEAR           UPON        LAND     LEASEABLE    ANNUALIZED
                                                          DEVELOPED/     COMPLETION     AREA        AREA         BASE
             PROPERTY                    LOCATION         RENOVATED      OF OFFERING   (ACRES)   (SQ. FT.)      RENT(3)
             --------                ----------------   --------------   -----------   -------   ----------   -----------
TEXAS
Autobahn Shopping Center...........  San Antonio             1984            100%         2.4        28,878   $   318,202
Bandera Festival Shopping Center...  San Antonio             1989            100         18.5       189,438     1,513,584
Benchmark Crossing Shopping
  Center(4)........................  Houston            1986/1990/1994       100          6.6        58,384       663,571
Centennial Shopping Center.........  Austin               1970/1984          100(1)       6.3        80,492       633,646
El Campo Shopping Center...........  El Campo                1985            100          7.4        83,330       300,947
Hedwig Shopping Centers(4).........  Houston            1974/1987/1989       100          4.1        69,554       850,185
The Market at First Colony(4)......  Houston            1988/1991/1994       100          9.7        94,241     1,295,168
Mason Park Centre(4)...............  Houston                 1985            100         13.6       160,047     1,606,557
Rosemeade Park Shopping
  Center(4)........................  Carrollton              1986            100          5.2        49,554       548,688
University Park Shopping
  Center(2)........................  College Station      1973-1991           96          9.3        91,654       733,976
                                                                                        -----    ----------   -----------
    TOTAL/WEIGHTED AVERAGE.........                                                      83.3       905,572   $ 8,464,524
ARIZONA
Park Northern Shopping Center......  Phoenix                 1982            100(1)      15.0       128,378       687,253
Southwest/Walgreen's Shopping
  Center(4)........................  Phoenix                 1975            100         10.0        83,698       550,597
                                                                                        -----    ----------   -----------
    TOTAL/WEIGHTED AVERAGE.........                                                      25.0       212,076   $ 1,237,850
FLORIDA
Town 'N Country Plaza(4)...........  Tampa                1970/1986          100         11.1       158,104       705,692
University Mall Shopping
  Center(4)........................  Pembroke Pines       1973/1984          100         27.5       315,596     2,078,255
                                                                                        -----    ----------   -----------
    TOTAL/WEIGHTED AVERAGE.........                                                      40.1       473,700   $ 2,783,947
TENNESSEE
McMinn Plaza Shopping Center.......  Athens                  1982            100         11.7        99,969       404,715
Twin Lakes Shopping Center.........  Lenoir City             1986            100          6.8        52,424       336,097
                                                                                        -----    ----------   -----------
    TOTAL/WEIGHTED AVERAGE.........                                                      18.5       152,393   $   740,812
                                                                                        -----    ----------   -----------
GRAND TOTAL/WEIGHTED AVERAGE.......                                                     166.9     1,743,741   $13,227,133
                                                                                        =====    ==========   ===========

                                     NET EFFECTIVE
                                       RENT PER
                                        SQUARE       PERCENT       MAJOR TENANT(S)
             PROPERTY                   FOOT(5)      LEASED      (LEASE EXPIRATION)
             --------                -------------   -------    ---------------------
TEXAS
Autobahn Shopping Center...........     $11.34         97.2%    Blockbuster Music
                                                                (2000)
Bandera Festival Shopping Center...       8.14         98.2(6)  Kmart (2013)
                                                                Solo Serve (2004)
Benchmark Crossing Shopping
  Center(4)........................      11.37        100.0     Bally's (2006)
Centennial Shopping Center.........       8.66         90.9     Drug Emporium (2001)
                                                                Tuesday Morning
                                                                (2004)
El Campo Shopping Center...........       4.01         90.0     David's Supermarkets
                                                                (2002)
Hedwig Shopping Centers(4).........      12.45         98.2     Ross Stores (2010)
                                                                Blockbuster Music
                                                                (2000)
The Market at First Colony(4)......      14.23         96.6     T J Maxx (2002)
                                                                Eckerd Drugs (2014)
Mason Park Centre(4)...............      10.84         92.6     Palais Royal (2006)
                                                                Petco (2005)
                                                                Cinemark Cinema
                                                                (2000)
                                                                Walgreen's (2015)
Rosemeade Park Shopping
  Center(4)........................      12.79         86.6     Blockbuster Video
                                                                (2003)
                                                                Cosmopolitan Lady
                                                                (2008)
University Park Shopping
  Center(2)........................       8.17         98.0     Albertson's (2023)
                                        ------        -----
    TOTAL/WEIGHTED AVERAGE.........     $ 9.83         95.1%
ARIZONA
Park Northern Shopping Center......       5.91         90.6(7)  Safeway (2003)
Southwest/Walgreen's Shopping
  Center(4)........................       6.58        100.0     Southwest Supermarket
                                                                (2000)
                                                                Walgreen's (2000)
                                        ------        -----
    TOTAL/WEIGHTED AVERAGE.........     $ 6.19         94.3%
FLORIDA
Town 'N Country Plaza(4)...........       4.46        100.0     Autozone (2002)
                                                                Big Lots (2002)
                                                                T J Maxx (1999)
University Mall Shopping
  Center(4)........................       6.72         98.0     Office Max (2003)
                                                                Ross Stores (2001)
                                                                Sports Authority
                                                                (2012)
                                                                Uptons (2002)
                                                                Eckerd Drugs(2002)
                                        ------        -----
    TOTAL/WEIGHTED AVERAGE.........     $ 5.97         98.4%
TENNESSEE
McMinn Plaza Shopping Center.......       4.13         98.0(8)  Ingles (2002)
Twin Lakes Shopping Center.........       7.01         91.4     Food City (2007)
                                        ------        -----
    TOTAL/WEIGHTED AVERAGE.........     $ 5.08         95.7%
                                        ------        -----
GRAND TOTAL/WEIGHTED AVERAGE.......     $ 7.91         95.9%
                                        ======        =====

---------------

(1) This property is currently owned by Park Northern/Centennial Partners L.P., a Texas limited partnership, in which the Company is the general partner and owns 70% of the partnership interests. The Company intends to purchase the minority interest from the proceeds of the Offering.

(2) This property is currently owned by UIRT/University Park-I L.P., a Texas limited partnership, in which the Company owns the 5% general partner's interest through a corporate subsidiary and a 51% interest as a limited partner. The Company intends to purchase the minority interest from the proceeds of the Offering.

(3) Based on December 31, 1997 rent rolls of the Original Properties and the Acquisition Properties.

(4) Information on these properties was supplied by the sellers of such properties.

(5) Net effective rent per square foot represents total annualized base rent on December 31, 1997 divided by total leased square footage. The net effective rent does not take into account any "give backs" or other concessions made by the Company because no material "give backs" or other concessions have been granted to any current tenant.

(6) Includes Eckerd Drugs (8,715 square feet or 4.6% of Bandera's GLA) which has vacated its space, but is obligated to pay rent through October 31, 2008. The percentage of Bandera's GLA leased without considering Eckerd is 93.6%.

(7) Includes Walgreen's (12,000 square feet or 9.35% of Park Northern's GLA) which will vacate its space at the end of February 1998, but is obligated to pay rent through April 30, 2011. The percentage of Park Northern's GLA leased without considering Walgreen's is 81.3%.

(8) Includes Wal-Mart/Bud's (52,769 square feet or 52.8% of McMinn's GLA) which has vacated its space, but is obligated to pay rent through November 29, 2002. The percentage of McMinn's GLA leased without considering Wal-Mart/Bud's is 45.2%.

SIGNIFICANT LEASES

     The following table sets forth certain information as of December 31, 1997 with respect to certain of the Company's significant lessees.

                                                                            ANNUALIZED BASE RENT IN PLACE AT
                                                                                        12/31/97
                                              LEASED GLA                  ------------------------------------
                                                 AS OF       % OF TOTAL                ANN. BASE    % OF TOTAL
                                 NUMBER OF     12/31/97        LEASED     TOTAL ANN.     RENT/         ANN.
            LESSEE                LEASES       (SQ. FT.)        GLA       BASE RENT     SQ. FT.     BASE RENT
            ------               ---------    ----------     ----------   ----------   ---------    ----------
Albertson's....................      1           80,478          4.8%     $  601,013     $ 7.47         4.5%
Autozone.......................      1           10,000          0.6          85,000       8.50         0.6
Bally's........................      1           40,966          2.5         315,000       7.69         2.4
Big Lots.......................      1           30,000          1.8          88,372       2.95         0.7
Blockbuster Video and Music....      3           32,214          1.9         374,518      11.63         2.8
Cinemark Cinema................      1           28,750          1.7         301,872      10.50         2.3
Cosmopolitan Lady..............      1           14,000          0.8         137,060       9.79         1.0
David's Supermarkets...........      1           30,195          1.8          78,000       2.58         0.6
Drug Emporium..................      1           31,050          1.9         194,063       6.25         1.5
Eckerd Drugs...................      2           17,355          1.0         175,673      10.12         1.3
Food City......................      1           32,614          2.0         199,038       6.10         1.5
Ingle's........................      1           27,200          1.6         108,000       3.97         0.8
Kmart..........................      1           86,479          5.2         454,015       5.25         3.4
Office Max.....................      1           23,500          1.4         129,240       5.50         1.0
Palais Royal...................      1           29,922          1.8         243,264       8.13         1.8
Petco..........................      1           13,973          0.8          90,540       6.48         0.7
Ross Stores....................      2           52,920          3.2         456,264       8.62         3.4
Safeway........................      1           53,037          3.2         184,363       3.48         1.4
Solo Serve.....................      1           30,000          1.8         213,900       7.13         1.6
Southwest Supermarket..........      1           27,064          1.6          82,884       3.06         0.6
Sports Authority...............      1           42,000          2.5         190,000       4.52         1.4
T J Maxx.......................      2           49,540          3.0         333,795       6.74         2.5
Tuesday Morning................      1           23,493          1.4         140,958       6.00         1.1
Uptons.........................      1           90,815          5.4         320,250       3.53         2.4
Walgreen's.....................      3           38,998          2.3         218,679       5.61         1.7
Wal-Mart/Bud's.................      1           52,769          3.2         179,415       3.40         1.4
                                    --          -------         ----      ----------     ------        ----
TOTAL..........................     33          989,332         59.2%     $5,895,176     $ 5.96        44.4%
                                    ==          =======         ====      ==========     ======        ====

NATIONAL, REGIONAL AND LOCAL TENANT SUMMARY

     The following table sets forth certain information regarding the Company's national, regional and local tenants at each Property as of December 31, 1997 and a breakdown of base rents in place at December 31, 1997 and for each Property by type of retail tenant.

                                      NATIONAL TENANTS         REGIONAL TENANTS          LOCAL TENANTS
                                   ----------------------   ----------------------   ----------------------
                                                  % OF                     % OF                     % OF
                                      % OF      PROPERTY       % OF      PROPERTY       % OF      PROPERTY
                                    PROPERTY      ANN.       PROPERTY      ANN.       PROPERTY      ANN.
      PROPERTY AND LOCATION        LEASED GLA   BASE RENT   LEASED GLA   BASE RENT   LEASED GLA   BASE RENT
      ---------------------        ----------   ---------   ----------   ---------   ----------   ---------
TEXAS
Autobahn Shopping Center.........     48.4%       51.6%        36.3%       35.4%        15.3%       13.0%
Bandera Shopping Center..........     57.9        45.7         18.7        22.0         23.3        32.3
Benchmark Crossing...............     88.0        86.3         12.0        13.7          0.0         0.0
Centennial Shopping Center.......     36.4        39.0         44.4        33.4         19.2        27.5
El Campo Shopping Center.........     14.3        14.5         40.3        25.9         45.4        59.5
Hedwig Shopping Centers..........     80.5        72.3          9.6        13.3          9.9        14.4
The Market at First Colony.......     48.3        36.3         14.4        19.2         37.3        44.5
Mason Park Centre................     72.2        64.5          8.5        12.1         19.3        23.4
Rosemeade Park...................     20.9        36.1          3.3         3.3         75.9        60.6
University Park Shopping
  Center.........................     90.9        84.1          6.8        12.0          2.3         3.9
                                      ----        ----         ----        ----         ----        ----
          WEIGHTED AVERAGE.......     58.8%       55.0%        17.9%       17.6%        23.2%       27.4%
ARIZONA
Park Northern Shopping Center....     59.2        41.0         17.9        18.7         23.0        40.3
Southwest/Walgreen's Shopping
  Center.........................     27.6        20.7         34.2        18.9         38.2        60.4
                                      ----        ----         ----        ----         ----        ----
          WEIGHTED AVERAGE.......     45.9%       32.0%        24.7%       18.8%        29.4%       49.2%
FLORIDA
Town 'N Country Plaza............     55.1        74.4          7.0         5.7         37.9        19.9
University Mall Shopping
  Center.........................     41.2        43.0         30.7        17.7         28.1        39.3
                                      ----        ----         ----        ----         ----        ----
          WEIGHTED AVERAGE.......     45.9%       51.0%        22.7%       14.7%        31.4%       34.4%
TENNESSEE
McMinn Plaza Shopping Center.....     55.9        47.3         33.1        37.4         11.0        15.3
Twin Lakes Shopping Center.......      2.5         3.4         68.1        59.2         29.4        37.4
                                      ----        ----         ----        ----         ----        ----
          WEIGHTED AVERAGE.......     38.4%       27.4%        44.6%       47.3%        17.1%       25.3%
PORTFOLIO TOTAL..................     51.9%       50.5%        22.4%       18.8%        25.7%       30.8%
                                      ====        ====         ====        ====         ====        ====

LEASE EXPIRATIONS

     At December 31, 1997, anchor tenants leased approximately 59.1% of the total leased GLA and 67.4% of anchor-leased GLA (39.8% of total leased GLA) is scheduled to expire within the next 10 years.

     The following table sets forth certain information regarding lease expirations for the Properties for each of the 10 years beginning with 1998, assuming that none of the tenants exercises renewal options or termination rights:

                                   GROSS LEASABLE AREA                          ANNUALIZED BASE RENT
                                  ---------------------                         IN PLACE AT 12/31/97
                                               SQUARE                  --------------------------------------
                                               FOOTAGE    % OF TOTAL                 % OF TOTAL
          LEASE                    NUMBER       UNDER     PORTFOLIO                  PORTFOLIO       ANN.
       EXPIRATION                 OF LEASES   EXPIRING     EXPIRING    TOTAL ANN.       ANN.      BASE RENT/
          YEAR             YEAR   EXPIRING     LEASES        GLA        BASE RENT    BASE RENT      SQ. FT.
       ----------          ----   ---------   ---------   ----------   -----------   ----------   -----------
  1998...................    1        49        106,863       6.4%     $ 1,188,546       9.0%       $11.12
  1999...................    2        51        133,215       8.0        1,435,481      10.9         10.78
  2000...................    3        62        203,964      12.2        2,064,732      15.6         10.12
  2001...................    4        32        130,003       7.8        1,314,681       9.9         10.11
  2002...................    5        45        450,998      27.0        2,458,490      18.6          5.45
  2003...................    6         8        106,601       6.4          554,807       4.2          5.20
  2004...................    7         5         67,896       4.1          523,446       4.0          7.71
  2005...................    8         2         19,173       1.1          179,720       1.4          9.37
  2006...................    9         6         82,763       4.9          706,778       5.3          8.54
  2007 and thereafter....   10        19        371,251      22.1        2,800,452      21.1          7.54
                                     ---      ---------     -----      -----------     -----        ------
          Total................      279      1,672,727     100.0%     $13,227,133     100.0%       $ 7.91
                                     ===      =========     =====      ===========     =====        ======

ADDITIONAL INFORMATION CONCERNING CERTAIN PROPERTIES

     As of December 31, 1997, four of the Original Properties, Bandera Festival Shopping Center, Centennial Shopping Center, Park Northern Shopping Center and University Park Shopping Center, and all of the Acquisition Properties each had a book value equal to or greater than 10% of the total assets of the Company or gross revenues equal to or greater than 10% of the Company's aggregate gross revenues. Set forth below is additional information with respect to such Properties.

  Bandera Festival Shopping Center

     Bandera is a 189,438 square foot shopping center located at the northwest corner of Bandera Road and Guilbeau Road in northwest San Antonio, Texas. The property consists of 18.54 acres. San Antonio is the home of Kelly, Lackland and Randolph Air Force Bases, Fort Sam Houston and USAA Insurance Company. The site offers excellent access and high visibility.

     Bandera was built in 1988 and is anchored by Kmart (86,479 square feet) and Solo Serve (30,000 square feet). McDonald's, Peter Piper Pizza and Frost Bank are situated on outparcels within the shopping center. The Taco Cabana site is a free-standing building within the shopping center and is owned by the Company. Bandera has 28 tenants ranging in size from 975 square feet to 86,479 square feet. The small tenants include a mix of national, regional and local retail and service tenants. As of December 31, 1997 the center was 93.6% occupied.

     In 1997, Bandera accounted for approximately 25.1% of the total GLA and 30.7% of the total annualized minimum rents from the Original Properties. As of December 31, 1997, Bandera was 98.2% leased, with approximately 66.1% of its GLA leased to anchor tenants.

     Depreciation on Bandera is taken on a straight line basis over 40 years for book purposes and 31.5 years for tax purposes, resulting in a rate of approximately 2.5% and 3.20% per year, respectively. At December 31, 1997, the federal tax basis of the Bandera Festival Shopping Center was approximately $10.0 million. The realty tax on the Bandera Festival Shopping Center is approximately $2.81 per $100 of assessed value, resulting in a 1997 realty tax of approximately $264,531.

     The following table sets forth the percentage of GLA at Bandera which was leased as of December 31 for each of the last five years:

                           AS OF:                             PERCENTAGE LEASED
                           ------                             -----------------
December 31, 1993...........................................        98.1%
December 31, 1994...........................................        98.1
December 31, 1995...........................................        95.5
December 31, 1996...........................................        98.5
December 31, 1997...........................................        98.2(1)

---------------


(1) The percentage of Bandera's GLA leased without considering Eckerd Drugs is 93.6%. Although Eckerd Drugs continues to pay rent under its lease, it has vacated its space.


     The following table sets forth the average annual rental income per square foot at Bandera for each of the last five years:

                                                                   AVERAGE RENTAL
                          PERIOD:                             INCOME PER SQ. FT. OF GLA
                          -------                             -------------------------
Year Ended December 31, 1993................................            $7.38
Year Ended December 31, 1994................................             7.80
Year Ended December 31, 1995................................             7.63
Year Ended December 31, 1996................................             7.56
Year Ended December 31, 1997................................             7.97

     The following table shows, as of December 31, 1997, Bandera's anchor tenants, their GLA, gross annual rent for 1997 and lease expiration date, not including renewal options:

                                                           GROSS ANNUAL         LEASE
                 TENANT                   GLA (SQ. FT.)        RENT        EXPIRATION DATE
                 ------                   -------------    ------------    ----------------
Kmart...................................     86,479          $484,015      October 31, 2013
Solo Serve..............................     30,000           282,267      January 31, 2004

     Scheduled lease expirations at Bandera during the next 10 years are as follows:

                                          GROSS LEASABLE AREA         EFFECTIVE ANNUAL RENTAL INCOME
                                        ------------------------   -------------------------------------
        LEASE           NO. OF LEASES   APPROXIMATE   PERCENT OF                PERCENT OF   AVERAGE PER
      EXPIRATION          EXPIRING        SQ. FT.       TOTAL        AMOUNT       TOTAL        SQ. FT.
      ----------        -------------   -----------   ----------   ----------   ----------   -----------
  1998................        2            11,920         6.4%     $  105,360       7.0%       $ 8.84
  1999................        3             3,150         1.7          42,274       2.8         13.42
  2000................        4             8,330         4.5          94,470       6.2         11.34
  2001................        4             8,630         4.6         109,617       7.2         12.70
  2002................        7            15,431         8.3         203,722      13.5         13.20
  2003................        3             5,884         3.2          68,336       4.5         11.61
  2004................        2            34,999        18.8         262,640      17.4          7.50
  2005................        0                 0         0.0               0       0.0             0
  2006................        0                 0         0.0               0       0.0             0
  2007 and
     thereafter.......        3            97,594        52.5         627,165      41.4          6.43
                             --           -------       -----      ----------     -----        ------
          Total.......       28           185,938       100.0%     $1,513,584     100.0%       $ 8.14
                             ==           =======       =====      ==========     =====        ======

     Two tenants at Bandera, Solo Serve and Kmart, each occupy in excess of 10% of the GLA at Bandera. Solo Serve occupies 30,000 square feet and has annual minimum rent of $213,900. The lease expires on January 31, 2004 and has 2 five-year options under the same terms and conditions except rent which will be $9.00 per square foot and $9.67 per square foot, respectively. Kmart occupies 86,479 square feet and has annual minimum rent of $454,015. The lease expires on October 31, 2013 and has 10 five-year options under the same terms and conditions.

     Although Eckerd Drugs has vacated its 8,715 square foot space, it is obligated to pay annual minimum rent of $82,793 through the term of the lease, which expires October 31, 2008.

  Centennial Shopping Center

     Centennial is a 80,492 square foot shopping center located on 6.31 acres in Austin, Texas. Centennial is located at the northeast corner of Burnet Road and Greenlawn Parkway, approximately one mile from Northcross Mall. According to the City of Austin Transportation Study, Burnet Road has a traffic count of over 30,000 cars daily. Centennial is located in the north/central Austin trade area, which is considered an "in-fill" (i.e., a developed area with limited space available for development by additional competition).

     Centennial was built in two phases. The original building, built in 1970, was a Gibson's Discount center and contained 54,000 square feet. In 1984, approximately 23,000 square feet of retail space was added along the north boundary and extending from the original building toward Burnet Road. The center is anchored by Drug Emporium (31,050 square feet) and Tuesday Morning (23,493 square feet). Taco Bell is a free-standing building within the shopping center and is owned by the Company. Additional revenue is received from the parking lot that is leased in the evenings to an adjacent night club. Centennial has 12 tenants ranging in size from 1,000 square feet to 31,050 square feet. The small tenants include a mix of regional and local retail and service tenants. As of December 31, 1997, the center was 90.9% occupied.

     In 1997, Centennial accounted for approximately 10.7% of total GLA and 12.9% of the total annualized minimum rents from the properties. As of December 31, 1997, Centennial was 90.9% leased, with approximately 67.8% of its GLA occupied by anchor tenants.

     Depreciation on Centennial Shopping Center is taken on a straight line basis over 30 years for book purposes and 31.5 years for tax purposes, resulting in a rate of approximately 3.3% and 3.2% per year, respectively. At December 31, 1997, the federal tax basis of the Centennial Shopping Center was approximately $4.6 million. The realty tax on the Centennial Shopping Center is approximately $2.48 per $100 of assessed value, resulting in a 1997 realty tax of approximately $103,811.

     The following table sets forth the percentage of GLA at Centennial which was leased as of December 31 for each of the last five years:

                           AS OF:                             PERCENTAGE LEASED
                           ------                             -----------------
December 31, 1993...........................................        80.0%
December 31, 1994...........................................        65.0
December 31, 1995...........................................        81.0
December 31, 1996...........................................        78.0
December 31, 1997...........................................        90.9

     The following table sets forth the average annual rental income per square foot at Centennial for each of the last five years:

                                                              AVERAGE RENTAL
                                                                INCOME PER
                          PERIOD:                             SQ. FT. OF GLA
                          -------                             --------------
Year ended December 31, 1993................................      $7.49
Year ended December 31, 1994................................       6.74
Year ended December 31, 1995................................       6.93
Year ended December 31, 1996................................       7.18
Year ended December 31, 1997................................       7.46

     The following table shows, as of December 31, 1997, Centennial's anchor tenants, their GLA, gross annual rent for 1997 and lease expiration date, not including renewal options:

                                                          GROSS             LEASE
                  TENANT                      GLA      ANNUAL RENT     EXPIRATION DATE
                  ------                     ------    -----------    -----------------
Drug Emporium..............................  31,050     $253,058       August 31, 2001
Tuesday Morning............................  23,493      140,958      December 31, 2004

     Scheduled lease expirations at Centennial during the next 10 years are as follows:

                                              GROSS LEASABLE AREA        EFFECTIVE ANNUAL RENTAL INCOME
                                            -----------------------    -----------------------------------
          LEASE            NO. OF LEASES    APPROXIMATE    PERCENT                 PERCENT     AVERAGE PER
        EXPIRATION           EXPIRING         SQ. FT.      OF TOTAL     AMOUNT     OF TOTAL      SQ. FT.
        ----------         -------------    -----------    --------    --------    --------    -----------
  1998....................       1             1,420          1.9%     $ 15,620       2.5%       $11.00
  1999....................       1             3,155          4.3       106,380      16.8         33.72
  2000....................       5            10,479         14.3       135,235      21.3         12.91
  2001....................       2            32,450         44.4       211,913      33.4          6.53
  2002....................       2             2,160          3.0        23,540       3.7         10.90
  2003....................       0                 0          0.0             0       0.0             0
  2004....................       1            23,493         32.1       140,958      22.3          6.00
  2005....................       0                 0          0.0             0       0.0             0
  2006....................       0                 0          0.0             0       0.0             0
  2007 and thereafter.....       0                 0          0.0             0       0.0             0
                                --            ------        -----      --------     -----        ------
          Total...........      12            73,157        100.0%     $633,646     100.0%       $ 8.66
                                ==            ======        =====      ========     =====        ======

     Two tenants, Drug Emporium and Tuesday Morning, each occupy in excess of 10% of the GLA at Centennial. Drug Emporium occupies 31,050 square feet and has annual minimum rent of $194,063. The lease expires on August 31, 2001 and has three renewal options of five years each under the same terms and conditions except rent, which will be $7.80 per square foot, $8.96 per square foot and $10.32 per square foot, respectively. Drug Emporium has a one-time only option to cancel which resulted from their plan of reorganization. Tuesday Morning occupies 23,493 square feet and has annual minimum rent of $140,958. The lease expires on December 31, 2004 and has one renewal option of five years under the same terms and conditions except rent, which will be $8.00 per square foot.

  Park Northern Shopping Center


     Park Northern is a 128,378 square foot of GLA shopping center located in Phoenix, Arizona. The center was acquired in November 1996 by Park Northern/Centennial Partners L.P., of which the Company is the general partner and owns 70% of the general partner interests. The shopping center is located in the Glendale area, which is the northwest quadrant of Phoenix.


     Park Northern is located at the northeast corner of Northern Avenue and 35th Avenue in Northwest Phoenix. This is one of the busiest intersections in the City of Phoenix, with Northern Avenue being the primary east-west road into Glendale, Arizona. According to the City of Phoenix, 35th Avenue is a major north-south arterial with an average daily traffic count of 70,500. This site is approximately one and one-half miles from Metrocenter Mall, which is the largest mall in Arizona. The center is also located one mile west of the Black Canyon Freeway (I-17), which is the major interstate freeway through Phoenix.

     The property includes 15.0 acres of land and is subject to a long term ground lease. Pursuant to the ground lease, the Company pays rent of $100,000 per year plus 5% of total gross revenues. The lease expires in November 2035 and has four 10-year renewal options. The shopping center was built in 1982. The shopping center is anchored by Safeway (53,037 square feet). Safeway has recently completed an expansion of its store by approximately 11,700 square feet at its own cost. The cost of the addition can be offset against future percentage rents due, if any. Safeway's reimbursement of the shopping center's common area maintenance expenses, taxes and insurance has been increased to reflect its higher pro rata share of the leased premises.

Long John Silver's and Chuck E. Cheese's are free-standing buildings within the shopping center and are owned by the Company. Bank One is situated on an outparcel adjacent to the property. The bank site is not owned by the Company. Park Northern has 23 tenants ranging in size from 735 square feet to 53,037 square feet. The small tenants include a mix of regional and local retail and service tenants. The center is currently 90.6% occupied.

     In 1997, Park Northern accounted for approximately 17.0% of total GLA and 14.0% of the total annualized minimum rents from the Original Properties. As of December 31, 1997, Park Northern was 90.6% leased, with approximately 50.7% of its GLA occupied by anchor tenants.

     Depreciation on Park Northern Shopping Center is taken on a straight line basis over 30 years for book purposes and 39 years for tax purposes, resulting in a rate of approximately 3.3% and 2.6% per year, respectively. At December 31, 1997, the federal tax basis of the Park Northern Shopping Center was approximately $4,332,592. The realty tax on the Park Northern Shopping Center is approximately $3.96 per $100 of assessed value, resulting in a 1997 realty tax of approximately $217,717.

     As of December 31, 1996 and December 31, 1997, 85.0% and 90.6%, respectively, of the GLA at Park Northern was leased. The percentage of Park Northern's GLA leased as of December 31, 1997, without considering Walgreen's is 81.3%.

     For the years ended December 31, 1996, and December 31, 1997, the average rental income per square foot of GLA at Park Northern was $4.86 and $4.99, respectively.

     The following table shows, as of December 31, 1997, Park Northern's anchor tenant, its GLA, gross annual rent for 1996 and lease expiration date, not including renewal options:


                                                                    GROSS           LEASE
                        TENANT                           GLA     ANNUAL RENT   EXPIRATION DATE
                        ------                          ------   -----------   ---------------
Safeway...............................................  53,037    $292,876       May 31, 2003


     Scheduled lease expirations at Park Northern during the next 10 years are as follows:

                                                                   EFFECTIVE ANNUAL RENTAL INCOME
                                          GROSS LEASEABLE AREA    ---------------------------------
                               NO. OF    ----------------------                           AVERAGE
           LEASE               LEASES    APPROXIMATE   PERCENT               PERCENT        PER
         EXPIRATION           EXPIRING     SQ. FT.     OF TOTAL    AMOUNT    OF TOTAL     SQ. FT.
         ----------           --------   -----------   --------   --------   --------   -----------
  1998......................      2          4,079        3.5%    $ 33,593      4.9%      $ 8.24
  1999......................      4          4,935        4.2       59,220      8.6        12.00
  2000......................      4         10,126        8.7       94,604     13.8         9.34
  2001......................      5         12,616       10.8      136,619     19.9        10.83
  2002......................      5          6,650        5.7       79,235     11.5        11.92
  2003......................      2         65,921       56.7      228,782     33.3         3.47
  2004......................      0              0        0.0            0      0.0           --
  2005......................      0              0        0.0            0      0.0           --
  2006......................      0              0        0.0            0      0.0            0
  2007 and thereafter.......      1         12,000       10.4       55,200      8.0         4.60
                                 --        -------      -----     --------    -----       ------
     Total..................     23        116,327      100.0%    $687,253    100.0%      $ 5.91
                                 ==        =======      =====     ========    =====       ======

     One tenant at Park Northern occupies more than 10% of the GLA. Safeway occupies 53,037 square feet and has annual minimum rent of $184,363. The lease expires on May 31, 2003 and Safeway's lease has eight renewal options of five years each under the same terms and conditions.

     Although Walgreen's has given notice that it plans to vacate its 12,000 square foot space, it is obligated to pay annual minimum rent of $85,697 through the term of the lease, which expires April 30, 2011.

  University Park Shopping Center

     University Park is a 91,654 square foot shopping center located in College Station, Texas. The center is located at the northwest corner of University Drive and Tarrow Drive. College Station is approximately 100 miles northwest of Houston, Texas and is home to Texas A&M University, which has an enrollment of over 40,000 students. The shopping center is located approximately one mile east of the University. According to the Bryan/College Station Metropolitan Planning Organization, University Drive has a traffic count of over 38,000 cars daily.

     The property includes 9.275 acres of land. The Company has acquired a 1.26 acre tract of land adjacent to the University Park Shopping Center and is currently contemplating the development of this site into approximately 13,000 square feet of additional retail space. The shopping center was built in 1991. University Park has five tenants ranging in size from 1,168 square feet to 80,478 square feet. The shopping center is anchored by an Albertson's Supermarket (80,478 square feet). The small tenants include a mix of regional and local retail and service tenants. The center is currently 98.0% occupied.

     In 1997, University Park accounted for approximately 12.2% of total GLA and 14.9% of the total annualized minimum rents from the Original Properties. As of December 31, 1997, University Park was 98.0% leased, with approximately 87.8% of its GLA occupied by its anchor tenant.

     Depreciation on University Park Shopping Center is taken on a straight line basis over 40 years for book purposes and 31.5 years for tax purpose, resulting in a rate of approximately 2.5% and 3.20% per year, respectively. At December 31, 1997, the federal tax basis of the University Park Shopping Center was approximately $6.2 million. The realty tax on the University Park Shopping Center is approximately $2.58 per $100 of assessed value, resulting in a 1997 realty tax of approximately $152,013.

     The following table sets forth the percentage of GLA at University Park which was leased as of December 31 for each of the last five years:

                                                              PERCENTAGE
                           AS OF:                               LEASED
                           ------                             ----------
December 31, 1993...........................................    100.0%
December 31, 1994...........................................    100.0
December 31, 1995...........................................    100.0
December 31, 1996...........................................    100.0
December 31, 1997...........................................     98.0

     The following table sets forth the average rental income per square foot at University Park for each of the last four years:

                                                                AVERAGE RENTAL
                                                              INCOME PER SQ. FT.
                          PERIOD:                                   OF GLA
                          -------                             ------------------
Year ended December 31, 1993................................        $8.08
Year ended December 31, 1994................................         8.13
Year ended December 31, 1995................................         8.06
Year ended December 31, 1996................................         8.14
Year ended December 31, 1997................................         8.14

     The following table shows, as of December 31, 1997, University Park's anchor tenant, its GLA, gross annual rent for 1996 and lease expiration date, not including renewal options:

                TENANT                    GLA      GROSS ANNUAL RENT    LEASE EXPIRATION DATE
                ------                   ------    -----------------    ---------------------
Albertson's............................  80,478        $823,790            April 12, 2023

     Scheduled lease expirations at University Park during the next 10 years are as follows:

                                         GROSS LEASABLE AREA        ANNUALIZED BASE RENTAL INCOME
                                        ----------------------    ---------------------------------
        LEASE          NO. OF LEASES    APPROXIMATE   PERCENT                PERCENT    AVERAGE PER
     EXPIRATION          EXPIRING         SQ. FT.     OF TOTAL     AMOUNT    OF TOTAL     SQ. FT.
     ----------        -------------    -----------   --------    --------   --------   -----------
  1998...............        2             3,239         3.6%     $ 44,914      6.1%      $13.87
  1999...............        0                 0         0.0             0      0.0           --
  2000...............        1             2,349         2.6        31,395      4.3        13.37
  2001...............        0                 0         0.0             0      0.0           --
  2002...............        1             3,777         4.2        56,655      7.7        15.00
  2003...............        0                 0         0.0             0      0.0            0
  2004...............        0                 0         0.0             0      0.0           --
  2005...............        0                 0         0.0             0      0.0           --
  2006                       0                 0         0.0             0      0.0            0
  2007 and
     thereafter......        1            80,478        89.6       601,013     81.9         7.47
                             -            ------       -----      --------    -----       ------
          Total......        5            89,843       100.0%     $733,976    100.0%      $ 8.17
                             =            ======       =====      ========    =====       ======

     The only tenant occupying more than 10% of the GLA of the center is Albertson's. Albertson's lease expires April 12, 2023 and has three renewal options of five years each.

ADDITIONAL INFORMATION CONCERNING THE ACQUISITION PROPERTIES

     The Company has recently acquired four community shopping centers:
Southwest/Walgreen's Shopping Center, Hedwig Shopping Centers, The Market at First Colony and Mason Park Centre. The Company has contracts or options to acquire four additional community shopping centers: Rosemeade Park Shopping Center, Benchmark Crossing Shopping Center, Town 'N Country Plaza and University Mall Shopping Center. Set forth below is additional information with respect to such properties.

  Benchmark Crossing

     Benchmark Crossing is a 58,384 square foot shopping center located at the northeast corner of the intersection of Highway 290 and Hollister in northwest Houston, Texas. The property includes approximately 6.6 acres of land.

     Benchmark Crossing consists of five separate buildings. The anchor tenant, Bally's Total Fitness (the largest health club operator in the United States), leases a two-story building built in 1986, consisting of 40,966 square feet. Click's Billiards and the International House of Pancakes are single story buildings built in 1994, consisting of 7,000 square feet and 4,543 square feet, respectively. Burger King and Jack in the Box are single story buildings built in 1990 and 1986, respectively. All parking lots are constructed of concrete.

     According to Revac, Inc. Houston/Harris County Market Survey, the inner northwest submarket has had positive absorption of over 900,000 square feet since 1992, resulting in an overall occupancy rate of 90% for all retail centers. Benchmark Crossing is 100% leased under five long-term leases with maturities ranging from 2004 to 2013.

     After its acquisition in February 1998, the federal tax basis of Benchmark Crossing will be its purchase price plus closing costs, estimated to be $5,637,500. The realty tax rate on Benchmark Crossing is approximately $3.06 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $131,946.

     The following table sets forth the percentage of GLA at Benchmark Crossing which was leased as of December 31 for each of the last five years:

                           AS OF:                             PERCENTAGE LEASED(1)
                           ------                             --------------------
December 31, 1993...........................................         100.0%
December 31, 1994...........................................         100.0
December 31, 1995...........................................         100.0
December 31, 1996...........................................         100.0
December 31, 1997...........................................         100.0

---------------

(1) Based on unaudited information provided by the seller.

     The following table sets forth the average rental income per square foot at Benchmark Crossing for each of the last five years:

                                                                AVERAGE RENTAL
                                                              INCOME PER SQ. FT.
                          PERIOD:                                 OF GLA(1)
                          -------                             ------------------
Year ended December 31, 1993................................        $ 7.86
Year ended December 31, 1994................................         10.03
Year ended December 31, 1995................................         10.88
Year ended December 31, 1996................................         11.13
Year ended December 31, 1997................................         11.30

---------------

(1) Based on unaudited, cash basis financial statements provided by the seller.

     Scheduled lease expirations at Benchmark Crossing during the next 10 years are as follows:

                                                                        ANNUALIZED BASE RENTAL INCOME
                                              GROSS LEASABLE AREA     ---------------------------------
                                             ----------------------                           AVERAGE
           LEASE             NO. OF LEASES   APPROXIMATE   PERCENT               PERCENT        PER
        EXPIRATION             EXPIRING        SQ. FT.     OF TOTAL    AMOUNT    OF TOTAL     SQ. FT.
---------------------------  -------------   -----------   --------   --------   --------   -----------
  1998.....................        0                0         0.0%    $      0      0.0%      $   --
  1999.....................        0                0         0.0            0      0.0           --
  2000.....................        0                0         0.0            0      0.0           --
  2001.....................        0                0         0.0            0      0.0           --
  2002.....................        0                0         0.0            0      0.0           --
  2003.....................        0                0         0.0            0      0.0           --
  2004.....................        1            7,000        12.0       91,000     13.7        13.00
  2005.....................        0                0         0.0            0      0.0         0.00
  2006.....................        2           44,041        75.4      387,571     58.4         8.80
  2007 and thereafter......        2            7,343        12.6      185,000     27.9        25.19
                                   -           ------       -----     --------    -----       ------
          Total............        5           58,384       100.0%    $663,571    100.0%      $11.37
                                   =           ======       =====     ========    =====       ======

     Two tenants, Bally's Fitness Center and Click's Billiards, each occupy in excess of 10% of the GLA at Benchmark Crossing. Bally's occupies 40,966 square feet under a lease which expires on December 31, 2006 and has two renewal options of five years each. Click's occupies 7,000 square feet of GLA under a lease which expires on July 31, 2004 and has one renewal option of five years.

  Hedwig Shopping Centers

     Hedwig Shopping Centers consists of three separate buildings totaling 69,554 square feet built in 1974, 1987 and 1989. The center fronts Interstate 10, which is a major east/west thoroughfare. The center is located within Hedwig Village, an independent municipality surrounded by Houston, Texas. Hedwig Village is considered an affluent area with a median home price of $284,000 in 1996, according to the Houston Chronicle. The property includes approximately
4.1 acres of land.

     According to Revac Inc. Houston/Harris County Market Survey, the average rental rate per square foot in the first half of 1997 for the inner west submarket where Hedwig Shopping Centers is located was $22.41. Hedwig Shopping Centers' average rental rate per square foot during the same period was $12.37. The inner west submarket rates are substantially higher than Hedwig's because of the higher rental rates at Memorial City Mall which has in excess of 1,000,000 square feet.

     The shopping center is adjacent to and complemented by Target (120,000 sq. ft.) and Marshall's (35,650 sq. ft.) department stores, which are owned by a third party. The center has 11 tenants ranging in size from 1,050 square feet to 27,000 square feet.

     The federal tax basis of Hedwig Shopping Centers is its purchase price plus closing costs, or approximately $6,937,500. The realty tax rate on Hedwig Shopping Centers is approximately $2.85 per $100 of assessed value, resulting in a 1997 realty tax of approximately $134,647.

     The following table sets forth the percentage of GLA at Hedwig Shopping Centers which was leased as of December 31 for each of the last five years:

                           AS OF:                             PERCENTAGE LEASED(1)
                           ------                             --------------------
December 31, 1993...........................................          100.0%
December 31, 1994...........................................           98.0
December 31, 1995...........................................          100.0
December 31, 1996...........................................           80.9
December 31, 1997...........................................           98.2

---------------

(1) Based on unaudited information provided by the seller.

     The following table sets forth the average rental income per square foot at Hedwig Shopping Centers for each of the last five years:

                                                                AVERAGE RENTAL
                                                              INCOME PER SQ. FT.
                          PERIOD:                                 OF GLA(1)
                          -------                             ------------------
Year ended December 31, 1993................................        $11.25
Year ended December 31, 1994................................         11.41
Year ended December 31, 1995................................         11.54
Year ended December 31, 1996................................         11.35
Year ended December 31, 1997................................         11.88

---------------

(1) Based on unaudited, cash basis financial statements provided by the seller.

     Scheduled lease expirations at Hedwig Shopping Centers during the next 10 years are as follows:

                                           GROSS LEASABLE AREA        ANNUALIZED BASE RENTAL INCOME
                                          ----------------------    ----------------------------------
         LEASE            NO. OF LEASES   APPROXIMATE   PERCENT                PERCENT     AVERAGE PER
       EXPIRATION           EXPIRING        SQ. FT.     OF TOTAL     AMOUNT    OF TOTAL      SQ. FT.
       ----------         -------------   -----------   --------    --------   --------    -----------
  1998..................        1            6,612         9.7%     $112,668     13.3%       $17.04
  1999..................        0                0         0.0             0      0.0             0
  2000..................        5           22,965        33.6       309,193     36.4         13.46
  2001..................        1            2,564         3.8        41,024      4.8         16.00
  2002..................        3            9,188        13.4       164,820     19.4         17.94
  2003..................        0                0         0.0             0      0.0             0
  2004..................        0                0         0.0             0      0.0             0
  2005..................        0                0         0.0             0      0.0             0
  2006..................        0                0         0.0             0      0.0             0
  2007 and thereafter...        1           27,000        39.5       222,480     26.1          8.24
                               --           ------       -----      --------    -----        ------
          Total.........       11           68,329       100.0%     $850,185    100.0%       $12.44
                               ==           ======       =====      ========    =====        ======

     Two tenants, Ross Dress For Less and Blockbuster Music, each occupy in excess of 10% of the GLA at the Hedwig Shopping Centers. Ross occupies 27,000 square feet of GLA under a lease which expires on March 31, 2010 and has two renewal options of five years each. Blockbuster Music occupies 13,664 square feet of GLA under a lease which expires on July 31, 2000 and has four renewal options of five years each.

  The Market at First Colony

     The Market at First Colony is a 94,241 square foot shopping center located at the corner of Texas State Highway 6 and Williams Trace Boulevard in southwest Houston. The property includes approximately of 9.7 acres of land. The shopping center was built in three phases in 1988, 1991 and 1994. The parking lot is constructed of concrete.

     The shopping center is adjacent to and complemented by a 62,000 square foot Kroger Supermarket which is owned by a third party. Taco Bell is a free standing building within the shopping center. Stop N Go, World Savings, Burger King, McDonalds, Kentucky Fried Chicken, Bronx Grill and a Chevron Service Station are situated on outparcels and owned by third parties. The center has 31 tenants ranging in size from 825 square feet to 25,220 square feet.

     The federal tax basis of The Market at First Colony is its purchase price plus closing costs, or approximately $11,625,000. The realty tax rate on The Market at First Colony is approximately $3.61 per $100 of assessed value, resulting in a 1997 realty tax of approximately $277,941.

     The following table sets forth the percentage of GLA at The Market at First Colony which was leased as of December 31 for each of the last five years:

                           AS OF:                             PERCENTAGE LEASED(1)
                           ------                             --------------------
December 31, 1993...........................................          97.2%
December 31, 1994...........................................          93.4
December 31, 1995...........................................         100.0
December 31, 1996...........................................          95.0
December 31, 1997...........................................          96.6

---------------

(1) Based on unaudited information provided by the seller.

     The following table sets forth the average rental income per square foot at The Market at First Colony for each of the last five years:

                                                                AVERAGE RENTAL
                                                              INCOME PER SQ. FT.
                          PERIOD:                                 OF GLA(1)
                          -------                             ------------------
Year ended December 31, 1993................................        $11.77
Year ended December 31, 1994................................         10.57
Year ended December 31, 1995................................         10.45
Year ended December 31, 1996................................         13.50
Year ended December 31, 1997................................         13.93

---------------

(1) Based on unaudited, cash basis financial statements provided by the seller.

     Scheduled lease expirations at The Market at First Colony during the next 10 years are as follows:

                                         GROSS LEASABLE AREA         EFFECTIVE ANNUAL RENTAL INCOME
                                        ----------------------    ------------------------------------
        LEASE           NO. OF LEASES   APPROXIMATE   PERCENT                  PERCENT     AVERAGE PER
      EXPIRATION          EXPIRING        SQ. FT.     OF TOTAL      AMOUNT     OF TOTAL      SQ. FT.
      ----------        -------------   -----------   --------    ----------   --------    -----------
  1998................        7           14,993        16.5%     $  271,993     21.0%       $18.14
  1999................        7           13,440        14.8         235,850     18.2         17.55
  2000................       10           17,378        19.1         290,476     22.4         16.72
  2001................        2            3,781         4.2          68,058      5.3         18.00
  2002................        3           30,820        33.9         280,915     21.7          9.11
  2003................        0                0         0.0               0      0.0             0
  2004................        0                0         0.0               0      0.0             0
  2005................        0                0         0.0               0      0.0             0
  2006 and
     thereafter.......        2           10,629        11.5         147,876     11.4         13.91
                             --           ------       -----      ----------    -----        ------
          Total.......       31           91,041       100.0%     $1,295,168    100.0%       $14.23
                             ==           ======       =====      ==========    =====        ======

     One tenant, T J Maxx, occupies in excess of 10% of the GLA at The Market at First Colony. T J Maxx occupies 25,220 square feet of GLA under a lease which expires on April 30, 2002 and has two renewal options of five years each.

  Mason Park Centre

     Mason Park Centre is a 160,047 square foot shopping center located at the corner of Mason Park Road and Kingsland Boulevard in west Houston. The property includes approximately of 13.6 acres of land. The shopping center was built in 1985. The parking lot is constructed of concrete.

     According to Revac, Inc. Houston/Harris County Market Survey, the west submarket grew in population by 87% from 1980 to 1996 and has a 1996 average household income of approximately $74,000.

     The shopping center is adjacent to and complemented by a 58,800 square foot Kroger Supermarket which is owned by a third party. Schlotzsky's is a freestanding building within the shopping center. World Savings and an Exxon Service Station are situated on outparcels and owned by third parties. The center has 33 tenants ranging in size from 980 square feet to 29,922 square feet. The center is anchored by Palais Royal (29,922 square feet), a women's apparel store, Cinemark Cinema (28,750 square feet), an eight screen first run theater, Petco (13,973 square feet), an upscale pet supply store, and Walgreen's Drug Store (10,998 square feet). Palais Royal, Cinemark, Petco and Walgreen's leases expire January 31, 2006, January 1, 2000, January 31, 2005 and October 31, 2015, respectively. The center is approximately 92.6% occupied.

     The federal tax basis of Mason Park Centre is its purchase price plus closing costs, or approximately $15,325,000. The realty tax rate on Mason Park Centre is approximately $3.11 per $100 of assessed value, resulting in a 1997 realty tax of approximately $390,845.

     The following table sets forth the percentage of GLA at Mason Park Centre which was leased as of December 31 for each of the last three years:

                           AS OF:                             PERCENTAGE LEASED(1)
                           ------                             --------------------
December 31, 1995...........................................          97.7%
December 31, 1996...........................................          98.0
December 31, 1997...........................................          92.6

---------------

(1) Based on unaudited information provided by the seller.

     For the years ended December 31, 1996 and December 31, 1997, the average rental income per square foot of GLA at Mason Park Centre was $9.91 and $10.05, respectively.

     Scheduled lease expirations at Mason Park Centre during the next 10 years are as follows:

                                           GROSS LEASABLE AREA       EFFECTIVE ANNUAL RENTAL INCOME
                                          ----------------------   -----------------------------------
         LEASE            NO. OF LEASES   APPROXIMATE   PERCENT                 PERCENT    AVERAGE PER
       EXPIRATION           EXPIRING        SQ. FT.     OF TOTAL     AMOUNT     OF TOTAL     SQ. FT.
       ----------         -------------   -----------   --------   ----------   --------   -----------
  1998..................        3             4,623         3.1%   $   59,568       3.7%     $12.88
  1999..................        7            13,999         9.4       170,732      10.6       12.20
  2000..................        9            41,092        27.7       463,982      28.9       11.29
  2001..................        6            15,588        10.5       218,778      13.6       14.04
  2002..................        1             3,709         2.5        46,362       2.9       12.50
  2003..................        1             5,102         3.4        51,024       3.2       10.00
  2004..................        1             2,404         1.6        28,848       1.8       12.00
  2005..................        2            19,173        12.9       179,720      11.2        9.37
  2006..................        2            31,522        21.4       272,064      16.9        8.63
  2007 and thereafter...        1            10,998         7.5       115,479       7.2       10.50
                               --           -------      ------    ----------    ------      ------
          Total.........       33           148,210       100.0%   $1,606,557     100.0%     $10.84
                               ==           =======      ======    ==========    ======      ======

     Two tenants, Palais Royal and Cinemark Cinema, each occupy in excess of 10% of the GLA at Mason Park Shopping Center. Palais Royal occupies 29,922 square feet of GLA under a lease which expires on January 31, 2006 and has two renewal options of five years each. Cinemark occupies 28,750 square feet of GLA under a lease which expires on January 1, 2000 and has three renewal options of five years each.

  Rosemeade Park Shopping Center

     Rosemeade Park is a 49,554 square foot shopping center located at the northwest corner of Rosemeade Parkway and Marsh Lane in Carrollton, Texas. Carrollton is a northern suburb of Dallas. The property includes approximately of 5.2 acres of land.

     Rosemeade Park was built in 1986. The parking lot is constructed of concrete. The shopping center is adjacent to and complemented by a 58,900 square foot Kroger Supermarket, which is owned by a third party.

     The shopping center has 16 tenants (and one ground lease) ranging in size from 1,125 square feet to 14,000 square feet. Additionally, the shopping center leases the land on the corner of the shopping center to Mobil Oil for a service station. The center is anchored by Cosmopolitan Lady (14,000 square feet), a health club, and Blockbuster Video (6,194 square feet). Cosmopolitan Lady's lease expires July 31, 2008 and Blockbuster Video recently renewed its lease through March 31, 2003. The center is approximately 86.6% occupied.

     After its acquisition, anticipated for early March 1998, the federal tax basis of Rosemeade Park Shopping Center will be its purchase price plus closing costs, estimated to be $4,700,000. The realty tax rate on Rosemeade Shopping Center is approximately $2.36 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $94,683.

     The following table sets forth the percentage of GLA at Rosemeade Shopping Center which was leased as of December 31 for each of the last five years:

                           AS OF:                             PERCENTAGE LEASED(1)
                           ------                             --------------------
December 31, 1993...........................................          84.0%
December 31, 1994...........................................          81.0
December 31, 1995...........................................          84.0
December 31, 1996...........................................          81.0
December 31, 1997...........................................          86.6

---------------

(1) Based on unaudited information provided by the seller.

     The following table sets forth the average rental income per square foot at Rosemeade Park Shopping Center for each of the last five years:

                                                                AVERAGE RENTAL
                                                              INCOME PER SQ. FT.
                          PERIOD:                                   OF GLA
                          -------                             ------------------
Year ended December 31, 1993................................        $ 9.40
Year ended December 31, 1994................................          5.60
Year ended December 31, 1995................................          8.16
Year ended December 31, 1996................................          8.99
Year ended December 31, 1997................................         10.31

---------------

(1) Based on unaudited, cash basis financial statements provided by the seller.

     Scheduled lease expirations at Rosemeade Park Shopping Center during the next 10 years are as follows:

                                              GROSS LEASABLE AREA      EFFECTIVE ANNUAL RENTAL INCOME
                                             ----------------------   ---------------------------------
           LEASE             NO. OF LEASES   APPROXIMATE   PERCENT               PERCENT    AVERAGE PER
        EXPIRATION             EXPIRING        SQ. FT.     OF TOTAL    AMOUNT    OF TOTAL     SQ. FT.
        ----------           -------------   -----------   --------   --------   --------   -----------
  1998.....................        4            7,670        17.9%    $ 90,007     16.4%      $11.73
  1999.....................        2            3,280         7.6       35,152      6.4        10.72
  2000.....................        6            9,232        21.5       92,668     16.9        10.04
  2001.....................        1            1,200         2.8       15,600      2.8        13.00
  2002.....................        2            1,332         3.1      100,776     18.4        75.66
  2003.....................        1            6,194        14.4       77,425     14.1        12.50
  2004.....................        0                0         0.0            0      0.0            0
  2005.....................        0                0         0.0            0      0.0            0
  2006.....................        0                0         0.0            0      0.0            0
  2007 and thereafter......        1           14,000        32.7      137,060     24.9         9.79
                                  --           ------       -----     --------    -----       ------
          Total                   17           42,908       100.0%    $548,688    100.0%      $12.79
                                  ==           ======       =====     ========    =====       ======

     Two tenants, Cosmopolitan Lady and Blockbuster Video, each occupy an excess of 10% of the GLA at Rosemeade Park Shopping Center. Cosmopolitan Lady occupies 14,000 square feet of GLA under a lease which expires on July 31, 2008 and has one five year option. Blockbuster Video occupies 6,194 square feet of GLA under a lease which expires on March 31, 2003 and has two renewal options of five years each.

  Southwest/Walgreen's Shopping Center

     Southwest/Walgreen's is an 83,698 square foot shopping located at the northwest corner of Northern and 19th Avenues in Phoenix, Arizona. The property includes approximately 10.0 acres of land. Southwest/ Walgreen's was built in 1975.

     The shopping center is located approximately two miles from the Company's Park Northern Shopping Center. The center is located in an infill area where there is little vacant land available for development. Directly across Northern Avenue a new Albertson's anchored shopping center was developed in 1993.

     The shopping center consists of four buildings, which are occupied by 19 tenants ranging in size from 968 square feet to 27,064 square feet. The shopping center is anchored by Southwest Supermarket (27,064 square feet) and Walgreen's (16,000 square feet). Southwest Supermarket is a 38-store chain owned by the New York investment firm of Kohlberg & Company. Southwest Supermarket's lease expires May 31, 2000 and Walgreen's lease expires January 31, 2000. The shopping center is 100% occupied.

     The federal tax basis of Southwest/Walgreen's is its purchase price plus closing costs, or approximately $4,800,000. The realty tax rate on Southwest/Walgreen's is approximately $3.38 per $100 of assessed value, resulting in a 1997 realty tax of approximately $113,323.

     The following table sets forth the percentage of GLA at Southwest/Walgreen's which was leased as of December 31 for each of the last five years:

                           AS OF:                             PERCENTAGE LEASED(1)
                           ------                             --------------------
December 31, 1993...........................................          85.0%
December 31, 1994...........................................          96.0
December 31, 1995...........................................          98.0
December 31, 1996...........................................         100.0
December 31, 1997...........................................         100.0

---------------

(1) Based on unaudited information provided by the seller.

     The following table sets forth the average rental income per square foot at Southwest/Walgreen's for each of the last four years:

                                                                AVERAGE RENTAL
                                                              INCOME PER SQ. FT.
                          PERIOD:                                 OF GLA(1)
                          -------                             ------------------
Year ended December 31, 1994................................        $6.04
Year ended December 31, 1995................................         6.45
Year ended December 31, 1996................................         5.32
Year ended December 31, 1997................................         6.52

---------------

(1) Based on unaudited, cash basis financial statements provided by the seller.

     Scheduled expirations at Southwest/Walgreen's during the next 10 years are as follows:

                                            GROSS LEASABLE AREA       ANNUALIZED BASE RENTAL INCOME
                                 NO. OF    ----------------------   ---------------------------------
            LEASE                LEASES    APPROXIMATE   PERCENT               PERCENT    AVERAGE PER
          EXPIRATION            EXPIRING     SQ. FT.     OF TOTAL    AMOUNT    OF TOTAL     SQ. FT.
          ----------            --------   -----------   --------   --------   --------   -----------
  1998........................      4         5,040        6.0%     $ 59,062     10.7%      $11.72
  1999........................      6        13,764        16.4      155,264     28.2        11.28
  2000........................      5        49,514        59.2      188,826     34.3         3.81
  2001........................      4        15,380        18.4      147,446     26.8         9.59
  2002........................      0             0         0.0            0      0.0            0
  2003........................      0             0         0.0            0      0.0            0
  2004........................      0             0         0.0            0      0.0            0
  2005........................      0             0         0.0            0      0.0            0
  2006........................      0             0         0.0            0      0.0            0
  2007 and thereafter.........      0             0         0.0            0      0.0            0
                                   --        ------       -----     --------    -----       ------
          Total...............     19        83,698      100.0%     $550,598    100.0%      $ 6.58
                                   ==        ======       =====     ========    =====       ======

     Two tenants, Southwest Supermarket and Walgreen's, each occupy in excess of 10% of the GLA at Southwest/Walgreen's Shopping Center. Southwest Supermarket occupies 27,064 square feet of GLA under a lease which expires on May 31, 2000 and has seven renewal options of five years each. Walgreen's occupies 16,000 square feet of GLA under a lease which expires on January 31, 2000.

  Town 'N Country Plaza

     Town 'N Country Plaza is a 158,104 square foot shopping center located in Tampa, Florida at the intersection of Hillsborough Avenue and Hanley Road. The property includes approximately 11.1 acres of land. The shopping center was built in 1970 (and renovated in 1986) and has an asphalt parking lot. An extensive renovation of the facade, signage and parking lot lighting was completed in 1997. The shopping center is located in the northwest area of Tampa and is considered an infill location.

     The shopping center has 17 tenants ranging in size from 320 square feet to 50,000 square feet. Additionally, separate buildings are leased to Checkers, a fast food restaurant, and to NationsBank for an

ATM. Kentucky Fried Chicken is located on a free-standing parcel within the shopping center. The shopping center is anchored by Big Lots (30,000 square feet), and T J Maxx (24,320 square feet), a clothing store. Holiday Wonderland occupies 50,000 square feet, but is not considered an anchor tenant because it may not be considered a credit tenant. Big Lot's lease expires January 31, 2002 and T J Maxx's lease expires October 31, 1999. The shopping center is 100% occupied.

     After its acquisition, anticipated for March 1998, the federal tax basis of Town 'N Country will be its purchase price plus closing costs, estimated to be $4,990,000. The realty tax rate on Town 'N Country is approximately $2.56 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $97,271.

     The following table sets forth the percentage of GLA at Town 'N Country which was leased as of December 31 for the last five years:

                           AS OF:                             PERCENTAGE LEASED(1)
                           ------                             --------------------
December 31, 1993...........................................         100.0%
December 31, 1994...........................................         100.0
December 31, 1995...........................................          67.7
December 31, 1996...........................................         100.0
December 31, 1997...........................................         100.0

---------------

(1) Based on unaudited information provided by the seller.

     The following table sets forth the average rental income per square foot at Town 'N Country for the last five years:

                                                              AVERAGE EFFECTIVE ANNUAL
                                                                 RENTAL INCOME PER
                          PERIOD:                                    SQ. FT.(1)
                          -------                             ------------------------
Year ended December 31, 1993................................           $3.14
Year ended December 31, 1994................................            3.36
Year ended December 31, 1995................................            3.76
Year ended December 31, 1996................................            3.58
Year ended December 31, 1997................................            4.02

---------------

(1) Based on unaudited, cash basis financial statements provided by the seller.

     Scheduled lease expirations at Town 'N Country during the next 10 years are as follows:

                                                                        EFFECTIVE ANNUAL RENTAL INCOME
                                              GROSS LEASABLE AREA     ----------------------------------
                                            -----------------------                            AVERAGE
          LEASE            NO. OF LEASES    APPROXIMATE    PERCENT                PERCENT        PER
       EXPIRATION             EXPIRING        SQ. FT.     OF TOTAL     AMOUNT    OF TOTAL      SQ. FT.
       ----------          --------------   -----------   ---------   --------   ---------   -----------
  1998...................         6             8,420         5.3%    $ 86,700      12.3%      $10.30
  1999...................         3            27,120        17.2      169,120      24.0         6.24
  2000...................         0                 0         0.0            0       0.0            0
  2001...................         0                 0         0.0            0       0.0            0
  2002...................         7           119,300        75.5      419,872      59.5         3.52
  2003...................         0                 0         0.0            0       0.0            0
  2004...................         0                 0         0.0            0       0.0            0
  2005...................         0                 0         0.0            0       0.0            0
  2006...................         0                 0         0.0            0       0.0            0
  2007 and thereafter....         1             3,264         2.0       30,000       4.2         9.19
                                 --           -------       -----     --------     -----       ------
          Total..........        17           158,104       100.0%    $705,692     100.0%      $ 4.46
                                 ==           =======       =====     ========     =====       ======

     Three tenants, Holiday Wonderland, Big Lots and T J Maxx, each occupy in excess of 10% of the GLA at Town 'N Country Shopping Center. Holiday Wonderland occupies 50,000 square feet of GLA under a lease which expires on January 31, 2002 and has one renewal option of five years. Big Lot occupies 30,000 square feet of GLA under a lease which expires on January 31, 2002 and has three renewal options of five years each. T J Maxx occupies 24,320 square feet of GLA under a lease which expires on October 31, 1999 and has one renewal option of five years.

  University Mall Shopping Center

     University Mall is a 315,596 square feet shopping center located at the corner of Pines and University Boulevards in Pembroke Pines, Florida. Pembroke Pines is an independent municipality near Ft. Lauderdale, Florida. Pines and University are the main thoroughfares in Pembroke Pines. The property includes approximately 29.0 acres of land.

     University Mall was built in 1973 and originally contained interior mall space. Separate buildings (Phase II and Phase III) were developed in 1975 and 1984, respectively, and contain 16,296 square feet and 26,625 square feet, respectively. During 1990 and 1993, an aggregate of 13,000 square feet was added to Phase I and all interior mall space was converted to storefront space with the addition of several large anchor tenants.

     University Mall has 36 tenants ranging in size from 750 square feet to 91,500 square feet. Additionally, separate buildings are leased to TGI Fridays, WAG's, Taco Bell and a Federal Express kiosk. Also, Pollo Tropical and Red Lobster are situated on outparcels and owned by third parties. University Mall is anchored by Uptons (91,500 square feet), whose lease expires December 1, 2002, Sports Authority (42,000 square feet), whose lease expires April 30, 2012, Ross Stores (25,920 square feet), whose lease expires January 31, 2001, OfficeMax (23,500 square feet), whose lease expires January 31, 2003 and Eckerd Drugs (12,000 square feet), whose lease expires December 31, 2002. Additionally, 46,246 square feet in the rear of the shopping center is leased to University Self Storage, a climate controlled, self-storage facility, the lease for which expires December 15, 2007. The shopping center is approximately 98% leased.

     After its acquisition in February 1998, the federal tax basis of University Mall will be its purchase price plus closing costs, estimated to be $18,650,000. The realty tax rate on University Mall is approximately $2.57 per $100 of assessed value, resulting in an estimated 1997 realty tax of approximately $324,339.

     The following table sets forth the percentage of GLA at University Mall which was leased as of December 31 for each of the last five years:

                           AS OF:                             PERCENTAGE LEASED(1)
                           ------                             --------------------
December 31, 1993...........................................          92.4%
December 31, 1994...........................................          90.7
December 31, 1995...........................................          94.8
December 31, 1996...........................................          97.6
December 31, 1997...........................................          98.0

---------------

(1) Based on unaudited information provided by the seller.

     The following table sets forth the average rental income per square foot at University Mall for each of the last five years:

                                                                AVERAGE RENTAL
                                                              INCOME PER SQ. FT.
                          PERIOD:                                 OF GLA(1)
                          -------                             ------------------
Year ended December 31, 1993................................        $5.93
Year ended December 31, 1994................................         6.07
Year ended December 31, 1995................................         6.08
Year ended December 31, 1996................................         6.12
Year ended December 31, 1997................................         6.19

---------------

(1) Based on unaudited, cash basis financial statements provided by the seller.

     Scheduled lease expirations at University Mall during the next 10 years are as follows:

                                           GROSS LEASABLE AREA        EFFECTIVE ANNUAL RENTAL INCOME
                                          ----------------------    -----------------------------------
         LEASE            NO. OF LEASES   APPROXIMATE   PERCENT                  PERCENT    AVERAGE PER
       EXPIRATION           EXPIRING        SQ. FT.     OF TOTAL      AMOUNT     OF TOTAL     SQ. FT.
       ----------         -------------   -----------   --------    ----------   --------   -----------
  1998..................        4            10,572        3.4%     $  132,895      6.4%      $12.57
  1999..................        9            21,935        7.1         287,408     13.8        13.10
  2000..................        7            11,711        3.8         160,072      7.7        13.67
  2001..................        3            27,045        8.8         258,409     12.4         9.55
  2002..................        8           139,243       45.2         642,839     30.9         4.62
  2003..................        1            23,500        7.6         129,240      6.2         5.50
  2004..................        0                 0        0.0               0      0.0            0
  2005..................        0                 0        0.0               0      0.0            0
  2006..................        0                 0        0.0               0      0.0            0
  2007 and thereafter...        4            73,831       24.1         467,392     22.6         6.33
                               --           -------      -----      ----------    -----       ------
          Total.........       36           309,346      100.0%     $2,078,255    100.0%      $ 6.75
                               ==           =======      =====      ==========    =====       ======

     Two tenants, Uptons and The Sports Authority, each occupy in excess of 10% of the GLA at University Mall. Uptons occupies 91,500 square feet of GLA under a lease which expires on December 1, 2002 and has five renewal options of five years each. The Sports Authority occupies 42,000 square fee of GLA under a lease which expires on April 30, 2012 and has four renewal options of five years each.

TENANT DELINQUENCIES AND BANKRUPTCIES


     As of December 31, 1997 two tenants, representing 1.6% of the total GLA of the Original Properties, were consistently delinquent with their rent. Management expects these tenants to vacate and is actively seeking replacement tenants. Management is not aware of any tenants that are currently in bankruptcy.

MORTGAGE INDEBTEDNESS

     The following table sets forth certain information regarding the mortgage indebtedness of the Company as of December 31, 1997:


                                                                                                          PROJECTED
                                                  DEBT TO BE                                               ANNUAL
                                                  REPAID UPON                 INTEREST RATE               INTEREST
                                                  COMPLETION    BALANCE TO     ON BALANCE                 PAYMENTS
                                    BALANCE AS      OF THE        REMAIN        REMAINING     MATURITY       AS
             PROPERTY               OF 12/31/97    OFFERING     OUTSTANDING    OUTSTANDING    DATES(1)   OF 12/31/97
             --------               -----------   -----------   -----------   -------------   --------   -----------
                                                                 (DOLLARS IN THOUSANDS)
ORIGINAL PROPERTIES:
----------------------------------
Twin Lakes Shopping Center(4).....    $ 1,735       $ 1,735       $     0            --%      05/10/05     $    0
Autobahn Shopping Center(4).......      1,131         1,131             0            --       11/30/98          0
Centennial Shopping
  Center(3)(4)....................      3,744         3,744             0            --       09/25/98          0
Centennial Shopping Center(4).....        124           124             0            --       09/25/98          0
Centennial Shopping Center(4).....          7             7             0            --       03/25/98          0
Bandera Festival Shopping
  Center(2)(4)....................      7,772         7,772             0            --       03/31/99          0
University Park Shopping Center...      4,798             0         4,798          9.30       04/01/18        443
McMinn Plaza Shopping Center......        387             0           387          8.25       07/01/03         30
McMinn Plaza Shopping Center......        703             0           703          7.63       11/01/02         49
Park Northern Shopping Center.....      2,743             0         2,743          8.37       12/01/06        227
El Campo Shopping Center(3)(4)....      1,576         1,576             0            --       06/27/03          0
College Station land(5)...........        206             0           206          8.50       12/27/99         18
                                      -------       -------       -------                                  ------
         Total Original
           Properties.............    $24,926       $16,089       $ 8,837                                  $  767

ACQUISITION PROPERTIES:
----------------------------------
The Market at First Colony........          0             0             0            --             --          0
Hedwig Shopping Centers...........      3,577             0         3,577         10.75       06/10/99        383
Benchmark Crossing................      3,695             0         3,695          9.25       08/01/05        340
University Mall Shopping Center...     13,347             0        13,347          8.44       12/01/06      1,122
Mason Park Centre.................          0             0             0            --             --          0
Rosemeade Park Shopping Center....      3,497             0         3,497          8.30       12/01/07        288
Town 'N Country Plaza.............      2,500         2,500             0            --       11/01/02          0
Southwest/Walgreen's Shopping
  Center..........................          0             0             0            --             --          0
                                      -------       -------       -------                                  ------
         Total Acquisition
           Properties.............    $26,616       $ 2,500       $24,116                                  $2,133
                                      -------       -------       -------                                  ------
Total Mortgage Indebtedness.......    $51,542       $18,589       $32,953                                  $2,900
                                      =======       =======       =======                                  ======


---------------

(1) The mortgage loan secured by University Park Shopping Center may not be prepaid until May 2005 and can be prepaid thereafter with a penalty of 5%, 4%, 3%, 2%, and 1%, respectively, in the next five years. The 7.625% mortgage loan secured by a portion of McMinn Plaza Shopping Center may not be prepaid until July 1999 and can be prepaid thereafter with a penalty of 5% in the first year thereafter, 4% in the second year, 3% in the third year and 2% in the fourth and fifth years. The mortgage loan secured by Twin Lakes Shopping Center may be prepaid prior to May 10, 2000 by paying a penalty of 3%, 2% and 1% in the mortgage years ending May 10, 1998, May 10, 1999 and May 10, 2000, respectively. The mortgage loan secured by Benchmark Crossing may not be prepaid until August 2000 and the mortgage loan secured by University Mall may not be prepaid until November 1999. All of the other mortgage loans may be prepaid at any time, either at par or subject to prepayment penalties calculated typically on a yield maintenance basis.

(2) This mortgage loan requires an additional principal payment equal to 1/2% of outstanding principal on April 1, 1998.

(3) These mortgage loans may each be extended one time for three years after the due date. The Centennial mortgage loan extension provides for an increase in the interest rate to 9.5% and a $100,000 principal payment on September 25, 1998. The El Campo mortgage loan extension requires a $150,000 principal payment on June 27, 2003 and the payment of interest at the lesser of prime plus 1/2%, or 9%.

(4) Mortgages on five properties, with a combined balance of approximately $16,000,000, were repaid from the proceeds of a $56,800,000 bridge loan that is secured by a first mortgage on the following properties: Twin Lakes, Autobahn, Centennial, Bandera, El Campo, Mason Park, Southwest/Walgreen's and The Market at First Colony. It is anticipated that the bridge loan will be repaid from the proceeds of the Offering.

(5) The interest rate accrues at the prime rate of Chase Bank of Texas, which was 8.5% at December 31, 1997.

     As of December 31, 1997, the Company's mortgage indebtedness was approximately $25.0 million, with each mortgage loan being secured by one of the Original Properties. The Company's mortgage indebtedness bears interest rates ranging from 7.63% to 9.75%, with a weighted average stated interest rate of 8.99% and a weighted maturity of 6.5 years.

     All of the mortgage loans included in the above table, except the College Station land loan (relating to the recently acquired outparcel of University Park Shopping Center), have fixed interest rates. Accordingly, 99.2% of the Company's mortgage indebtedness has fixed interest rates.

RENTAL REVENUES

     Substantially all of the income from the Properties consists of rent received under long-term leases. In addition, substantially all of the leases provide for payment from tenants of a pro rata share of the real estate taxes, insurance, utilities and common area maintenance of the property. Leases at the Properties which provide for the payment of percentage rents represent 39% of the total number of leases. Percentage rents represented approximately 0.54% of gross rental revenue from the Original Properties, or approximately $26,400, for the year ended December 31, 1997.

CAPITAL EXPENDITURES


     The following table sets forth information relating to historical capital expenditures (excluding tenant improvements) on the Company's Original
Properties:



                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1997        1996        1995
                                                     --------    --------    --------
Total capital expenditures.........................  $ 50,056    $ 66,160    $ 79,885
Average number of square feet(1)...................   754,563     594,457     542,095
Capital expenditures per square foot...............  $   0.07    $   0.11    $   0.15
Three year average capital expenditure per square
  foot.............................................  $   0.11


---------------

(1) Represents the average aggregate amount of square feet owned by the Company during the year.

COMPETITION

     All of the Properties are located in areas which have shopping centers and other retail facilities. Generally, there are other neighborhood and community shopping centers within close proximity to the Property. The amount of rentable retail space in an area could have a material adverse effect on the amount of rent charged by the Company and on the Company's ability to rent vacant space and/or renew leases. There are numerous commercial developers, real estate companies, private REITs, smaller public REITs and major retailers that compete with the Company in seeking properties for acquisition and tenants for properties, many of which may have greater financial and other resources than the Company and may have substantially more operating experience than that of the Company, its officers and agents. There are numerous shopping facilities that compete with the Properties in attracting retailers to lease space. In addition, retailers at the Properties face increasing competition from outlet malls, discount shopping clubs, catalog companies, direct mail and telemarketing.

EMPLOYEES

     The Company has no salaried employees. All personnel required for the Company's operations are provided by the Investment Manager.

LEGAL PROCEEDINGS

     The Company is not presently involved in any litigation nor, to its knowledge, is any litigation threatened against the Company or any of the Properties, except for routine litigation arising in the ordinary course of business which, in the opinion of the executive officers of the Company, would not have a material adverse effect on the Company.

REGULATIONS AND INSURANCE

     General. The Properties, as well as any other properties which the Company may acquire in the future, are subject to various federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. The Company believes that each Property when acquired had all permits and approvals necessary under current law.

     Insurance. The Company believes that the Properties are, or upon acquisition will be, covered by adequate property and liability insurance provided by reputable, commercially rated companies and with commercially reasonable deductibles and limits. Management expects to maintain such insurance coverage and to obtain similar coverage with respect to any additional properties acquired by the Company in the near future. The Company has obtained or will obtain title insurance relating to the Properties in an aggregate amount which the Company believes to be adequate. See "Risk Factors--Uninsured Loss and Condemnation."

     Americans With Disabilities Act. The Properties are subject to the Americans with Disabilities Act of 1990 (the "ADA"). The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that all public facilities be made accessible to people with disabilities. The requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers and other capital improvements at the Properties. Noncompliance could result in the imposition of fines by the U.S. government or an award of damages to private litigants. The Company believes that the Properties are substantially in compliance with these requirements.

ENVIRONMENTAL MATTERS

     Under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as well as similar state and local laws, owners and operators of property, both past and present, may be held financially responsible for the investigation and, if appropriate, the remediation of hazardous substance releases into the environment. Other parties who arranged for the disposition of hazardous substances or transported hazardous substances for disposition also may be held liable. Liability under CERCLA and similar laws is strict, joint and several and, in many instances, may be imposed without regard to the party's culpability concerning the hazardous substance release. Potentially responsible parties may be liable to one another, the government and, in some instances, third parties.

     Costs recoverable under CERCLA must be consistent with the National Contingency Plan. The National Contingency Plan establishes a procedure whereby contaminated properties are identified and, if necessary, remediated in a priority fashion. If conducted in the appropriate manner, these costs will include, but may not be limited to, funds expended to investigate and to remediate hazardous substance releases. Costs associated with any such environmental activity may be substantial.

     Phase I environmental assessments have been conducted on all of the Properties within the past 18 months. See "Risk Factors -- Environmental Matters." The purpose of the Phase I environmental assessments was to determine if past or present uses of, or conditions on, the Properties or properties in the vicinity of the Properties, indicate the potential for soil or groundwater contamination or if other environmental conditions might affect future uses of the Properties or liability associated therewith. Phase I environmental assessments generally included the following: visual inspection of the property, review of available land use records, interviews with the property representatives; examination of information from environmental agencies; and a walk-through survey for suspected asbestos and lead-containing materials. As may be required by any applicable federal, state or local laws, the Company has addressed or will address any recommendations contained in the Phase I environmental assessment reports.

     None of the reports from the Phase I environmental assessments or subsequent investigations has revealed, nor is the Company or the Investment Manager aware of, any environmental condition that the Company believes would have a material adverse effect on the Company's business, assets or results of operations. The Company and the Investment Manager believe that the Properties are in compliance in all material respects with applicable federal, state and local laws, ordinances and regulations concerning the presence of hazardous substances. Neither the Company nor the Investment Manager has been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous substances in connection with any of its Properties. It is possible, however, that the Phase I environmental assessments and subsequent investigations do not reveal all environmental liability concerns or that there are material environmental liabilities of which the Company is unaware. Accordingly, no assurance can be given that (i) future laws, ordinances or regulations will not require or impose any material expenditures or liabilities in connection with the environmental conditions by or on the Company or the Properties; (ii) the current environmental condition of each Property will not be affected by tenants and occupants of such Property, by the condition of properties in the vicinity of such Property or by third parties unrelated to the Company; (iii) prior owners or prior or current tenants of a Property did not create any material adverse environmental condition of which the Company or the Investment Manager is unaware.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the Company's current policies with respect to investments, financings, affiliate transactions and certain other activities. The Company's policies with respect to these activities have been determined by management of the Company and by the Investment Manager and may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company. No assurance can be given that the Company's investment objectives will be attained or that the value of the Company will not decrease.

INVESTMENT POLICIES

     Investments in Real Estate or Interests in Real Estate. The Company's primary business objective is to maximize shareholder value by maintaining long-term growth in Cash Available for Distribution and paying distributions to its shareholders. The Company intends to pursue this objective by continuing to acquire community shopping centers for long-term ownership and to manage its properties intensively, and thereby seek to maximize current and long-term income and the value of its assets. The Company's policy, as determined by the Investment Manager, is to acquire or redevelop assets in geographic areas where the Company believes that opportunities exist for acceptable investment returns.

     The Company expects to pursue its investment objectives primarily through the direct ownership of properties. The Company currently intends to invest in or develop primarily community shopping center properties in its primary markets. However, future investment or redevelopment activities will not be limited to any geographic area or to a specified percentage of the Company's assets. All of the Properties initially will be managed by the Company or third party on-site property managers retained by the Investment Manager. There is no limit on the percentage of assets which will be invested in any specific property.

     The Company may also participate with other entities in property ownership, through joint ventures or other types of common ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over any equity interest of the Company.

     Investments in Real Estate Mortgages. While the Company intends to emphasize equity real estate investments, it may, in its discretion, invest in first or second mortgages or other real estate interests consistent with its qualification as a REIT. The Company may also invest in participating or convertible mortgages if the Trust Managers conclude that the Company and its shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. There is no limit on the percentage of assets which may be invested in any type of mortgage or in any single mortgage, nor is there any limit on the types of properties subject to mortgages in which the Company may invest.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the percentage ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, although it has not done so in the past. See "Federal Income Tax Consequences -- Requirements for Qualification as a Real Estate Investment Trust." The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. There is no limit on the percentage of assets which may be invested in securities of or interests in other issuers.

     Periodic Review of Assets. The Company has no current intention to dispose of any of the Properties. Nevertheless, the Company reserves the right to dispose of any of the Properties or any property that may be acquired in the future if the Company determines that the disposition of such property is in the best interests of the Company and its shareholders.

FINANCING POLICIES

     The organizational documents of the Company do not contain any limitations on the amount or percentage of indebtedness the Company may incur, nor does the Company have a policy limiting the amount of indebtedness that the Company may incur. As a general policy, however, the Company intends to maintain a ratio of total indebtedness to Total Market Capitalization of approximately 50%. However, no assurance can be given that the Company will be able to accomplish this objective. The debt to Total Market Capitalization ratio is based in part upon the stock market value of equity, and accordingly fluctuates with changes in the price of the shares and differs from a debt-to-tangible net worth ratio which is based on book value of a company's assets. The Company is basing its debt capitalization policy on a ratio of long-term debt to Total Market Capitalization rather than debt-to-book value of assets because the Company believes that market capitalization is a more appropriate measure of the market value of the Company's assets than the book value of its assets and more indicative of its ability to repay debt.

     On a pro forma basis at December 31, 1997, after giving effect to the Offering (assuming an initial public offering price of $10.50 per Common Share), the Company had a ratio of long-term debt to Total Market Capitalization of 27.0%. See "Capitalization." Assuming no change in the market value of issued and outstanding Common Shares, the Company would be able to incur approximately $56,000,000 of additional indebtedness and still maintain a ratio of long-term debt to Total Market Capitalization of 50%. The Company, however, may at any time and from time to time reevaluate and change its debt policy in light of current economic conditions, relative cost of debt and equity capital, changes in the market capitalization of the Company, acquisition opportunities and other factors, and may modify its debt financing policy and may increase or decrease its ratio of long-term debt to Total Market Capitalization without a vote of its shareholders. The Trust Managers will consider a number of factors when evaluating the Company's level of indebtedness and when making decisions regarding the incurrence of indebtedness, including the purchase price of properties to be acquired with debt financing, the estimated market value of its properties upon refinancing, and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service.

     Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to the sellers of properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in properties owned by the Company or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by the Company may be used for the payment of distributions, for working capital, to refinance existing indebtedness or to finance acquisitions of new properties.

     In the event that the Trust Managers determine to raise additional equity capital, the Trust Managers have the authority, without shareholder approval, to issue additional Common Shares or Preferred Shares in any manner (and on such terms and for such consideration) they deem appropriate, including in exchange for property. Existing shareholders would have no preemptive right to purchase such shares in any offering, and any such offering might cause a dilution of a shareholder's investment in the Company. See "Description of Shares of Beneficial Interest."

AFFILIATE TRANSACTION POLICY

     The Company has adopted a policy that it will not without the approval of a majority of the independent Trust Managers (i) acquire from or sell to any Trust Manager, officer or employee of the Company, or any entity in which a Trust Manager, officer or employee of the Company beneficially owns more than a 1% interest, or, except for any property in which the Company owns an economic interest, acquire from or sell to any affiliate of any of the foregoing, any property or other assets of the Company, or (ii) make any loan (other than pursuant to the Plan) to or borrow from any of the foregoing persons.

CERTAIN OTHER POLICIES

     The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company does not intend to (i) invest in the securities of other issuers for the purpose of exercising control over such issuer, (ii) underwrite securities of other issuers, or (iii) actively trade in loans or other investments.

     The Company may make investments other than as previously described, although it does not currently intend to do so. The Company has authority to purchase or otherwise reacquire Common Shares or any of its other securities in the open market or otherwise and may engage in such activities in the future. The Trusts Managers have no present intention of causing the Company to repurchase any of the Common Shares, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code. The Company may issue securities in exchange for real estate assets if the Trust Managers determine such issuances to be in the best interests of the Company's shareholders.

     The Company has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, loans to joint ventures in which it participates. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, and the Company does not intend to do so in the future. The Company's policies with respect to such activities may be reviewed and modified from time to time by the Board of Trust Managers without the vote of the shareholders.

                                   MANAGEMENT

TRUST MANAGERS AND OFFICERS

     The Company's Trust Managers are elected annually by the shareholders and remain in office until their successors, if any, are elected. The Trust Managers are responsible for appointing the executive officers of the Company, for selecting, monitoring and supervising the Investment Manager and for approving borrowings by the Company. The Trust Managers are also responsible for the adoption from time to time of such investment policies and limitations as they may deem appropriate in light of the Company's investment objective.

     The following table sets forth the names and positions of the Trust Managers and executive officers of the Company.


                                                              POSITIONS AND
                  NAME                    AGE            OFFICES WITH THE COMPANY
                  ----                    ---            ------------------------
Robert W. Scharar.......................  49    Trust Manager and Chairman of the Board
Jerry M. Coleman........................  62    Trust Manager
Josef C. Hermans........................  55    Trust Manager
William C. Brooks.......................  61    Trust Manager
Ira T. Wender...........................  71    Trust Manager
Lewis H. Sandler........................  61    President and Chief Executive Officer
Daniel M. Jones, III....................  55    Chief Financial Officer
Randall D. Keith........................  39    Vice President and Chief Operating Officer


     Information concerning the Trust Managers and executive officers of the Company is as follows:

     Robert W. Scharar. Mr. Scharar, who resides in Houston, Texas, received a B.S.B.A. degree in business from the University of Florida in 1970, an M.B.A. degree in 1971 from Northeastern University, a J.D. from Northeastern University Law School in 1974, and an L.L.M. degree in Taxation from Boston University Law School in 1979. In 1975, he formed First Commonwealth Associates, a Texas partnership, which engaged in financial planning and advisory services. In 1981, the assets of First Commonwealth Associates were acquired by UST Financial Planning Company, Inc., a subsidiary of UST Corp. (a Massachusetts bank holding company), and Mr. Scharar served as President of that subsidiary. In 1983, Mr. Scharar founded the Investment Manager, which acquired the Texas and Florida offices of UST Financial Planning Company, Inc. Mr. Scharar is President and a director of the Investment Manager. Mr. Scharar also serves as one of four Trustees of both First Commonwealth Mortgage Trust ("FCMT"), a private real estate investment trust which is engaged in the business of originating and investing in real estate mortgage loans, and Ivy, a private REIT engaged in the business of acquiring and operating office buildings. The Investment Manager is also the investment manager for FCMT and Ivy. Since 1991, Mr. Scharar has served as President and Portfolio Manager of Capstone New Zealand Fund and since 1997 as President and Portfolio Manager of Capstone Japan Fund. From 1992 through 1996, he served as director of South West Property Trust, Inc. ("SWP") and in 1997 when SWP merged into United Dominion Realty Trust, Inc. ("UDR"), he became a director of UDR. Mr. Scharar has served as a Trust Manager and Chairman of the Board of the Company since its inception in 1989.


     Jerry M. Coleman. Mr. Coleman resides in El Paso, Texas and is a commercial real estate developer and builder. Mr. Coleman received his J.D. from the University of Texas. Since 1975, Mr. Coleman has served as Chairman and CEO of Capital Resource & Investment Co. and managing partner of Azar-Coleman Properties since 1982. From 1977 to 1980, Mr. Coleman was Chairman of the Board and Chief Executive Officer of Citizen National Bank of Austin, Texas and remained Chairman of the Board of the successor MBank until 1988. Mr. Coleman has served as a Trust Manager of the Company since January 1, 1989. Mr. Coleman also serves as a Trust Manager of Ivy and of FCMT.


     Josef C. Hermans. Mr. Hermans resides in Houston, Texas and is a consultant to the hotel industry. Mr. Hermans is a graduate of the Lausanne, Switzerland Hotel Management School. In addition to his early experience in European hotels, Mr. Hermans served as Vice President of Operations of Mariner Corporation between 1976 and 1983. Since 1983, Mr. Hermans has been self-employed as a consultant in the hospitality industry. Mr. Hermans currently serves as a Trust Manager of FCMT and Ivy and a director of Mirror Properties Corp. Mr. Hermans has served as a Trust Manager of the Company since January 1, 1989.

     William C. Brooks. Mr. Brooks is a financial consultant who resides in Boynton Beach, Florida. Mr. Brooks is a graduate of Oberlin College in Oberlin, Ohio. From 1980 to 1994, Mr. Brooks was Chief Financial Officer, Senior Vice President and Treasurer of UST Corp., a Massachusetts bank holding company. Since 1994, Mr. Brooks has served as a financial consultant. Mr. Brooks currently serves as a Trust Manager of FCMT and Ivy. Mr. Brooks has served as a Trust Manager of the Company since March 3, 1995.

     Ira T. Wender. Mr. Wender resides in New York, New York. He is a former partner and is currently of counsel to the law firm of Patterson, Belknap, Webb & Tyler, New York, New York, which he joined in January 1993. From 1982 through May 1997, Mr. Wender was a Director of Southwest Realty, Ltd. and its successors in interests, South West Property Trust Inc. and United Dominion Realty Trust. From January 1994 to December 1995, Mr. Wender was Chairman of Perry Ellis International, Inc. He is currently a director of Dime Savings Bank of New York and REFAC Technology, Inc. Mr. Wender has served as a Trust Manager of the Company since December 1997.

     Lewis H. Sandler. Mr. Sandler resides in Dallas, Texas. Mr. Sandler has served as President and Chief Executive Officer of the Company and the Chief Executive Officer of the real estate services division of the Investment Manager since January 1997. Prior to that time, he served as Executive Vice President, Secretary, General Counsel and a Director of Southwest Realty, Ltd., a publicly traded multi-family limited partnership from 1983 through October, 1992. From October 1992 through December 1996, Mr. Sandler served in similar roles for SWP. Mr. Sandler received a B.A. degree from Hamilton College in 1958 and an L.L.B. from Columbia University Law School in 1961. He is licensed to practice law in New York and Texas.

     Daniel M. Jones, III. Mr. Jones, who resides in Garland, Texas, has been Chief Financial Officer of the Company since May 1, 1997, and worked as a consultant to the Company and the Investment Manager for several months prior thereto. Prior to that time, he served from June 1996 until February 1997 as Vice President, Treasurer and Chief Financial Officer for SWP. Prior to SWP, Mr. Jones spent over 25 years as a senior financial officer in the retail industry with such companies as Dayton Hudson Department Stores (1979-81), Federated Department Stores (1981-83), R.H. Macy & Company (1983-87), Wyatt Cafeterias (1992-93) and Annie's Attic (1994-96). His work often included strategic planning, site selection, real estate and legal responsibilities. Mr. Jones also has an extensive background in contract and lease negotiations, all from the tenant's side. He received his B.S. in Accounting from Virginia Commonwealth University in Richmond, Virginia and is a CPA, licensed in Texas and Virginia.

     Randall D. Keith. Mr. Keith resides in Houston, Texas. He received a B.B.A. in Accounting from the University of Texas and is a Texas CPA. He is a member of the Houston Society of Financial Analysts, Texas Society of Certified Public Accountants and the Association for Management and Research. Mr. Keith has experience with Service Corporation International in equity research and portfolio management in both the public and private markets and in auditing and taxation with Grant Thorton. Mr. Keith currently serves as Vice President and Chief Operating Officer of the Company. Mr. Keith has been involved with the Company since its inception in 1988. He served as Secretary of the Company from 1988 to 1990 and from 1993 to 1996, Treasurer from 1990 to 1993, Vice President from 1993 to 1996, and as Vice President and Chief Operating Officer from 1996 to the present. Mr. Keith is employed by the Investment Manager.

     All officers and Trust Managers hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

COMMITTEES OF THE BOARD OF TRUST MANAGERS

     Audit Committee. The Board of Trust Managers has established an Audit Committee consisting of Messrs. Coleman, Hermans, Brooks and Wender. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

     Executive Committee. The Board of Trust Managers will establish, after completion of the Offering, an Executive Committee. The Executive Committee will have the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Trust Managers except for those which require action by all Trust Managers or the independent Trust Managers under the Charter or Bylaws or under applicable law.

     Compensation Committee. The Board of Trust Managers has established a Compensation Committee, consisting of Messrs. Coleman, Hermans, Brooks and Wender. The Compensation Committee has the authority to administer the Plan and the DRIP. Although the Investment Manager determines the compensation for the Company's officers, the Compensation Committee evaluates the performance of the Company's officers and makes recommendations to the Investment Manager regarding officer compensation.


COMPENSATION OF TRUST MANAGERS


     For services provided during fiscal 1997, Messrs. Coleman, Hermans and Brooks received 800 Common Shares in December 1997. Messrs. Coleman, Hermans, Brooks and Wender were each awarded 2,000 Common Shares in December 1997.

     Commencing in 1998, each independent Trust Manager will receive an annual fee of $10,000 plus $250 per meeting attended. Trust Managers who are employees of the Company or the Investment Manager will not be paid any Trust Manager fees. In addition, the Company may reimburse the Trust Managers for travel expenses incurred in connection with their activities on behalf of the Company. Trust Managers who are not employees of the Company or the Investment Manager will each receive a grant of options, upon completion of the Offering, to purchase 8,000 Common Shares under the Plan. The options will vest over a four year-period commencing January 1, 1999 and will be exercisable at a price per Common Share equal to the initial public Offering price. The unaffiliated Trust Managers will also be eligible to receive loans from the Company for purposes of exercising vested options, all or a portion of which may be forgiven over time. Additional options to purchase 2,000 Common Shares will be granted annually to each independent Trust Manager. The exercise price will be the fair market value on the date of option grant.

EXECUTIVE COMPENSATION

     Under the Advisory Agreement, the Investment Manager has assumed the responsibility for payment of all salaries and bonuses, if any, as well as payroll taxes and other fringe benefits for each of the Executive Officers of the Company and will make available at its own cost such other support personnel as may be needed by the Company. The Investment Manager will also supply the Company with office space and equipment, including telephones, facsimile and duplicating machines, as well as access to conference rooms and secretarial assistance. Should the advisory fee payable to the Investment Manager prove insufficient to cover such costs and expenses, the Investment Manager will bear the cost of any such overage. The Company will pay for its own direct and variable expenses that are identifiable directly to the Company's activities and operations. In this regard, the Company will bear its own costs for long distance telephone charges, postage, travel expense, printing costs and contract labor costs. See "Certain Relationships and Transactions."

     Each of Messrs. Sandler and Jones was hired by the Investment Manager during the Company's 1997 fiscal year. Although an officer of the Company during most of 1997, Mr. Jones was hired by the Company as an independent consultant for the purpose of assisting the Company in connection with the Offering and his monetary compensation was as a consultant. Mr. Keith was an officer of the Company during 1997 but allocated his time among the Company, the Investment Manager and several other entities affiliated within the Investment Manager. Together Messrs. Sandler, Jones and Keith are the Company's executive officers (the "Named Executive Officers"). The following table sets forth the annualized base salary paid to each of the Named Executive Officers by the Investment Manager for the 1997 fiscal year and their estimated compensation for the 1998 fiscal year.
                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                                                        -----------------------
                                                                                AWARDS
                                          ANNUAL COMPENSATION           -----------------------
                                   ----------------------------------   RESTRICTED   SECURITIES
   NAME AND PRINCIPAL     FISCAL                         OTHER ANNUAL     SHARE      UNDERLYING    ALL OTHER
        POSITION           YEAR     SALARY      BONUS    COMPENSATION     AWARDS      OPTIONS     COMPENSATION
        --------          ------   --------    -------   ------------   ----------   ----------   ------------
Lewis H. Sandler           1997    $ 67,166(1) $    --      $   --       $105,000(5)       --          --
  President and Chief      1998     155,000(2)  25,000(2)        --            --      40,000(6)       --
  Executive Officer
Daniel M. Jones, III       1997    $ 63,750(3) $    --      $  900         84,000(5)       --          --
  Chief Financial
     Officer               1998     106,667(3)  15,000(2)        --            --      32,000(6)       --
Randall D. Keith           1997    $ 67,548(4) $    --      $4,463         84,000(5)       --          --
  Vice President and       1998      93,334(2)      --          --             --      32,000(6)       --
  Chief Operating
     Officer

---------------

(1) Represents the salary paid to Mr. Sandler by the Investment Manager. Approximately $6,716 of such amount represents compensation paid for services rendered to the Investment Manager and its affiliates.

(2) Represents estimated compensation for fiscal 1998, assuming the Offering is completed in early March 1998.

(3) The 1997 compensation and a portion of the 1998 compensation represent sums paid to Mr. Jones in his capacity as a consultant to the Company. Upon consummation of the Offering, Mr. Jones will become an employee of the Investment Manager and his salary will be paid by the Investment Manager. Mr. Jones will be dedicated by the Investment Manager solely to perform services for the Company.

(4) Represents the salary paid to Mr. Keith by the Investment Manager. Mr. Keith has been dedicated by the Investment Manager solely to perform services for the Company.

(5) Based solely upon the estimated Offering price of $10.50 per share and does not necessarily reflect the fair market value of the shares. The restricted shares vest in 25% increments every six months, with the first vesting to occur on June 30, 1998. The recipients of restricted share awards under the Plan will receive distributions with respect to all of the shares. The only restricted shares held by the Named Executive Officers are listed above.


(6) It is anticipated that the Investment Manager will award a portion of the Options it receives to purchase 300,000 Common Shares in connection with the Offering to the Named Executive Officers as listed above. The options will vest in 25% annual increments beginning January 1, 1999. Vested options may be exercised for a period of five years. Payment for the Common Shares upon exercise will be made by the optionee's delivering to the Company a four-year promissory note in the original principal amount equal to the aggregate exercise price. The promissory note will bear interest at the Mid-Term Annual Compounding Applicable Federal Rate (as defined in the
    Code). The Mid-Term Annual Compounding Applicable Federal Rate on March 2, 1998 was 5.59%. Principal of the promissory note will be payable in four equal annual installments, together with accrued but unpaid interest. If the optionee is an employee or Trust Manager of the Company on the date an annual installment of principal is due, 80% of the annual installment (20% of the original principal amount) due will be forgiven by the Company, and the optionee will only be required to make a payment to the Company in an amount equal to 20% of the principal installment due, together with all accrued but unpaid interest.


     None of the Company's executive officers has an employment agreement with either the Company or the Investment Manager.

ADVISORY BOARD


     The Board of Trust Managers of the Company has established an advisory board (the "Advisory Board") that primarily will include real estate and securities industries professionals. It is currently anticipated that the Advisory Board will have seven seats. In some instances, such as when a partnership or corporation is awarded a seat, more than one representative of such entity may share the board seat. In such cases, more than one representative of such entity may attend meetings, but the expenses of only one individual will be paid by the Company. The professionals on the Advisory Board are expected to include shopping center developers and/or operators, regional or national retail brokers (for leasing and/or sales), experienced builders, securities underwriters, real estate attorneys, accountants and/or bankers. The identity, number and/or expertise of the professionals serving on the Advisory Board may vary from time to time at the discretion of the Trust Managers, at whose pleasure such professionals will serve. Members of the Advisory Board will be invited to all Board meetings and will be expected to lend their expertise to matters under consideration at such meetings. Such Advisory Board members, however, will have no vote on any matters brought before the Board of Trust Managers nor will they receive any monetary compensation for their service. The Company may, however, reimburse the Advisory Board members for travel expenses incurred to attend such meetings. In addition, the Company intends to award each of the members of the Advisory Board options to purchase up to 2,000 Common Shares under the Plan to be effective upon the later of consummation of the Offering or joining the Advisory Board. The options will vest on January 1, 1999 and will be exercisable for a period of five years from the date of vesting at a price per Common Share equal to the initial public Offering price or fair market value, as applicable. It is anticipated that options will be awarded annually to each member of the Advisory Board to purchase up to an additional 2,000 Common Shares per annum at an option exercise price equal to the fair market value of the Common Shares on the date of each option grant. In those instances where a partnership or corporation holds a seat, the entity may direct the division of the award among its representatives.


     Under Texas law, Advisory Board members have no fiduciary duties to shareholders. They will, however, obtain non-public information about the Company by attending Board meetings. Accordingly, they must comply with applicable federal and state securities laws.

     The first seat awarded by the Trust Managers on the Advisory Board was to the group comprised of Loren M. Pollack, David J. Scher and James H. Shimberg. These three experienced real estate developers/operators share one seat on the Advisory Board in that although all three of them may attend all Advisory Board meetings, the group will be compensated and reimbursed for the expenses of only one member of the group. They bring to the Company an aggregate of more than 50 years of retail development and operating experience. Information on the individual members of the group is as follows:

     Loren M. Pollack. Mr. Pollack, who resides in Clearwater, Florida, received a degree in Business Administration from the University of Illinois in 1955. He joined Stuart S. Golding Company ("Golding") in 1964 and has been an owner and President of Golding since 1975. Mr. Pollack has been actively involved in all aspects of Golding's development, financing, leasing and management of its retail shopping centers. He is a licensed real estate broker in Florida, has served as Florida State Director for the International Council of Shopping Centers and was a member of the Building Advisory and Examining Committee for Pinellas County, Florida.

     David J. Scher. Mr. Scher received a Bachelor of Science degree in economics from the University of Wales and became a qualified chartered accountant (England) in 1973. In 1987, Mr. Scher founded Major Video Canada and expanded it into a chain of 41 stores by the time it became Blockbuster Canada in 1989. In 1989, Mr. Scher joined Golding as a co-owner and has been actively involved in the planning, development, operation and management of more than eight retail (including mall and neighborhood) centers. Mr. Scher is the immediate past President of the Tampa Jewish Federation.

     James H. Shimberg. Mr. Shimberg is a graduate of the University of Chicago Law School and is a member of the New York and Florida Bars. He is the President of Town 'N Country Park, Inc., one of Tampa's largest home builders (over 8,000 homes) and a partner of Shimberg-Cross, one of Tampa's largest residential land developers. He is past President of both the Florida Home Builders Association and the Home Builders Association of Greater Tampa, and a permanent Life-Time Director of the National Association of Home Builders. In May 1985, he was inducted into the National Housing Hall of Fame in Washington, DC and in 1989 was inducted into the State of Florida Housing Hall of Fame. Mr. Shimberg has served as a member of a number of important state committees by appointment of successive Governors of Florida, and as the first Chairman of the Board of Trustees of the University Community Hospital of Tampa, Florida from 1968 to 1977.

SHARE INCENTIVE PLAN

     The Company has established an incentive compensation plan to enable Trust Managers, executive officers and key employees of the Company (and including any operating partnership of the Company) as well as key personnel of the Investment Manager who contributed services to the Company to participate in the ownership of the Company. The Plan is designed to attract and retain executive officers, Trust Managers and other key employees of the Company and the Investment Manager (collectively, "Plan Participants") and to provide incentives to such persons to maximize the Company's growth and cash flow available for distribution. The Plan provides for awards to the Plan Participants of both grants of restricted shares and non-qualified share options as well as incentive share options.

     Under the Plan, 5,000,000 Common Shares are reserved for issuance; provided, however, the number of shares subject to outstanding options may not exceed 10% of the outstanding Common Shares. The Compensation Committee will administer the Plan and will determine the Plan Participants, the number of shares to be granted, the number of options and shares covered thereby to be granted and the terms and conditions of grant and/or option exercise. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Plan. Loans, if any, to facilitate the exercise of option grants will also be determined and administered by the Compensation Committee.

     Non-qualified stock options will provide for the right to purchase Common Shares at a specified price which will not be less than the fair market value on the date of the grant and usually will become exercisable in installments for up to seven years after the grant date. Non-qualified stock options will expire not more than 10 years from the date of grant.

     Incentive stock options, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of the fair market value of the Common Shares on the grant date and a ten year restriction on their term. These options may be subsequently modified to disqualify them for treatment as incentive stock options.

     In December 1997, the Company awarded 67,000 Common Shares to the Investment Manager for the benefit of Messrs. Scharar, Sandler, Jones and Keith as well as other officers and key employees of the Investment Manager who have contributed to and are expected to continue to contribute to the Company's success, and awarded 2,000 Common Shares to each of the Company's four independent Trust Managers. The Investment Manager may transfer some or all of these Common Shares directly to the beneficiaries. These Common Shares are restricted and are subject to divestiture over a two year period in the event that the recipient or beneficial owner should voluntarily cease to be an officer or key employee of the Investment Manager or should be dismissed for cause during such vesting period. In addition, the Company will grant options to purchase 300,000 Common Shares to the Investment Manager immediately prior to completion of the Offering for the benefit of certain Investment Manager employees who contribute to the Company's success, including the Company's executive officers. The Investment Manager has identified the following persons to receive a portion of its options to purchase 300,000 shares: Messrs. Scharar (40,000), Sandler (40,000), Jones (32,000) and Keith (32,000) and each of the independent Trust Managers (2,000). The remaining options to purchase 156,000 shares will be held by the Investment Manager. These options will be exercisable at the public offering price of the Offering of the Common Shares and will vest evenly over a four-year period commencing January 1, 1999. These options may also be assigned, in whole or in part, directly to the beneficiaries for whom the Investment Manager is holding them. The beneficiaries of these option grants will be eligible to receive loans from the Company for purposes of exercising vested options, all or a portion of which may be forgiven over time. See "Management -- Executive Compensation," note 6.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements requiring the Company to indemnify its officers and Trust Managers, and advance expenses, to the maximum extent permitted by Texas law. See "-- Limitation of Liability and Indemnification."

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 9.20 of the Texas REIT Act, subject to procedures and limitations stated therein, allows the Company to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The Company is required by Section 9.20 of the Texas REIT Act to indemnify a trust manager or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a trust manager or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the Texas REIT Act, Trust Managers and officers are not entitled to indemnification if the trust manager or officer was found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any provision of the Charter, bylaws, agreements or otherwise. In addition, the Company has, pursuant to Section 15.10 of the Texas REIT Act, provided in its Charter that, to the fullest extent permitted by applicable law, a Trust Manager of the Company shall not be liable for any act, omission, loss, damage or expense arising from the performance of his duty under the Texas REIT Act, except for his own willful misfeasance or gross negligence.



     The Company currently maintains director and officer liability insurance in the amount of $1,000,000.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     As of June 9, 1997, the Company amended the Advisory Agreement with the Investment Manager. The Advisory Agreement is effective the first day of the quarter in which the Registration Statement of which this Prospectus is a part is declared effective. Under the terms of the Advisory Agreement, the Investment Manager is obligated to use its best efforts to administer the day-to-day operations of the Company and to implement the directives of the Trust Managers with respect to property operations, maintenance, rehabilitation, acquisitions, financings, refinancings and dispositions. Subject to their duty of overall supervision, the Trust Managers have delegated to the Investment Manager the power and duty to: (i) perform necessary administrative functions in the management of the Company; (ii) serve as the investment and financial investment manager and provide research, economic and statistical data in connection with investments and financial policies; (iii) investigate, select and conduct relations with accountants, attorneys, brokers, investors, property managers, builders, developers, banks and other lenders, and others as necessary in connection with investments; (iv) maintain bank accounts, and arrange for fidelity bonds with respect to all of the personnel handling funds and other liquid assets of the Company, with the Company named as an insured party; (v) administer such day-to-day bookkeeping and accounting functions as are required for the proper management of the assets of the Company, contract for audits and prepare or cause to be prepared such reports as may be required by any governmental authority; (vi) provide office space and office equipment and the use of accounting or computing equipment when required, and provide personnel necessary for the performance of such services; (vii) obtain services that may be required in acquiring and disposing of investments, disbursing and collecting funds, paying debts and fulfilling the obligations and handling, prosecuting and settling any claims of the Company; (viii) supervise and monitor the services of all professionals and agents retained by or for the benefit of the Trust to ensure that the Properties are operated and the business of the Trust is conducted in a prudent and businesslike manner; and (ix) render advice, and where appropriate, assist in the conduct of the Trust's business and affairs.

     The initial term of the Advisory Agreement will expire on December 31, 1998, and will automatically be renewed for five successive one-year terms, subject to a determination by a majority of the independent Trust Managers that the performance of the Investment Manager has been satisfactory. If the independent Trust Managers determine that the Investment Manager's performance has been unsatisfactory or without cause, they may terminate the Advisory Agreement upon six months prior notice, and pay the Investment Manager a termination fee (the "Termination Fee") equal to the product of the average monthly fee paid to the Investment Manager for the three full calendar months immediately preceding the month in which termination notice is given, times 12, less any sums paid or payable to the Investment Manager for the calendar months (up to a maximum of six) following the giving of notice but prior to the termination date. The Investment Manager's performance will be measured, in part, by the Company's growth in Funds From Operations, Funds From Operations per share, Cash Available for Distribution, market conditions that may affect each of its Properties and the Company's ability to acquire additional retail properties on terms and conditions that should be accretive to the Company's Funds From Operations over a reasonable period of time. The Company may terminate the contract for cause at any time and without payment of a termination fee. The Investment Manager may terminate the Advisory Agreement upon 90 days prior written notice without premium or penalty. If such termination is for cause, however, the Company would be obligated to pay the Termination Fee to the Investment Manager.

     Pursuant to the terms of the Bylaws and the Advisory Agreement, the Investment Manager is prohibited from performing similar functions for any real estate entity (other than the Company) whose primary function is to own and operate shopping centers in the United States. There is no limit on the right of any Trust Manager or Advisory Board member, or any director, officer, employee or shareholder of the Investment Manager to engage in any business (including competitive business activities) or to render services of any kind to any other entity.


     Under the Advisory Agreement, effective the first day of the calendar quarter in which the Registration Statement of which this Prospectus is a part is declared effective, the Investment Manager will be entitled to a fee equal to 6.8% of Advisory Funds From Operations. Based upon revenues of the Company for fiscal 1997, on a pro forma basis, the fee payable to the Investment Manager for fiscal 1997 would have been approximately $287,598. The Company believes that the terms of the Advisory Agreement are as favorable as could be obtained from an independent third party.



     The Company is acquiring University Mall with $1,400,000 borrowed from FCMT, an affiliate of the Investment Manager, and a purchase money promissory note from the seller of the shopping center (not an affiliate of the Company). FCMT is a mortgage REIT that is also managed by the Investment Manager. The note to FCMT bears interest at the rate of 12% per annum and matures on June 30, 1998. It is secured by a second mortgage on the Autobahn property. The Company believes the loan from FCMT is on terms as favorable as could be obtained from an independent third party.


     Messrs. Scharar, Sandler, Jones and Keith are the Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer and the Vice President and Chief Operating Officer, respectively, of the Company. They are all employees of the Investment Manager. See "Risk Factors -- Sole Reliance on Investment Manager."


     In connection with services rendered in connection with the Offering, the Company awarded 67,000 Common Shares to the Investment Manager for the benefit of Messrs. Scharar, Sandler, Jones and Keith, as well as other officers and key employees of the Investment Manager who have contributed to and are expected to continue to contribute to the Company's success, and awarded 2,000 Common Shares to each of the Company's four independent Trust Managers. The Investment Manager may transfer some or all of these Common Shares directly to the beneficiaries. These Common Shares are restricted and are subject to divestiture over a two year period in the event that the recipient or beneficial owner should voluntarily cease to be an officer or key employee of the Investment Manager or should be dismissed for cause during such vesting period. In addition, the Company will grant options to purchase 300,000 Common Shares to the Investment Manager immediately prior to completion of the Offering for the benefit of certain Investment Manager employees who contribute to the Company's success, including the Company's executive officers. See "Management -- Share Incentive Plan." These options will be exercisable at the public offering price of the Offering of the Common Shares and will vest evenly over a four-year period commencing January 1, 1999. These options may also be assigned, in whole or in part, directly to the beneficiaries for whom the Investment Manager is holding them. The beneficiaries of these option grants will be eligible to receive loans from the Company for purposes of exercising vested options, all or a portion of which may be forgiven over time. See "Management -- Executive Compensation,"
note 6.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the outstanding Common Shares as of December 31, 1997 and the Common Shares to be acquired in the Offering, by (i) the only shareholders known to the management of the Company to own beneficially more than 5% of the outstanding Common Shares; (ii) the Investment Manager; (iii) each Trust Manager and the executive officers of the Company; and (iv) the Trust Managers and executive officers as a group. Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by such person:


                                     NUMBER OF                         PERCENT OF       PERCENT OF
                                   COMMON SHARES                     CLASS PRIOR TO    CLASS AFTER
   NAME OF BENEFICIAL OWNER      BENEFICIALLY OWNED                   THE OFFERING     THE OFFERING
   ------------------------      ------------------                  ---------------   ------------
GAIA Visions Partners, Ltd. ...        83,737(1)                           9.15%              *%
  c/o J.M. Haley
  7149 Hillgreen
  Dallas, TX 75214
FCA Corp (Investment Manager)..        31,000(2)                           3.39               *
  5847 San Felipe, Suite 850
  Houston, TX 77057
Alfred S. Ross.................        47,367                              5.18               *
  150 Elm Street
  S. Dartmouth, MA 02748
Robert W. Scharar..............        65,302(3)                           6.59               *
  c/o FCA Corp
  5847 San Felipe, Suite 850
  Houston, TX 77057
Jerry M. Coleman...............         5,169(4)(6)                           *               *
Josef C. Hermans...............         5,626(6)(9)                           *               *
William C. Brooks..............         8,600(6)(10)                          *               *
Ira T. Wender..................         7,000(6)(11)                          *
Randall D. Keith...............        10,000(7)                              *               *
Lewis H. Sandler...............        60,000(5)                              *               *
Daniel M. Jones, III...........        10,000(8)                              *               *
Trust Managers / Officers as a
  Group (8 persons)............       160,533(2)(3)(4)(5)(6)(7)(8)        11.20            1.20


---------------

 * Less than 1%.

 (1) Includes 12,832 Common Shares into which its 1,604 Preferred Shares are convertible. The Preferred Shares will be redeemed from the proceeds of the Offering.

 (2) Includes 31,000 Common Shares awarded under the Plan in December 1997.

 (3) Includes 10,000 Common Shares awarded to Mr. Scharar and 31,000 Common Shares awarded under the Plan to the Investment Manager in December 1997. Mr. Scharar is President and a Director and a 52.7% shareholder of the Investment Manager. As a result of his control of the Investment Manager, the 31,000 Common Shares are required to be included in the number of shares beneficially owned by Mr. Scharar. Also includes 9,838 Common Shares as to which Mr. Scharar is a trustee, but has no beneficial interest. In addition, Mr. Scharar expects to acquire 5,000 Common Shares in the Offering.

 (4) Includes 1,569 Common Shares which are registered to Azar-Coleman Properties and controlled by Mr. Coleman and 500 Common Shares which Mr. Coleman plans to acquire in the Offering.

 (5) Includes 10,000 Common Shares awarded under the Plan to Mr. Sandler in December 1997. In addition, Mr. Sandler, on behalf of himself and trusts for the benefit of his immediate family, expects to acquire at least 50,000 Common Shares in the Offering.

 (6) Includes 2,000 Common Shares awarded under the Plan to each independent Trust Manager in December 1997.

 (7) Includes 8,000 Common Shares awarded under the Plan in December 1997 and 500 Common Shares that Mr. Keith plans to acquire in the Offering.

 (8) Includes 8,000 Common Shares awarded under the Plan in December 1997 and 2,000 Common Shares that Mr. Jones plans to acquire in the Offering.

 (9) Includes 500 Common Shares that Mr. Hermans plans to acquire in the
     Offering.

(10) Includes 5,000 Common Shares that Mr. Brooks plans to acquire in the Offering.

(11) Includes 5,000 Shares that Mr. Wender plans to acquire in the Offering.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

GENERAL

     The Charter authorizes the Company to issue up to 550,000,000 shares of beneficial interest of the Company ("Trust Shares"), consisting of 500,000,000 Common Shares, no par value, 50,000,000 preferred shares of beneficial interest, 20,000 of which are authorized to be issued at $100 par value per share and the remainder of which are authorized to be issued at no par value ("Preferred Shares"), and such other types of classes of shares of beneficial interest as the Trust Managers may create and authorize from time to time. Upon completion of the Offering, 8,514,889 Common Shares will be issued and outstanding together with options to purchase 300,000 Common Shares issued under the Plan. Not included in the issued and outstanding Common Shares are 1,140,000 Common Shares which may be purchased by the Underwriters to cover over-allotments. After the Offering, no Preferred Shares will be issued or outstanding.

     As of December 31, 1997, there were 914,889 Common Shares and 10,737 shares of 9% Convertible Preferred Shares, Series 1995, par value $100 per share ("9% Preferred Shares"), issued and outstanding. The Company plans to redeem these 9% Preferred Shares from the proceeds of the Offering.

     Common Shares of Beneficial Interest. Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trust Managers. There is no cumulative voting in the election of Trust Managers, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trust Managers then standing for election. Holders of Common Shares are entitled to such distributions as may be declared from time to time by the Trust Managers out of funds legally available therefor. See "Dividends and Distributions Policy."

     Holders of Common Shares have no conversion, redemption or preemptive rights to subscribe for any securities of the Company. All outstanding Common Shares will be fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Shares will be entitled to share ratably in the assets of the Company remaining after provision for payment of liabilities to creditors and payment of liquidation preferences to holders of Preferred Shares, if any.

     Preferred Shares. The Trust Managers are authorized (without any further action by the shareholders) to issue Preferred Shares in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Holders of Preferred Shares would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of Common Shares. The Company has no present intention to issue any additional Preferred Shares or any other new class of securities.

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, (i) not more than 50% in value of its outstanding Trust Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; (ii) the Trust Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and
(iii) certain percentages of the Company's gross income must be from particular activities. See "Federal Income Tax Consequences." Because the Trust Managers believe it is essential for the Company to continue to qualify as a REIT, the Charter, subject to certain exceptions, provides that no holder other than any person approved by the Trust Managers, at their option and in their discretion (provided that such approval will not result in the termination of the status of the Company as a REIT), may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the lesser of the number or value (in either case as determined in good faith by the Trust Managers) of the total outstanding Trust Shares. The Trust Managers may waive the Ownership Limit if evidence satisfactory to the Trust Managers and the Company's tax counsel is presented that such ownership will not then or in the future jeopardize the Company's status as a REIT. As a condition of such waiver, the intended transferee must give written notice to the Company of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Trust Managers no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Trust Shares in excess of the Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the Trust Managers determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. Any transfer or issuance of Trust Shares or any security convertible into Trust Shares that would (i) create a direct or indirect ownership of Trust Shares in excess of the Ownership Limit; (ii) with respect to transfers only, result in the Trust Shares being owned by fewer than 100 persons; or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Trust Shares. The Company's Charter provides that the Company, by notice to the holder thereof, may purchase any or all Trust Shares (the "Excess Shares") that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning Trust Shares in excess of the Ownership Limit or would otherwise jeopardize the REIT status of the Company. The purchase price of any Excess Shares shall be equal to the fair market value of such Excess Shares on the last trading day immediately preceding the day on which notice of such proposed transfer was sent, as reflected in the closing sales price for the Excess Shares, if then listed on a national securities exchange, or such price for the Excess Shares on the principal exchange if then listed on more than one national securities exchange, or, if the Excess Shares are not then listed on a national securities exchange, the latest bid quotation for the Excess Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, the fair market value as determined by the Trust Managers in good faith. From and after the date fixed for purchase by the Trust Managers, so long as payment of the purchase price for the Excess Shares to be so redeemed shall have been made or duly provided for, the holder of such Excess Shares to be purchased by the Company shall cease to be entitled to distributions, voting rights and other benefits with respect to such Excess Shares except the right to payment of the purchase price for the Excess Shares. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Company that such Excess Shares have been transferred in violation of the provisions of the Charter, shall be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

PREEMPTIVE RIGHTS

     The Common Shares issued by the Company shall have no preemptive rights.

SHARE DISTRIBUTIONS

     The Charter allows for the payment of Common Share distributions to be paid in Common Shares of the Company, cash and property. The general effect of the provision is to afford the Company greater flexibility in the means by which it pays distributions to its shareholders. When making a determination of whether to declare a distribution, the Trust Managers shall make the determination consistent with their fiduciary duties as Trust Managers. However, no distribution shall be declared or paid when the Company is unable to pay its debts as they become due in the usual course of its business, or when the payment of such distribution would result in the Company being unable to pay its debts as they become due in the usual course of business.

REDEMPTION OF COMPANY SHARES

     The Company may purchase or acquire its own shares, subject to the limitations of the Texas REIT Act. The Texas REIT Act allows REITs formed thereunder to redeem or purchase shares unless (i) after giving effect thereto, the Company would be insolvent, or (ii) the amount paid therefor exceeds the surplus of the Company. The term "surplus" is defined by reference to the Texas Business Corporation Act as the excess of the net assets of a corporation over its stated capital. Moreover, if the net assets of the Company are not less than the proposed distribution, the Company may make a distribution to purchase or redeem any of its shares if the purchase or redemption is made, for example, to effect the purchase or redemption of redeemable shares in accordance with the Texas REIT Act that requires rights of redemption to be enumerated by a Texas REIT in its operative declaration of trust. The Charter provision affords the Company a means of distributing assets of the Company by acquiring outstanding Common Shares, as well as the ability to redeem shares in transactions in which such a redemption may be beneficial to the Company and its shareholders.

VOTING RIGHTS

     Each shareholder is entitled at each meeting of shareholders to one vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the books of the Company at the time of the closing of the share transfer books (or at the record date) for such meeting. When a quorum is present at any meeting (and not withstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present), the votes of a majority of the Common Shares entitled to vote, present in person or by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Charter or of the Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter. In determining the number of Common Shares entitled to vote, shares abstaining from voting or not voted on a matter (including elections) will not be treated as entitled to vote.


TRANSFER AGENT AND REGISTRAR



     The Company has appointed BankBoston, N.A. to act as transfer agent and registrar for the Common Shares.


                CERTAIN PROVISIONS OF THE TEXAS REIT ACT AND OF
                        THE COMPANY'S CHARTER AND BYLAWS

     The following paragraphs summarize certain provisions of Texas law and the Charter and Bylaws. The summary does not purport to be complete and reference is made to Texas law and the Charter and Bylaws, copies of which are exhibits to the registration statement of which this Prospectus is a part.

BOARD OF TRUST MANAGERS

     The Bylaws provide that the number of Trust Managers of the Company may not be fewer than two nor more than nine. In accordance with the terms of the Charter and Bylaws, the Board of Trust Managers currently consists of five persons. Trust Managers hold office until their successors are duly elected and qualified or until their death, resignation or removal.

     The Bylaws also provide that any vacancy (including a vacancy created by an increase in the number of Trust Managers) may be filled by a majority of the remaining Trust Managers or by a vote of the holders of at least a majority of the outstanding Common Shares at an annual or special meeting of the shareholders. In addition, the Bylaws also require the affirmative vote of a majority of the outstanding Common Shares to elect new Trust Managers. Any Trust Manager that has been previously elected as a Trust Manager by the shareholders who is not re-elected by such majority vote at a subsequent annual meeting shall nevertheless remain in office until his or her successor is elected and qualified. The Charter and Bylaws require the affirmative vote of two-thirds of the outstanding Common Shares to remove a Trust Manager, with or without cause.

BUSINESS COMBINATIONS

     The Charter requires that except in certain circumstances, a Business Combination (as defined below) between the Company and a Related Person (as defined below) must be approved by the affirmative vote of the holders of 80% of the outstanding Common Shares of the Company, including the affirmative vote of the holders of not less than 50% of the outstanding Common Shares not owned by the Related Person. However, the 50% voting requirement referred to is not applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 80% of the outstanding Common Shares.

     The Charter provides that a "Business Combination" is: (i) any merger or consolidation, if and to the extent permitted by law, of the Company or a subsidiary, with or into a Related Person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 35% of the book value of the total assets of the Company and its subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made, to or with a Related Person; (iii) the issuance or transfer by the Company or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the Company or a subsidiary of the Company to a Related Person; (iv) any reclassification of securities (including any reverse Share split) or recapitalization by the Company, the effect of which would be to increase the voting power of the Related Person; (v) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person which involves any transfer of assets, or any other transaction, in which the Related Person has any direct or indirect interest (except proportionally as a shareholder); (vi) any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing; and (vii) and agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

     A "Related Person" generally is defined in the Charter to include any individual, corporation, partnership or other person and the affiliates and associates of any such individual, corporation, partnership or other person which individually or together is the beneficial owner in the aggregate of more than 50% of the outstanding Common Shares of the Company, except that an individual, corporation, partnership or other person which individually or together beneficially owned in excess of 20% of the outstanding Common Shares at the time the Charter provision was adopted shall only be considered a Related Person at such time as he, she, it or they acquire in the aggregate beneficial ownership of more than 80% of the outstanding Common Shares.

     The 80% and 50% voting requirements outlined above will not apply, however, if: (i) the Trust Managers by a vote of not less than 80% of the Trust Managers then holding office (a) have expressly approved in advance the acquisition of Shares of the Company that caused the Related Person to become a Related Person or (b) have expressly approved the Business Combination prior to the date on which the Related Person involved in the Business Combination shall have become a Related Person; or (ii) the Business Combination is solely between the Company and another entity, 100% of the voting stock, shares or comparable interests of which is owned directly or indirectly by the Company; or (iii) the Business Combination is proposed to be consummated within one year of the consummation of a Fair Tender Offer (as defined in the Charter) by the Related Person in which Business Combination the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of Common Shares of the Company in the Business Combination is not less than the price offered in the Fair Tender Offer; or (iv) all of the following conditions shall have been met: (a) the Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of Common Shares of the Company in the Business Combination is not less than the highest per-share price, with appropriate adjustments for recapitalizations and for share splits and share dividends, paid by the Related Person in acquiring any of its holdings of the Company's Common Shares (a "Fair Price"); (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of the Company's Common Shares for a form of consideration other than cash, in the same form of consideration with which the Related Person acquired such majority; (c) after such person has become a Related Person and prior to consummation of such Business Combination: (1) there shall have been no reduction in the annual rate of dividends, if any, paid per share on the Company's Common Shares (adjusted as appropriate for recapitalizations and for share splits, reverse share splits and share dividends), except any reduction in such rate that is made proportionately with any decline in the Company's net income for the period for which such dividends are declared and except as approved by a majority of the Trust Managers continuing in office, and (2) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company prior to the consummation of such Business Combination (other than in connection with financing a Fair Tender Offer); and (d) a proxy statement that conforms in all respects with the provisions of the Exchange Act and the rules and regulations thereunder shall be mailed to holders of the Company's Common Shares at least 45 days prior to the consummation of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination; or (v) the Rights (as hereinafter defined) shall have become exercisable.

     If a person has become a Related Person and within one year after the date of the transaction pursuant to which the Related Person became a Related Person (the "Acquisition Date"), (x) a Business Combination meeting all of the requirements of clause (iv) above regarding the applicability of the 80% voting requirement shall not have been consummated, and (y) a Fair Tender Offer shall not have been consummated, and (z) the Company shall not have been dissolved and liquidated, then, in such event the beneficial owner of each Common Share (not including shares beneficially owned by the Related Person) (each such beneficial owner being hereinafter referred to as a "Holder") shall have the right (individually a "Right" and collectively the "Rights"), which may be exercised subject to certain conditions, commencing at the opening of business on the one-year anniversary date of the Acquisition Date and continuing for a period of 90 days thereafter (the "Exercise Period"), subject to certain extensions, to sell to the Company on the terms set forth herein one Share upon exercise of such Right. At 5:00 P.M., Dallas, Texas time, on the last day of the Exercise Period, each Right not exercised shall become void, all rights in respect thereof shall cease as of such time and the Certificates shall no longer represent Rights.

SHAREHOLDER LIABILITY

     Both the Texas REIT Act and the Bylaws provide that shareholders of the Company shall not be liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by the Company or Trust Managers and shall be under no obligation to the Company or its creditors with respect to his or her shares other than the obligation to pay to the Company the full amount of the consideration for which his shares were issued. The Trust Managers intend to conduct the operations of the Company in such a way as to avoid, as far as practicable, the ultimate liability of the shareholders of the Company.

TRUST MANAGER LIABILITY

     Pursuant to the Texas REIT Act, the Charter provides that Trust Managers shall be indemnified against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Trust Manager in connection with any Proceeding (as defined in the Charter) in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, as a Trust Manager, to the fullest extent that indemnification is permitted by Texas law in accordance with the Bylaws. This indemnification shall not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Bylaws, any law, agreement or vote of the shareholders or disinterested Trust Managers.

SPECIAL SHAREHOLDER MEETINGS

     The Charter allows for the holders of 5% of the Common Shares to call a special meeting. This provision was specifically adopted in light of the Company's Excess Shares provisions, which generally limit the ownership of Company Shares by persons to 9.8% of the Company's outstanding Common Shares. The Texas REIT Act provides that holders of 10% of the Shares entitled to vote may call a special meeting of a REIT formed under the Texas REIT Act unless the declaration of trust for such REIT provides for a number of shares greater than or less than 10% of the shares entitled to vote. Without this provision in the Charter, the Texas REIT Act might prevent special meetings from ever being called by shareholders of the Company in light of the Excess Shares provision, which itself is necessary to protect the Company's continued qualification as a REIT.

TERMINATION OF THE COMPANY

     The Charter permits the termination of the Company and the discontinuation of the operations of the Company by the affirmative vote of the holders of a majority of the outstanding voting Common Shares.

AMENDMENT OF CHARTER AND BYLAWS

     The Charter may be amended from time to time by the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares. However, certain provisions of the Charter that relate to Business Combinations, number and removal of Trust Managers, certain investments and share ownership requirements may not be amended or repealed, and provisions inconsistent therewith may not be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding Common Shares. The Bylaws may be amended by an affirmative vote of a majority of the Trust Managers. The Bylaws may also be amended, to the extent not inconsistent with the Texas REIT Act and the Charter and specified in the notice of the meeting, by an affirmative vote of two-thirds of the outstanding Common Shares for Section 2.5 (business at the annual meeting), 3.3 (election of Trust Managers), 3.4 (nomination of Trust Managers),
3.6 (removal of Trust Managers) and 3.7 (vacancies on the Board) or Article XI (amendment of Bylaws), and a majority vote for all other provisions.

                        SHARES AVAILABLE FOR FUTURE SALE

     Upon consummation of the Offering, the Company will have a total of 8,514,889 Common Shares outstanding, of which 914,889 Common Shares will constitute "restricted" securities as that term is defined in Rule 144 as promulgated under the Securities Act. Of the 914,889 shares, a total of 834,397 restricted shares will be eligible for sale in the public market pursuant to Rule 144 immediately after the consummation of the Offering. Ninety days after the consummation of the Offering, 78,092 Common Shares will be eligible for resale pursuant to Rule 144 and Rule 701 as promulgated under the Securities Act. An aggregate of 103,697 Common Shares, which are restricted securities, are subject to 180 day lock-up agreements with the Underwriters. Of the 103,697 shares, 101,297 of such shares will be eligible for immediate resale upon expiration of the 180 day lock-up period (or earlier with the consent of Morgan Keegan & Company, Inc.). The remaining restricted shares will become eligible for sale in the public market from time to time.

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted securities from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquirer or subsequent holder thereof is entitled to sell within any three-month period a number of Common Shares that does not exceed the greater of 1% of the then-outstanding Common Shares or the average weekly trading volume of the Common Shares on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 are also subject to a certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted securities from the Company or from any "affiliate" of the Company, and the acquirer or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such Common Shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements of Rule 144.

     In addition, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests at least $10 million in securities. Rule 144A allows the existing shareholders of the Company to sell their Common Shares to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as "restricted securities."

     The Investment Manager, the Trust Managers and certain officers of the Company and the Company have agreed not to offer, sell, contract to sell or otherwise dispose of any Common Shares for a period of 180 days from the closing of the Offering, without the prior consent of Morgan Keegan & Company, Inc. The Company has agreed that except under limited circumstances, it will not issue Common Shares or securities convertible into Common Shares for a period of 180 days from the closing of the Offering without the prior consent of Morgan Keegan & Company, Inc.

                        FEDERAL INCOME TAX CONSEQUENCES

     The Company elected to be taxed as a REIT for Federal income tax purposes commencing with its tax year ended December 31, 1989. The following general summary of the Federal tax rules governing a REIT and its shareholders is based on the Code, judicial decisions, Treasury Regulations, rulings and other administrative interpretations, all of which are subject to change. Because many provisions of the Code have been revised substantially by recent legislation, very few judicial decisions, Treasury Regulations, rulings or other administrative pronouncements have been issued interpreting many of the revisions to the Code. Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. has acted as counsel to the Company and has reviewed this summary and has rendered an opinion that the description of the law and the legal conclusions contained herein are correct in all material respects, and that the discussion hereunder fairly summarizes the federal income tax considerations that are likely to be material to the Company and a holder of a Common Share. However, Investors should be aware that Congress continues to consider new tax bills. Accordingly, no assurance can be given that future legislation, administrative regulations, rulings, or interpretations or court decisions will not alter significantly the tax consequences described below or that such changes or decisions will not be retroactive. The Company has not requested, nor does it presently intend to request, a ruling from the Internal Revenue Service (the "Service") with respect to any of the matters discussed below. Because the provisions governing REITs are complex, no attempt is made in the following discussion to discuss in detail all of the possible tax consequences applicable to the Company or its shareholders, including state tax laws. ACCORDINGLY, THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH SPECIFIC REFERENCE TO HIS OR HER OWN TAX SITUATION BEFORE PURCHASING COMMON SHARES.

GENERAL

     In general, as long as the Company qualifies as a REIT, it will not be subject to Federal income tax on income or capital gain that it distributes in a timely manner to shareholders. The Company will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.


     In addition to the opinion filed as an exhibit to the registration statement of which this Prospectus is a part, the Company and the Underwriters will, prior to the closing of this offering, obtain an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Company, that the Company has been organized in conformity with the requirements for qualification as a REIT for federal income tax purposes for the taxable year ending December 31, 1989, and has continued to satisfy the requirements for qualification as a REIT through the date of the opinion, and that its anticipated investments and its plan of operation (which plan includes complying with all of the REIT requirements described in this Prospectus) as described in this Prospectus will enable it to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes. Unlike a tax ruling (which will not be sought), an opinion of counsel, which is based on counsel's review and analysis of existing law, is not binding on the Service. Accordingly, no assurance can be given that the Service would not successfully challenge the tax status of the Company as a real estate investment trust. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and assumes that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. See "-- Failure to Qualify."

     If the Service successfully challenged the tax status of the Company as a REIT, the Company's income and capital gains would become subject to Federal income tax (including any applicable minimum tax) at corporate rates. Consequently, the amount of after tax earnings available for distribution to shareholders would decrease substantially. In addition, "net capital gain" (net long-term capital gain in excess of net short-term capital loss) distributed by the Company would be taxed as ordinary dividends to shareholders rather than as long-term capital gain. The Company would not be eligible to re-elect REIT status under the Code until the fifth taxable year beginning after the taxable year in which it failed so to qualify, unless its failure to qualify was due to reasonable cause and not to willful neglect and certain other requirements were satisfied. Also, immediately prior to requalification as a REIT under the Code, the Company could be taxed on any unrealized appreciation in its assets.

     Qualification of the Company as a REIT for Federal tax purposes will depend on its continuing to meet various requirements governing, among other things, the ownership of its Common Shares, the nature of its assets, the sources of its income, and the amount of its distributions to shareholders. Although the Trust Managers and the Investment Manager intend to cause the Company to continue to operate in a manner that will enable it to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may be impossible or impractical.

REQUIREMENTS FOR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

     Although the Company must meet certain qualifications to be a real estate investment trust under the Texas REIT Act (see "Certain Provisions of the Texas REIT Act and of the Company's Declaration of Trust and Bylaws"), the Company must independently qualify as a REIT under the Code. To qualify as a REIT under the Code, the Company must properly elect to be a real estate investment trust and must satisfy various requirements in each taxable year. Generally, for federal income tax purposes an entity will not qualify as a REIT unless it is a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) (see "Requirements for Qualification as a Real Estate Investment Trust -- Share Ownership"); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. See "Requirements for Qualification as a Real Estate Investment Trust -- Share Ownership". Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

     The Company believes that it will have issued sufficient shares pursuant to this Offering to allow it to satisfy conditions (v) and (vi). In addition, the Declaration of Trust provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Those restrictions may not ensure that the Company in all cases will be able to satisfy the share ownership requirements described above. If the Company fails to satisfy those share ownership requirements, the Company's status as a REIT will terminate. See "-- Failure to Qualify". Pursuant to the Taxpayer Relief Act of 1997, enacted August 5, 1997, starting with a REIT's first taxable year that begins after August 5, 1997, a REIT that complies with Treasury Regulations for ascertaining the ownership of its shares (see "Requirements for Qualification as a Real Estate Investment Trust -- Share Ownership") and that does not know or, exercising reasonable diligence would not have known, whether it failed condition (vi) will be treated as meeting condition (vi). The provisions of the Taxpayer Relief Act of 1997 will apply to each of the Company's taxable years which begin after August 5, 1997.

     Share Ownership. (a) The beneficial ownership of Common Shares of the Company must be held by a minimum of 100 persons for at least 335 days of a taxable year consisting of 12 months (or a proportionate part of a taxable year consisting of less than 12 full months), and (b) Common Shares representing no more than 50% (by value) of the Company may be owned (directly or under rules of constructive ownership prescribed by the Code) by five or fewer individuals at any time during the last half of a taxable year (the "50% Shareholder Test"). Certain tax-exempt entities are treated as individuals for purposes of the 50% Shareholder Test. In addition, the applicable constructive ownership rules provide, among other things, that Common Shares held by a corporation, partnership, trust or estate will be regarded as being held proportionately by its shareholders, partners or beneficiaries, as the case may be, and Common Shares owned by certain persons may be regarded as being owned by certain members of their families. Common Shares held by a qualified pension plan will be treated as held proportionately by its beneficiaries; however, Common Shares held by a qualified pension plan will be treated as held by one individual if persons related to the plan (such as the employer, employees, officers, or Trust Managers) own in the aggregate more than 5% by value of the Common Shares and the Company has accumulated earnings and profits attributable to any period for which it did not qualify as a REIT.

     To assure continued compliance with the 50% Shareholder Test, the Company's Declaration of Trust prohibits any individual investor from acquiring an interest in the Company such that the individual would own (or be deemed under the applicable rules of constructive ownership to own) more than 9.8% of the outstanding Common Shares, unless the Trust Managers (including a majority of the independent Trust Managers) are provided evidence satisfactory to them in their sole discretion that the qualification of the Company as a REIT will not be jeopardized.

     Treasury Regulations require the Company to maintain records of the actual and constructive beneficial ownership of its Common Shares. Pursuant to the Taxpayer Relief Act of 1997, if the Company fails to comply with regulations to ascertain its ownership it will be subject to a penalty for failing to do so. The penalty is $25,000 ($50,000 for intentional violations) for any year in which the Company does not comply with the ownership regulations. The Company will also be required, when requested by the IRS, to send curative demand letters. In accordance with those Regulations, the Company must and will demand from shareholders written statements concerning the actual and constructive beneficial ownership of Common Shares. Any shareholder who does not provide the Company with required information concerning share ownership will be required to include certain information relating thereto with his income tax return.

     Asset Diversification. At the close of each quarter of the taxable year, at least 75% of the value of the Company's total assets must be represented by "real estate assets" (which category includes interests in real property, mortgages on real property and certain temporary investments), cash, cash items and U.S. Government securities (the "75% Asset Test"). In addition, no more than 25% of the value of the Company's total assets may consist, in whole or in part, of securities that do not qualify under the 75% Asset Test (the "25% Asset Test"). Further, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets (the "5% Asset Test"), and the Company may not own more than 10% of any one issuer's voting securities (the "10% Test"). If the Company is in violation of the foregoing requirements (due to a discrepancy between the value of its investments and such requirements) after the acquisition of any security or property, then the Company will be treated as not violating the requirements if it cures the violation within 30 days of the close of the quarter during which the Company acquires such asset.

     While the Investment Manager intends to manage the Company to meet the 75% Asset Test, 25% Asset Test, 5% Asset Test and 10% Asset Test, no assurance can be given that the Company will be able to do so.

     The assets of the Company's wholly-owned subsidiaries will be attributable directly to the Company for purposes of the asset diversification rules. Additionally, the Company will be deemed to own a proportionate share (based upon its capital interest) of the assets of any partnerships in which the Company owns an interest.

     Sources of Income. The Company must satisfy three distinct income-based tests for each taxable year: the "75% Income Test," the "95% Income Test" and the "30% Income Test."

     The 75% Income Test requires that at least 75% of the Company's gross income (other than from certain "prohibited transactions") in each taxable year consist of certain types of income identified in the Code, including qualifying rents from real property; qualifying interest on obligations secured by mortgages on real property or interests in real property; gain from the sale or other disposition of real property (including interests in real property and mortgages on real property) held for investment and not primarily for sale to customers in the ordinary course of business; income and gain from certain properties acquired by the Company through foreclosure; and income earned from certain qualifying types of temporary investments. Income earned from qualifying temporary investments means income that is (i) attributable to stock or debt instruments, (ii) attributable to the temporary investment of capital received by the Company from the issuance of shares of beneficial interest or from a public offering of debt securities that have a maturity of at least five years, and (iii) received or accrued within one year from the date the Company receives such capital. Interest income and gain realized from the disposition of loans which are secured solely by real property will constitute qualifying income for purposes of the 75% Income Test, assuming that such interest income is not excluded from the calculation of interest for purposes of the 75% Income Test by reason of such interest being dependent on income or profits as described in Code Section 856(f) and assuming that any such loan which is disposed of is held for investment and not primarily for sale to customers in the ordinary course of a trade or business.

     Under the 95% Income Test, at least 95% of the Company's gross income (other than from certain "prohibited transactions") in each taxable year must consist of income which qualifies under the 75% Income Test as well as dividends and interest from any other source, gain from the sale or other disposition of Shares and other securities which is not dealer property, any payment to the Company under an interest rate swap or cap agreement entered into as a hedge against variable rate indebtedness incurred to acquire or carry real estate assets, and any gain from the disposition of such an agreement.

     Finally, under the 30% Income Test, the Company must limit its realization of certain types of income so that, in each taxable year, less than 30% of its gross income is derived from sale or other disposition of (a) Shares or securities held for less than one year (which includes an interest rate swap or cap agreement entered into by the Company as a hedge against any variable rate indebtedness incurred to acquire or carry real estate assets), (b) with certain limited exceptions, real property (including interests in and mortgages on real property) held for less than four years and (c) property in a transaction treated as a "prohibited transaction" under the Code. Pursuant to the Taxpayer Relief Act of 1997, the 30% Income Test is eliminated, starting with a REIT's first taxable year that begins after August 5, 1997.

     The income of the Company's wholly-owned subsidiaries will be attributable to the Company for purposes of the income tests described above. Additionally, a proportionate share of the items of income of any partnership in which the Company owns an interest will be attributable to the Company (based on the Company's capital interest in any such partnership).

     If the Company fails to meet the requirements of either or both the 75% Income Test or the 95% Income Test in a taxable year but otherwise meets the applicable requirements for qualification as a REIT, it may nevertheless continue to qualify under the Code as a REIT if certain conditions are met. While satisfaction of the conditions would prevent the Company from losing its tax status as a REIT, the Company generally would be liable for a special tax equal to 100% of the greater amount by which the Company fails the 75% Income Test or the 95% Income Test. The Code does not provide for any mitigation provisions with respect to the 30% Income Test. Accordingly, if the Company failed to meet the 30% Income Test, if applicable, its tax status as a REIT would terminate.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, provided, however, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Moreover, pursuant to the Taxpayer Relief Act of 1997, income derived by a REIT from non-qualifying services provided to tenants or from managing or operating a property which it owns will not be treated as rent from real property unless such income does not exceed one percent of the REIT's gross income from the property. The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property (unless the income from those services qualifies as rent from real property pursuant to the Taxpayer Relief Act of 1997) other than through an independent contractor from whom the Company derives no revenue. The Company believes that the aggregate amount of any non-qualifying income in any taxable year will not exceed the limit on non-qualifying income under the gross income tests.

     Distribution Requirements. With respect to each taxable year, the Company must distribute to shareholders an amount at least equal to the sum of 95% of its "REIT taxable income," computed without regard to the dividends paid deduction and by excluding any net capital gain ("net investment income"), and 95% of the excess of its net income from "foreclosure property" over the Federal income tax imposed on such income, minus certain items of noncash income. As noted under the caption "Distributions Policy," the Company distributes substantially all of its net investment income annually. The Company likewise distributes annually substantially all of its realized net capital gains. The Service may waive the distribution requirements for any tax year if the Company establishes that it was unable to meet such requirements by reason of distributions previously made to meet the requirement of section 4981 of the Code (relating to the 4% Federal excise tax on undistributed income discussed below).

     Unlike net investment income, the Company's net capital gain need not be distributed in order for the Company to maintain its status under the Code as a REIT; however, the Company will be taxable on any net capital gain and net investment income which it fails to distribute in a timely manner. Pursuant to the Taxpayer Relief Act of 1997, a REIT may elect to retain and pay income tax on net long-term capital gains that it receives during a taxable year. If a REIT makes this election, its shareholders are required to include in their income as long-term capital gain their proportionate share of the undistributed long-term capital gains so designated by the REIT. A shareholder will be treated as having paid his or her share of the tax paid by the REIT in respect of long-term capital gains so designated by the REIT, for which the shareholder will be entitled to a credit or refund. In addition, the shareholder's basis in his or her REIT shares will be increased by the amount of the REIT's designated undistributed long-term capital gains that are included in the shareholder's long-term capital gains, reduced by the shareholder's proportionate share of tax paid by the REIT on those gains that the shareholder is treated as having paid. The earnings and profits of the REIT will be reduced, and the earnings and profits of any corporate shareholder of the REIT will be increased, to take into account amounts designated by the REIT pursuant to this rule. A REIT must pay its tax on its designated long-term capital gains within 30 days of the close of any taxable year in which it designates long-term capital gains pursuant to this rule, and it must mail a written notice of its designation to its shareholders within 60 days of the close of the taxable year.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) assuming the shares are a capital asset in the hands of the shareholder.

     While the Company expects to meet its distribution requirements, its ability to make distributions may be impaired if it has insufficient cash flow or otherwise has excessive noncash income or nondeductible expenditures. Furthermore, the distribution requirement may be determined not to have been met in a given year by reason of the Service later successfully challenging the deductibility of a Company expenditure. In such event, however, it may be possible to cure a failure to meet the distribution requirement with a "deficiency dividend," but if the Company uses that procedure, it may incur substantial tax penalties and interest.

     The Company will be subject to a nondeductible 4% Federal excise tax with respect to undistributed ordinary income and capital gain net income unless it also meets a calendar year distribution requirement. To meet this requirement, the Company must, in general, distribute with respect to each calendar year an amount equal to the sum of (a) 85% of its ordinary income (adjusted under the Code for various items), (b) 95% of its capital gains in excess of its capital losses (subject to certain adjustments) and (c) any ordinary income and capital gain net income not distributed in prior calendar years. The Company intends to make distributions to shareholders so that it will not incur this tax but, as noted above, various situations could make it impractical to meet the prescribed distribution schedule.

     The Company is authorized to issue Preferred Shares. Should the Company do so, and should the Company distribute a capital gain dividend while Preferred Shares are outstanding, it may be required to designate a portion of dividends entitled to be received by holders of the Preferred Shares as capital gain dividends, thereby reducing the portion of total distributions paid to holders of the Company's Common Shares which may be characterized as capital gains dividends.


FEDERAL TAXATION OF THE COMPANY -- SPECIFIC ITEMS


     Dispositions of Assets. The Company may realize a gain or loss on the disposition of an asset that it owns. The gain or loss may be capital or ordinary in character, depending upon a number of factors and the tax rules governing the type of disposition involved.

     If the Company were deemed to be holding property (such as real property or loans) primarily for sale to customers in the ordinary course of business (i.e., as a "dealer"), then (a) any gains recognized by the Company upon the disposition of such property would be subject to a 100% tax on prohibited transactions and (b) depending on the composition of the Company's total gross income, the Company could fail the 30% Income Test or the 75% Income Test for qualification as a real estate investment trust.

     Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The Company intends to hold all property for investment purposes and to make occasional dispositions which are, in the opinion of the Trust Managers and the Investment Manager, consistent with the Company's investment objectives and in compliance with all the rules discussed above governing the qualification of the Company for REIT status under the Code. Accordingly, the Company does not expect to be treated as a "dealer" with respect to any of its assets. No assurance, however, can be given that the Service will not take a contrary position.

     Alternative Minimum Tax. Under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference.

     Net Income From Foreclosure Property. If the Company has net income from foreclosure property that is not otherwise qualifying income for REIT purposes, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made.

PROPOSED LEGISLATION

     President Clinton's budget proposal for 1999 includes several provisions that would affect the tax treatment of REITs. Included among these provisions is a call for a freeze on the grandfathered status of "stapled" or paired REITs. Some REITs had previously bypassed certain REIT requirements, including the 95% Income Test, by pairing or stapling REIT shares with management company shares. These shares remained legally separate, but were traded as a pair. The Tax Reform Act of 1984 changed the law governing REITs, and specified that entities could no longer operate as stapled REITs. However, the law grandfathered several entities which already were operating as stapled REITs. President Clinton has also proposed that Code Section 856(c)(5)(B) be amended to prohibit REITs from holding stock possessing more than 10 percent of the vote or value of all classes of stock of a corporation. Further, another Clinton proposal would impose an additional requirement for REIT qualification. Specifically, under the Clinton proposal, no person could own stock of a REIT possessing more than 50% of the total combined voting power of all classes of voting stock, or more than 50% of the total value of shares of all classes of stock.


FAILURE TO QUALIFY


     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.


TAXATION OF SHAREHOLDERS


     Distributions by the Company of net investment income will be taxable to shareholders as ordinary income to the extent of the current or accumulated earnings and profits of the Company. Distributions of net capital gain, if any, designated by the Company as capital gain dividends generally will be taxable to shareholders as long-term capital gain, regardless of the length of time the Common Shares have been held by the shareholders. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income pursuant to Section 291 of the Code. All distributions are taxable, at least to the extent of the current or accumulated earnings and profits of the Company, whether received in cash or invested in additional Common Shares. Dividends declared by the Company in October, November or December payable to shareholders of record on a date in such a month and paid during the following January will be treated as having been received by shareholders on December 31 in the year in which such dividends were declared. Income (including dividends) from the Company normally will be characterized as "portfolio" income (as opposed to "passive" income) for purposes of the tax rules governing "passive" activities; accordingly, passive losses of the shareholder may not be used to offset income derived by the shareholder from the Company.

     None of the distributions from the Company (as a REIT) received by corporate shareholders, whether characterized as ordinary income or capital gain, will qualify for the dividends received deduction generally available to corporations.

     The Company may be required to withhold and remit to the Service 31% of the dividends paid to any shareholder who (a) fails to furnish the Company with a properly certified taxpayer identification number, (b) has under reported dividend or interest income to the Service or (c) fails to certify to the Company that he is not subject to backup withholding. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. The Company will report to its shareholders and the Service the amount of dividends paid during each calendar year and the amount of any tax withheld.

     In general, any gain or loss realized upon a taxable disposition of Common Shares of the Company or upon receipt of a liquidating distribution by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Shares have been held for more than one year and as short-term capital gain or loss if the Common Shares have been held for one year or less. The Taxpayer Relief Act of 1997 has changed the tax rates and holding periods applicable to long-term capital gains of individuals. In general, under applicable provisions of the Taxpayer Relief Act of 1997, which are generally effective for taxable years ending after May 1, 1997, the maximum tax rate applicable to net capital gains of individuals realized upon the sale of property held for 18 months or more is 20% (10% for individuals in a tax bracket below 28%), and the maximum tax rate on net capital gains of individuals realized upon the sale of property for more than one year and for not more than 18 months is 28%. The taxpayer Relief Act of 1997 does not affect the taxation of a corporation's capital gains. Because the tax rates and applicable holding periods will vary depending upon a shareholder's individual circumstances, investors should consult their own tax advisors concerning the effect of these Taxpayer Relief Act of 1997 changes. If, however, the shareholder receives any capital gain dividends with respect to Common Shares held six months or less, any loss realized upon a taxable disposition of such Common Shares shall, to the extent of such capital gain dividends, be treated as a long-term capital loss. All or a portion of any loss realized upon a taxable disposition of Common Shares of the Company may be disallowed if other Common Shares of the Company are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.

DISCLOSURE REGARDING DIVIDEND REINVESTMENT PLAN

     Shareholders participating in the DRIP will be deemed to have received the gross amount of any cash distributions which would have been paid by the Company to such shareholders had they not elected to participate. These deemed distributions will be treated as actual distributions from the company to the participating shareholders and will retain the character and tax effects applicable to distributions from the Company generally. See "Taxation of Taxable Domestic Shareholders" and "Taxation of Foreign Shareholders." Participants in the DRIP are subject to federal income tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Common Shares received under the DRIP will have a holding period beginning with the day after purchase and a tax basis equal to their cost (which is the gross amount of the deemed distribution).


TAXATION OF TAX-EXEMPT SHAREHOLDERS


     Except as noted below, based upon a revenue ruling issued by the Service, dividend distributions by the Company to a shareholder that is a tax-exempt entity should not constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its Common Shares with "acquisition indebtedness" within the meaning of the Code and the Common Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. However, if a tax-exempt entity borrows money to purchase its Common Shares, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules of the Code. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal service organizations that are exempt from taxation under Code Sections 501(c)(7), (9), (17) and (20), respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. Also, it should be noted that dividend distributions by a REIT to an exempt organization that is a private foundation should constitute investment income for purposes of the excise tax on net investment income of private foundations imposed by Section 4940 of the Code. If an employee trust qualified under Code Section 401(a) (a "qualified trust") owns more than 10% by value of the Common Shares in the Company at any time during a tax year, then a portion of the dividends paid by the Company to such trust may be treated as UBTI, but only if (i) the Company would not have qualified as a REIT but for the provisions of the Code which "look through" such a qualified trust for purposes of determining ownership of a REIT and (ii) at least one qualified trust holds more than 25% (by value) of the Common Shares in the Company or one or more qualified trusts (each of which holds more than 10% of the Common Shares) hold in the aggregate more than 50% (by value) of the Common Shares. If the Company were treated as a "taxable mortgage pool," a substantial portion of the dividends paid to a tax-exempt shareholder may be UBTI. Although the Company does not believe that the Company, or any portion of its assets will be treated as a taxable mortgage pool, no assurance can be given that the Service might not successfully maintain that such a taxable mortgage pool exists.

     Because of the complexity and variations of the UBTI rules, tax-exempt entities should consult their own tax advisors.


TAXATION OF FOREIGN SHAREHOLDERS


     The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "non-U.S. shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of Federal, state and local income tax laws with regard to an investment in Common Shares, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by the Company of "United States Real Property Interests" and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Generally, such distributions will be subject to a U.S. withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the non-U.S. shareholder's conduct of a United States trade or business, the non-U.S. shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends made to a non-U.S. shareholder unless (a) a lower treaty rate applies and the non-U.S. shareholder files an IRS Form 1001 or (b) the non-U.S. shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Any distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such Common Shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. shareholder's Common Shares, they will give rise to tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it subsequently is determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     For any year in which the Company qualifies as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by the Company of "United States real property interests" will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a non-U.S. shareholder as if such gain were effectively connected with a United States business. Non-U.S. shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend to the extent that such capital gain dividends are attributable to the sale or exchange by the Company of United States real property interests. This amount is creditable against the non-U.S.

shareholder's Federal tax liability. Fixed rate mortgage loans will not normally be classified as "United States real property interests."

     Gain recognized by a non-U.S. shareholder upon a sale of Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled real estate investment trust," defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the Common Shares were held directly or indirectly by non-U.S. persons. Additionally, gain recognized by a non-U.S. shareholder upon a sale of Common Shares generally will not be taxed under FIRPTA unless the shareholder beneficially owns more than 5% of the total fair market value of the Common Shares at any time during the shorter of the five-year period ending on the date of disposition or the period during which the shareholder held the Common Shares. Gain not subject to FIRPTA will be taxable to a non-U.S. shareholder if (a) investment in the Common Shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain or (b) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on his U.S. source capital gains. If the gain on the sale of Common Shares becomes subject to taxation under FIRPTA, the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

     Subject to the provisions of any tax treaty that may exist between the United States and the country in which the foreign holder is domiciled at the time of his death, an individual foreign shareholder who owns Common Shares at the time of his death will have the Common Shares subject to Federal estate tax. The federal estate tax will be assessed on the fair market value of such Common Shares at the time of the foreign holder's death.

OTHER TAXATION

     Tax treatment of the Company and its shareholders under tax laws other than those governing federal income tax may differ substantially from the Federal income tax treatment described in this summary. CONSEQUENTLY, EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT WITH HIS OWN TAX ADVISOR WITH REGARD TO THE STATE, LOCAL AND OTHER TAX CONSEQUENCES (OTHER THAN FEDERAL TAX CONSEQUENCES) OF AN INVESTMENT IN THE COMPANY.

                              ERISA CONSIDERATIONS

     Because the Common Shares should qualify as a "publicly-offered security," plans subject to ERISA, IRAs and H.R.10 Plans ("Keogh Plans") may purchase Common Shares and treat such Common Shares, and not the Company's assets, as plan assets. A fiduciary of an ERISA Plan should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in Common Shares. Accordingly, among other factors, such fiduciary should consider (i) whether the plan's aggregate investments (including such an investment) satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with ERISA, the Code and the documents and instruments governing the plan (as required by Section 404(a)(1)(D) of ERISA), and (iii) whether the investment is prudent, considering the role such an investment plays in the plan's portfolio, the nature of the Company's business, the possible limitations on the marketability of Common Shares and the anticipated earnings of the Company. Investors proposing to purchase Common Shares for their IRAs and Keogh Plans should consider that an IRA and a Keogh Plan may only make investments that are authorized by the appropriate governing instruments. Moreover, Keogh Plans that cover Common law employees are also subject to the ERISA fiduciary standards described above.

     Any ERISA Plan or Keogh Plan covering Common law employees should also consider prohibitions in ERISA relating to improper delegation of control over or responsibility for "plan assets," prohibitions in ERISA and in the Code relating to an ERISA Plan's engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan, and other provisions in ERISA dealing with "plan assets." The Code provisions relating to a plan's engaging in certain transactions involving "plan assets" with persons who are "disqualified persons" under the Code with respect to the plan also apply to IRAs and all Keogh Plans.

     If the assets of the Company were deemed to be "plan assets" of plans that are holders of Common Shares, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA (the prudence and fiduciary standards) with respect to ERISA Plans and Keogh Plans covering Common law employees, and Section 4975 of the Code (the prohibitions on transactions involving disqualified persons) with respect to ERISA Plans, IRAs and Keogh Plans, would extend to transactions entered into and decisions made by the Company's management. Furthermore, the Company's management would be deemed to be fiduciaries with respect to such plans.

     ERISA and the Code do not define "plan assets." On November 13, 1986, the U.S. Department of Labor published a final regulation, amended on December 31, 1986 and effective March 13, 1987, relating to the definition of "plan assets," under which the assets of an entity in which employee benefits plans, including ERISA Plans, IRAs and Keogh Plans, acquire interests would be deemed "plan assets" under certain circumstances (the "Regulation"). The Regulation generally provides that when a plan acquires an equity interest in an entity which is a "publicly-offered security," the plan's assets include only the acquired equity interest and not any interest in the underlying assets of the entity. The Regulation defines a "publicly-offered security" as a security that is "widely held," freely transferable and registered pursuant to certain provisions of the Federal securities laws. The Company believes that the Common Shares offered hereby will be a "publicly-offered security," and thus that the Company's assets will not be deemed to be assets of any employee benefit plan that is a holder of Common Shares.

     FIDUCIARIES OF EMPLOYEE BENEFIT PLANS THAT ARE PROSPECTIVE SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN COUNSEL AND FINANCIAL ADVISORS TO DETERMINE THE CONSEQUENCES UNDER ERISA OF AN INVESTMENT IN THE COMPANY, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT APPLICABLE LAW.

                                  UNDERWRITING

     Subject to the terms and conditions of an underwriting agreement (the "Underwriting Agreement") entered into between the Company and the underwriters named below (the "Underwriters"), each of the Underwriters, for whom Morgan Keegan & Company, Inc., Dain Rauscher Incorporated, Scott & Stringfellow, Inc. and Southwest Securities, Inc. are acting as representatives (the "Representatives"), has severally agreed to purchase from the Company, and the Company has agreed to sell to the Underwriters, the respective number of Common Shares set forth opposite its name below:

                                                                NUMBER OF
                        UNDERWRITER                           COMMON SHARES
                        -----------                           -------------
Morgan Keegan & Company, Inc. ..............................
Dain Rauscher Incorporated .................................
Scott & Stringfellow, Inc. .................................
Southwest Securities, Inc. .................................
                                                                ---------
          Total.............................................    7,600,000
                                                                =========

     The Company has directed the Underwriters to reserve 80,000 Common Shares offered in this Offering for sale to officers, Trust Managers and other related persons and organizations.

     The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to approval of certain legal matters by counsel, and to various other conditions. The nature of the Underwriters' obligations is such that they are committed to purchase and pay for all of the above Common Shares if any are purchased.

     The Underwriters propose to offer the Common Shares in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a
concession not in excess of $          per share. The Underwriters may allow,
and such dealers may re-allow, concessions not in excess of $          per share
to certain other dealers. After the Common Shares are released for sale to the public, the offering price and other selling terms may be changed by the Underwriters from time to time.

     Prior to the Offering, there has been no public market for the Common Shares. The initial public offering price will be determined through negotiations between the Company and the Representatives. Among the factors to be considered in determining the initial public offering price of the Common Shares will be prevailing market and economic conditions, dividend yields and financial characteristics of publicly-traded REITs that the Company and the Representatives believe to be comparable to the Company, an assessment of the Company's management, the expected results of operations of the Company and the Properties, estimates of the future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Company's target markets.

     Until the distribution of the Common Shares is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the Representative is permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

     If the Underwriters create a short position in the Common Shares in connection with this offering, that is, if they sell more Common Shares than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Common Shares in the open market. The Representatives also may elect to reduce any short position by exercising all or part of the over-allotment option described below.

     The Representatives also may impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representations that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Company has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 1,140,000 additional Common Shares solely to cover overallotments, if any. If the Underwriters exercise their overallotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Common Shares to be purchased by each of them, as shown in the table above, bears to the 7,600,000 Common Shares offered hereby.

     The Representatives of the Underwriters have informed the Company that they do not expect the Underwriters to confirm sales of Common Shares offered hereby to accounts over which they exercise discretionary authority.

     The Company has agreed to indemnify the Underwriters against certain liabilities, losses and expenses including liabilities under the Securities Act.

     The Company has agreed that it will not offer, sell, grant any option (other than pursuant to the Plan) for the sale of, or otherwise dispose of any shares or any securities convertible into or exchangeable for, or rights to purchase or acquire Common Shares, for a period of 180 days after the date hereof without the prior written consent of Morgan Keegan & Company, Inc. Such restriction shall not apply, however, to Common Shares issued in exchange for real property or to Common Shares issued in exchange for units in any operating partnership controlled by the Company, if such Common Shares are subject to a restriction on transferability of at least six (6) months. In addition, the officers and Trust Managers of the Company and the Investment Manager have agreed with the Underwriters not to offer, sell or otherwise dispose of any Common Shares for a period of 180 days after the date hereof without the prior written consent of Morgan Keegan & Company, Inc.



     A fee of $284,000 has been earned by Southwest Securities, Inc. for providing services in connection with the procurement of the bridge loan, of which $100,000 has been paid and the balance of $184,000 will be paid from the proceeds of the Offering. In addition, the Investment Manager has agreed to pay Southwest Securities, Inc. a fee of $50,000 for financial consulting services in connection with the structuring of the Offering.


                                 LEGAL MATTERS

     The legality of the Common Shares offered hereby and certain tax matters will be passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas. Certain legal matters will be passed on for the Underwriters by Winstead Sechrest & Minick P.C., Dallas, Texas.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1997 and 1996, the consolidated statements of operations, changes in redeemable preferred shares and common shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, financial statement schedule III as of December 31, 1997 and the statements of revenue and certain expenses for Benchmark Crossing, Hedwig Centers, The Market at First Colony, Mason Park, Rosemeade Park, Southwest/Walgreens, Town 'N Country, and University Mall for the year ended December 31, 1997, have been included herein and in the registration statement in reliance upon the reports of Ernst & Young LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The reports on the statements of revenue and certain expenses for Benchmark Crossing, Hedwig Centers, The Market at First Colony, Mason Park, Rosemeade Park, Southwest/Walgreens, Town 'N Country, and University Mall contain a paragraph that states that the statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Commission, as described in Note 1 to the statements of revenue and certain expenses. It is not intended to be a complete presentation of revenue and expenses of Benchmark Crossing, Hedwig Centers, The Market at First Colony, Mason Park, Rosemeade Park, Southwest/Walgreens, Town 'N Country, and University Mall.

     On October 29, 1997, the Company dismissed Coopers & Lybrand L.L.P. as its independent accountants. Coopers & Lybrand's reports on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss Coopers & Lybrand was unanimously approved by the Trust Managers. During the second quarter of 1997, the Company and Coopers & Lybrand disagreed as to the accounting treatment of the approximately $17,000 paid to Daniel M. Jones, III in consulting fees. The Company believed that such fees should be recorded as Offering costs whereas Coopers & Lybrand advised that they should be expensed. The consulting fee is being accounted for as recommended by Coopers & Lybrand. This issue was discussed by Coopers & Lybrand and management of the Company. The Company has authorized Coopers & Lybrand to respond fully to the inquiries of Ernst & Young LLP concerning the subject matter of the disagreement. There were no other disagreements or "reportable events" during the two most recent fiscal years and the interim period preceding the dismissal of Coopers & Lybrand.

     Ernst & Young LLP was engaged by the Company on October 29, 1997. During fiscal 1996 and through October 29, 1997, the Company did not consult Ernst & Young LLP regarding the application of accounting principles to a specified transaction or any audit opinion.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further information with respect to the Company and the Common Shares offered hereby, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at, or obtained upon payment of prescribed fees from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov. The Company's Registration Statement and the exhibits thereto are accessible on the Commission's web site.


     The Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. In addition to applicable legal or Nasdaq National Market requirements, if any, holders of the Common Shares will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                    GLOSSARY

     "Acquisition Properties" means The Market at First Colony, Hedwig Shopping Centers, Benchmark Crossing, University Mall Shopping Center, Mason Park Centre, Rosemeade Park Shopping Center, Town 'N Country Plaza and Southwest/Walgreen's Shopping Center.

     "ADA" means the Americans with Disabilities Act of 1990.

     "Advisory Agreement" means the Amended and Restated Advisory Agreement dated as of June 9, 1997, by and between the Company and the Investment Manager.

     "Advisory Funds From Operations" means Funds From Operations plus annual interest payments on outstanding indebtedness and the fee payable to the Investment Manager.

     "Board of Trust Managers" means the Company's Board of Trust Managers.

     "Bylaws" means the Company's Amended and Restated Bylaws.


     "Cash Available for Distribution" is defined as net income (loss) as computed in accordance with GAAP, excluding gains and losses from debt restructuring and property sales, plus depreciation and amortization and non-cash share compensation expense plus or minus net cash provided by or used in investing activities (including cash used for capital improvements) and financing activities.


     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Charter" means the Company's Amended and Restated Declaration of Trust.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Shares" means the Company's common shares of beneficial interest, no par value per share.

     "Company" means United Investors Realty Trust, a Texas real estate investment trust.

     "DRIP" means the Company's Dividend Reinvestment Plan to be implemented by the Company upon consummation of the Offering.

     "EPS" means earnings per share.

     "ERISA" means the Employee Retirement Income Securities Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excess Shares" means the shares into which shares of capital stock of the Company owned, or deemed to be owned or transferred to the shareholders in excess of the Ownership Limit will be automatically exchanged.

     "FCMT" means First Commonwealth Mortgage Trust.


     "Funds From Operations" means net income (loss) computed in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest.


     "GAAP" means generally accepted accounting principles in effect at date of the Offering.

     "GLA" means gross leasable area.

     "Gross Receipts" means the gross revenues generated by the Company during a period of time from operations, including rents, percentage rents, tenant reimbursements, interest and income, but excluding receipts from capital transactions, including sales, financings, refinancings and the sale of equity securities.

     "ICSC" means International Council of Shopping Centers.

     "Investment Manager" means FCA Corp, an affiliate of the Company, that provides investment and management services to the Company pursuant to the terms of the Advisory Agreement.

     "Investment Advisors Act" means the Investments Advisors Act of 1974, as amended.

     "IRA" means an individual retirement account.

     "Ivy" means Ivy Realty Trust, an affiliate of the Company.

     "Keogh Plans" means plans subject to ERISA, IRAs and H.R. 10 Plans.

     "Named Executive Officers" means Lewis H. Sandler, Daniel M. Jones, III and Randall D. Keith, collectively.

     "NAREIT" means National Association of Real Estate Investment Trusts.

     "9% Preferred Shares" means the Company's 9% Convertible Preferred Shares, Series 1995, par value $100 per share.

     "Offering" means the initial public offering of the Common Shares as described in this Prospectus.

     "Original Properties" means Autobahn Shopping Center, Bandera Festival Shopping Center, Centennial Shopping Center, Twin Lakes Shopping Center, University Park Shopping Center, McMinn Plaza Shopping Center, Park Northern Shopping Center and El Campo Shopping Center.

     "Ownership Limit" means the restriction contained in the Charter providing that, subject to certain exemptions, the holder may not own or be deemed to own, by virtue of attribution rules of the Code, more than 9.8% of the total outstanding Trust Shares.

     "Partnership" means Park Northern/Centennial Partners L.P.

     "Plan Agent" means the agent for the DRIP.

     "Plan" means the Company's 1997 Share Incentive Plan.

     "Plan Participants" means those executive officers, Trust Managers and key employees of the Company and the Investment Manager awarded grants under the Plan.

     "Preferred Shares" means the Company's preferred shares of beneficial interest, of which 20,000 shares are authorized to be issued with a $100 par value per share, the remainder to be issued at no par value.

     "Properties" means the Acquisition Properties and the Original Properties, collectively.

     "REIT" means a real estate investment trust, as defined by Sections 856 through 860 of the Code.

     "Service" means the Internal Revenue Service.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SFAS" means Statement of Financial Accounting Standards.

     "SWP" means South West Property Trust, Inc.

     "Termination Fee" means the fee payable to the Investment Manager under certain circumstances upon termination of the Advisory Agreement.

     "Texas REIT Act" means the Texas Real Estate Investment Trust Act.

     "Total Market Capitalization" means the total number of Common Shares and Preferred Shares outstanding times the current market price of such shares plus long-term debt.

     "Triple Net Lease" means a lease under which a tenant pays, in addition to base rent, its pro rata share of the shopping centers common area maintenance expenses, real estate taxes, insurance expenses and utilities.

     "Trust Shares" means, collectively, the Common Shares and the Preferred Shares.

     "UDR" means United Dominion Realty Trust, Inc.

                         INDEX TO FINANCIAL STATEMENTS

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES -- PRO FORMA
  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
  Introduction to Pro Forma Condensed Consolidated Financial
     Statements.............................................  F-3
  Pro Forma Condensed Consolidated Balance Sheet as of
     December 31, 1997......................................  F-4
  Pro Forma Condensed Consolidated Statement of Operations
     for the year ended December 31, 1997...................  F-5
  Notes to Pro Forma Condensed Consolidated Financial
     Statements.............................................  F-6
UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES -- FINANCIAL
  STATEMENTS
  Report of Independent Auditors............................  F-9
  Consolidated Balance Sheets as of December 31, 1997 and
     1996...................................................  F-10
  Consolidated Statements of Operations for the years ended
     December 31, 1997, 1996 and 1995.......................  F-11
  Consolidated Statements of Redeemable Preferred Shares and
     Common Shareholders' Equity for the years ended
     December 31, 1997, 1996 and 1995.......................  F-12
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1997, 1996 and 1995.......................  F-13
  Notes to Consolidated Financial Statements................  F-14
FINANCIAL STATEMENT SCHEDULE
  Schedule III -- Real Estate and Accumulated Depreciation
     as of December 31, 1997................................  F-23
  Notes to Schedule III.....................................  F-24
ACQUISITION PROPERTIES -- STATEMENTS OF REVENUE AND CERTAIN
  EXPENSES
BENCHMARK CROSSING
  Report of Independent Auditors............................  F-25
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1997................................  F-26
  Notes to Statement of Revenue and Certain Expenses........  F-27
HEDWIG CENTERS
  Report of Independent Auditors............................  F-29
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1997................................  F-30
  Notes to Statement of Revenue and Certain Expenses........  F-31
MARKET AT FIRST COLONY
  Report of Independent Auditors............................  F-33
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1997................................  F-34
  Notes to Statement of Revenue and Certain Expenses........  F-35
MASON PARK
  Report of Independent Auditors............................  F-37
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1997................................  F-38
  Notes to Statement of Revenue and Certain Expenses........  F-39
ROSEMEADE PARK
  Report of Independent Auditors............................  F-41
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1997................................  F-42
  Notes to Statement of Revenue and Certain Expenses........  F-43
SOUTHWEST WALGREENS
  Report of Independent Auditors............................  F-45
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1997................................  F-46
  Notes to Statement of Revenue and Certain Expenses........  F-47

TOWN 'N COUNTRY
  Report of Independent Auditors............................  F-49
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1997................................  F-50
  Notes to Statement of Revenue and Certain Expenses........  F-51
UNIVERSITY MALL
  Report of Independent Auditors............................  F-53
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1997................................  F-54
  Notes to Statement of Revenue and Certain Expenses........  F-55

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION:

     The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 is presented as if the Acquisition Transactions, the Offering, and the application of the net proceeds of the Offering all had occurred on December 31, 1997. The pro forma condensed consolidated statement of operations for the year ended December 31, 1997 is presented as if the such transactions all had occurred on January 1, 1997.

     The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of United Investors Realty Trust ("UIRT"), including the notes thereto, included elsewhere in the Prospectus. The pro forma condensed consolidated financial statements do not purport to represent the Company's financial position of December 31, 1997 that would actually have occurred had such transactions all been completed on December 31, 1997 or at the beginning of the period presented, or to project the Company's financial position or results of operations as of any future date or for any future period.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

                                              UNITED INVESTORS       PRO FORMA           TOTAL
                                                REALTY TRUST        ADJUSTMENTS        PRO FORMA
                                              ----------------      ------------      ------------
Investment real estate:
  Land......................................    $ 8,118,723         $ 10,810,200(A)   $ 18,928,923
  Buildings and improvements................     31,616,008           61,257,800(A)     93,055,790
                                                                         181,982(B)
                                                -----------         ------------      ------------
                                                 39,734,731           72,249,982       111,984,713
  Less accumulated depreciation.............     (4,861,957)                            (4,861,957)
                                                -----------         ------------      ------------
     Investment real estate, net............     34,872,774           72,249,982       107,122,756
Cash and cash equivalents...................        346,149          (45,845,719)(A)     3,560,906
                                                                      (1,753,000)(B)
                                                                      73,615,500(C)
                                                                      (1,105,911)(D)
                                                                      (3,225,000)(E)
                                                                        (212,400)(F)
                                                                     (16,305,213)(G)
                                                                      (1,953,500)(H)
Accounts receivable, net....................        797,696                                797,696
Prepaid expenses and other assets...........      3,270,350           (2,255,000)(A)     1,015,350
                                                -----------         ------------      ------------
          Total assets......................    $39,286,969         $ 73,209,739      $112,496,708
                                                ===========         ============      ============

                   LIABILITIES, MINORITY INTEREST, REDEEMABLE PREFERRED SHARES
                                 AND COMMON SHAREHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable....................    $24,926,499         $ 23,967,281(A)   $ 32,832,881
                                                                     (16,060,899)(G)
  Redeemable convertible subordinated
     notes..................................        212,400             (212,400)(F)            --
  Short-term notes and lines of credit......      3,225,000           (3,225,000)(E)            --
  Accounts payable and accrued expenses.....      1,322,739                              1,322,739
  Security deposits.........................        106,494                                106,494
                                                -----------         ------------      ------------
          Total liabilities.................     29,793,132            4,468,982        34,262,114
                                                -----------         ------------      ------------
Minority interest in real estate joint
  ventures..................................      1,571,018           (1,571,018)(B)            --
                                                -----------         ------------      ------------
Redeemable preferred shares of beneficial
  interest, $100 par value, 50,000,000
  shares authorized, 10,737 shares issued
  and outstanding at December 31, 1997......      1,068,226           (1,068,226)(D)            --
                                                -----------         ------------      ------------
Common shareholders' equity:
  Common shares of beneficial interest, no
     par value, 500,000,000 shares
     authorized, 914,889 shares issued and
     outstanding at December 31, 1997.......      8,345,077           73,615,500(C)     81,960,577
  Accumulated deficit.......................     (1,490,484)          (1,953,500)(H)    (3,725,983)
                                                                         (37,685)(D)
                                                                        (244,314)(G)
                                                -----------         ------------      ------------
          Total common shareholders'
            equity..........................      6,854,593           71,380,001        78,234,594
                                                -----------         ------------      ------------
          Total liabilities, minority
            interest, redeemable preferred
            shares and common shareholders'
            equity..........................    $39,286,969         $ 73,209,739      $112,496,708
                                                ===========         ============      ============

                            See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                   UNITED INVESTORS      PRO FORMA         TOTAL
                                                     REALTY TRUST       ADJUSTMENTS      PRO FORMA
                                                   ----------------     -----------     -----------
Revenues:
  Base rents.....................................     $4,954,820        $ 8,419,326(J)  $13,374,146
  Percentage rents...............................         26,400            266,930(J)      293,330
  Expense reimbursements.........................      1,167,355          2,669,388(J)    3,836,743
  Interest and other income......................         27,278             21,809(J)       49,087
                                                      ----------        -----------     -----------
          Total revenues.........................      6,175,853         11,377,453      17,553,306
                                                      ----------        -----------     -----------
Expenses:
  Operating and maintenance......................        754,703          1,488,112(J)    2,242,815
  Real estate taxes..............................        793,359          1,565,940(J)    2,359,299
  General and administrative.....................        179,933            153,844(J)      333,777
  Advisor and trustee fees.......................        345,000            457,822(L)      802,822
  Stock grants to Advisor and officers...........        787,500                 --         787,500
  Other..........................................        204,829                 --         204,829
  Interest.......................................      2,435,538            494,440(O)    2,929,978
  Depreciation, amortization and ground leases...      1,309,180          2,041,927(J)    3,351,107
                                                      ----------        -----------     -----------
          Total expenses.........................      6,810,042          6,202,085      13,012,127
                                                      ----------        -----------     -----------
Income (loss) before minority interest and
  preferred share dividend requirements..........       (634,189)         5,175,368       4,541,179
Minority interest in net income of real estate
  ventures.......................................        (40,894)            40,894(M)           --
                                                      ----------        -----------     -----------
Income (loss) before preferred share dividend
  requirements...................................       (675,083)         5,216,262       4,541,179
Preferred share dividend requirements............        (96,633)            96,633(N)           --
                                                      ----------        -----------     -----------
Net income (loss) available for common
  shareholders...................................     $ (771,716)       $ 5,312,895     $ 4,541,179
                                                      ==========        ===========     ===========
Net income (loss) per common share (basic and
  diluted).......................................     $     (.85)                       $       .53
                                                      ==========                        ===========
Weighted average shares outstanding..............        912,493                          8,512,493
                                                      ==========                        ===========


                            See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The pro forma adjustments to the Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997 are as follows:

(A)  Acquisition of Acquisition Properties (land)................    $ 10,810,200
     Acquisition of Acquisition Properties (improvements)........      61,257,800
                                                                     ------------
                                                                     $ 72,068,000
                                                                     ============
     Escrow......................................................    $ (2,255,000)
     Cash........................................................     (45,845,719)
     Mortgage notes payable......................................     (23,967,281)
                                                                     ------------
                                                                     $(72,068,000)
                                                                     ============
(B)  Minority interests..........................................       1,571,018
     Cash........................................................      (1,753,000)
                                                                     ------------
     Acquisition of property from minority interests.............    $    181,982
                                                                     ============
(C)  Sale of 7,600,000 shares of beneficial interest.............    $ 79,800,000
     Costs associated with sale of shares........................      (6,184,500)
                                                                     ------------
                                                                     $ 73,615,500
                                                                     ============
(D)  Redeem preferred shares.....................................    $  1,068,226
     Accumulated deficit (redemption premium)....................          37,685
                                                                     ------------
     Cash........................................................    $ (1,105,911)
                                                                     ============
(E)  Repay short term notes......................................    $  3,225,000
                                                                     ============
(F)  Redeem convertible subordinated notes.......................    $    212,400
                                                                     ============
(G)  Repay existing mortgage notes...............................    $ 16,060,899
     Accumulated deficit (prepayment fees).......................         244,314
                                                                     ------------
     Cash........................................................    $(16,305,213)
                                                                     ============
(H)  Accumulated deficit (pay bridge loan financing fees)........    $  1,953,500
                                                                     ============

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

NOTE 2 -- PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

     The pro forma adjustments to the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997, are as follows:

(J)  Acquisition of Acquisition Properties:
       Base rents................................................    8,419,326
       Percentage rents..........................................      266,930
       Expense reimbursements....................................    2,669,388
       Other income..............................................       21,809
       Operating and maintenance.................................    1,488,112
       Real estate taxes.........................................    1,565,940
       General and administrative................................      153,844
       Depreciation and amortization.............................    2,041,927
(K)  Decrease in interest expense related to repayment of
     mortgage debt and lines of credit...........................  $ 1,644,257
                                                                   ===========
(L)  Increase in Advisory Fees related to revenue from
     Acquisition Properties and amendment of advisory
     agreement...................................................  $   457,822
                                                                   ===========
(M)  Decrease in minority interest in earnings of consolidated
     partnerships................................................  $    40,894
                                                                   ===========
(N)  Decrease in preferred dividends related to redemption of
     preferred shares............................................  $    96,633
                                                                   ===========
(O)  Interest expense; net pro forma adjustment to interest
     expense is comprised of the following:
       Decrease in interest related to mortgage and other loans
         to be repaid with IPO proceeds..........................  $(1,644,257)
       Interest on mortgage loans to be assumed..................    2,138,697
                                                                   -----------
       Total pro forma adjustment................................  $   494,440
                                                                   ===========

NOTE 3 -- RENTAL INCOME FROM ACQUISITION PROPERTIES

     The statements of revenue and certain expenses of the Acquisition Properties included elsewhere in this registration statement present rental revenue adjusted for scheduled increases from the inception of the respective lease agreements. The pro forma adjustments to rental revenue included in the unaudited pro forma condensed consolidated statement of operations recognize anticipated remaining rental receipts as of January 1, 1997 (pursuant to executed lease agreements) ratably over the remaining terms of the respective leases.

NOTE 4 -- ADVISORY AGREEMENT

     In conjunction with the Offering, the Company will amend its agreement with the Advisor to change the method by which the advisory fee is calculated. Under the new and old methods, the pro forma advisory fee for the year ended December 31, 1997 would be approximately $770,000 and $904,000, respectively.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

NOTE 5 -- LONG-TERM DEBT

     Pro forma principal payments on long-term debt are as follows:

                YEAR ENDING DECEMBER 31,
                ------------------------
       1998.............................................  $   565,500
       1999.............................................    4,132,364
       2000.............................................      635,791
       2001.............................................      691,022
       2002.............................................      745,426
     Thereafter.........................................   26,056,778
                                                          -----------
                                                          $32,832,881
                                                          ===========

NOTE 6 -- EARNINGS PER SHARE

     Pro forma weighted average basic and diluted common shares outstanding is consolidated as follows:

                                                              PRO FORMA SHARES
                                                              WEIGHTED AVERAGE
                                                                 OUTSTANDING
                                                              DECEMBER 31, 1997
Total shares issued and outstanding at December 31, 1996....        837,489
Offering of 7,600,000 shares assumed January 1, 1997........      7,600,000
Grant of 75,000 shares on December 30, 1997 (assumed January
  1, 1997)..................................................         75,000
Grant of 2,400 shares on December 30, 1997..................              4
                                                                 ----------
          Basic and Diluted Weighted Average Shares
            Outstanding.....................................      8,512,493
                                                                 ==========

NOTE 7 -- NON-RECURRING CHARGES

     Pro forma accumulated deficit as of December 31, 1997 is increased for the amount of loan fees and other costs related to obtaining, funding, and repaying the Bridge Loan ($1,953,500); fees related to mortgage debt prepayments ($244,314); and the premium paid to preferred share owners related to redemption of such shares.

                         REPORT OF INDEPENDENT AUDITORS

     We have audited the accompanying consolidated balance sheets of United Investors Realty Trust and Subsidiaries (the "Company") as of December 31, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 and the financial statement schedule listed in the index on page F-1. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Investors Realty Trust and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                            ERNST & YOUNG LLP

Houston, Texas
February 11, 1998

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                         ASSETS
                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1997           1996
                                                              -----------    -----------
Investment real estate (Note 2):
  Land......................................................  $ 8,118,723    $ 8,118,723
  Buildings and improvements................................   31,616,008     31,209,206
                                                              -----------    -----------
                                                               39,734,731     39,327,929
  Less accumulated depreciation.............................   (4,861,957)    (3,767,720)
                                                              -----------    -----------
  Investment real estate, net...............................   34,872,774     35,560,209
Cash and cash equivalents...................................      346,149        119,316
Accounts receivable, net of allowance of $41,771 and $31,209
  for 1997 and 1996, respectively...........................      797,696        885,157
Prepaid expenses and other assets (Notes 7 and 10)..........    3,270,350        303,332
Investment in real estate venture (Note 5)..................           --        333,759
                                                              -----------    -----------
          Total assets......................................  $39,286,969    $37,201,773
                                                              ===========    ===========
                       LIABILITIES, MINORITY INTEREST, REDEEMABLE
                    PREFERRED SHARES AND COMMON SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable (Note 3)...........................  $24,926,499    $25,590,592
  Redeemable convertible subordinated notes (Note 3)........      212,400        212,400
  Short-term notes and lines of credit (Note 3).............    3,225,000        740,000
  Accounts payable -- trade.................................      552,996        250,848
  Accrued property taxes....................................      769,743        500,918
  Security deposits.........................................      106,494        112,101
                                                              -----------    -----------
          Total liabilities.................................   29,793,132     27,406,859
                                                              -----------    -----------
Minority interest in real estate ventures...................    1,571,018      1,584,673
                                                              -----------    -----------
Commitments and contingencies (Note 7)
Redeemable preferred shares of beneficial interest, $100 par value, 50,000,000 shares authorized, 10,737 shares issued
  and outstanding at December 31, 1997 and 1996 (Note 4)....    1,068,226      1,068,226
                                                              -----------    -----------
Common shareholders' equity:
  Common shares of beneficial interest, no par value,
     500,000,000 shares authorized, 914,889 and 837,489
     shares issued and outstanding at December 31, 1997 and
     1996, respectively (Note 4)............................    8,345,077      7,527,577
  Accumulated deficit.......................................   (1,490,484)      (385,562)
                                                              -----------    -----------
          Total common shareholders' equity.................    6,854,593      7,142,015
                                                              -----------    -----------
          Total liabilities, minority interest, redeemable
             preferred shares and common shareholders'
             equity.........................................  $39,286,969    $37,201,773
                                                              ===========    ===========

                            See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1997          1996          1995
                                                         ----------    ----------    ----------
Revenues:
  Base rents...........................................  $4,954,820    $4,097,911    $4,389,491
  Percentage rents.....................................      26,400        32,822            --
  Expense reimbursements...............................   1,167,355       835,940       848,975
  Interest and other income............................      27,278        67,409        44,224
                                                         ----------    ----------    ----------
          Total revenues...............................   6,175,853     5,034,082     5,282,690
                                                         ----------    ----------    ----------
Expenses:
  Operating and maintenance............................     754,703       582,481       875,193
  Real estate taxes....................................     793,359       558,000       569,634
  General and administrative...........................     179,933        89,529        63,225
  Advisory and trustee fees............................     345,000       312,000       296,000
  Share grant to Advisor and officers..................     787,500            --            --
  Other................................................     204,829        93,302        60,482
  Interest.............................................   2,435,538     2,132,390     2,177,447
  Depreciation, amortization and ground lease..........   1,309,180       967,111       986,129
                                                         ----------    ----------    ----------
          Total expenses...............................   6,810,042     4,734,813     5,028,110
Income (loss) before gain on sale of investment real
  estate, minority interest and preferred share
  dividend requirements................................    (634,189)      299,269       254,580
                                                         ----------    ----------    ----------
Gain on sale of investment real estate.................          --            --        25,020
                                                         ----------    ----------    ----------
Income (loss) before minority interest and preferred
  share dividend requirements..........................    (634,189)      299,269       279,600
Minority interest in net income of real estate
  ventures.............................................     (40,894)      (51,941)      (43,278)
                                                         ----------    ----------    ----------
Net income (loss)......................................    (675,083)      247,328       236,322
Preferred share dividend requirements..................     (96,633)      (96,296)      (43,618)
                                                         ----------    ----------    ----------
Net income (loss) available for common shareholders
  (basic and diluted)..................................  $ (771,716)   $  151,032    $  192,704
                                                         ==========    ==========    ==========
Net income (loss) per common share.....................  $     (.85)   $      .17    $      .21
                                                         ==========    ==========    ==========
Weighted average shares outstanding....................     912,493       909,405       909,397
                                                         ==========    ==========    ==========


                            See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED
                     SHARES AND COMMON SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                        PREFERRED SHARES OF     COMMON SHARES OF
                                        BENEFICIAL INTEREST   BENEFICIAL INTEREST
                                        -------------------   --------------------   ACCUMULATED
                                        NUMBER     AMOUNT     NUMBER      AMOUNT       DEFICIT
                                        ------   ----------   -------   ----------   -----------
Balance at December 31, 1994..........     --            --   834,397   $7,488,913   $  (228,659)
Issuance of redeemable preferred
  shares..............................  10,737   $1,073,700        --           --            --
Offering expenses.....................     --        (5,474)       --           --            --
Income before preferred share dividend
  requirements........................     --            --        --           --       236,322
Dividends.............................     --            --        --           --      (166,880)
Redeemable preferred shares of
  beneficial interest cash dividend,
  $6.75 per share.....................     --            --        --           --       (43,618)
                                        ------   ----------   -------   ----------   -----------
Balance at December 31, 1995..........  10,737    1,068,226   834,397    7,488,913      (202,835)
Issuance of common shares of
  beneficial interest.................     --                   3,092       38,664            --
Income before preferred share dividend
  requirements........................     --            --        --           --       247,328
Dividends.............................     --            --        --           --      (333,759)
Redeemable preferred shares of
  beneficial interest cash dividends,
  $9.00 per share.....................     --            --        --           --       (96,296)
                                        ------   ----------   -------   ----------   -----------
Balance at December 31, 1996..........  10,737    1,068,226   837,489    7,527,577      (385,562)
Issuance of common shares of
  beneficial interest.................     --            --    77,400      817,500            --
Loss before preferred share dividend
  requirements........................     --            --        --           --      (675,083)
Dividends.............................     --            --        --           --      (333,206)
Redeemable preferred shares of
  beneficial interest distributions,
  $9.00 per share.....................     --            --        --           --       (96,633)
                                        ------   ----------   -------   ----------   -----------
Balance at December 31, 1997..........  10,737   $1,068,226   914,889   $8,345,077   $(1,490,484)
                                        ======   ==========   =======   ==========   ===========

                            See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------
                                                            1997          1996          1995
                                                         -----------   -----------   -----------
Cash flows from operating activities:
  Net income (loss)....................................  $  (675,083)  $   247,328   $   236,322
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.....................    1,175,528       956,778       960,876
     Minority interest in net income of real estate
       ventures........................................       40,894        51,941        43,278
     Recognition of deferred rent......................      (89,184)      (82,201)      (44,677)
     Provision for uncollectible accounts..............       10,562         8,220         4,468
     Gain on sale of investment real estate............           --            --       (25,020)
     Payment of common shares for services.............      817,500        38,664            --
     Changes in operating assets and liabilities:
       (Increase) decrease in accounts receivable......      166,083      (176,533)       16,530
       Increase in prepaid expenses and other assets...     (323,609)      (78,167)     (167,660)
       Increase (decrease) in accounts
          payable -- trade.............................      302,148       191,717       (90,885)
       Increase (decrease) in accrued property taxes...      268,825       (53,910)       12,025
       Increase (decrease) in security deposits........       (5,607)      (41,835)       13,253
                                                         -----------   -----------   -----------
          Net cash provided by operating activities....    1,688,057     1,062,002       958,510
                                                         -----------   -----------   -----------
Cash flows from investing activities:
  Purchase of and capital improvements to investment
     real estate.......................................     (406,802)   (1,374,675)     (383,957)
  Escrow deposits......................................   (2,305,000)           --            --
  Proceeds from sale of investment.....................           --            --       114,478
  Payment received on affiliate note receivable........           --        55,462            --
                                                         -----------   -----------   -----------
          Net cash used in investing activities........   (2,711,802)   (1,319,213)     (269,479)
                                                         -----------   -----------   -----------
Cash flows from financing activities:
  Proceeds from borrowings.............................      135,871       740,000     2,021,210
  Proceeds from short-term notes payable...............    2,525,000            --            --
  Principal payments on mortgage notes payable.........     (799,964)     (604,574)   (2,629,496)
  Principal payments on short-term notes payable.......      (40,000)      (23,103)     (235,000)
  Preferred share dividends............................      (96,633)      (96,296)      (43,618)
  Proceeds from issuing preferred shares of beneficial
     interest, net.....................................           --            --       569,526
  Offering costs (Note 10).............................     (419,700)           --            --
  Distribution to holders of minority interests........      (53,996)      (67,320)      (67,259)
                                                         -----------   -----------   -----------
          Net cash provided by (used in) financing
            activities.................................    1,250,578       (51,293)     (384,637)
                                                         -----------   -----------   -----------
Increase (decrease) in cash and cash equivalents.......      226,833      (308,504)      304,394
Cash and cash equivalents at beginning of year.........      119,316       427,820       123,426
                                                         -----------   -----------   -----------
Cash and cash equivalents at end of year...............  $   346,149   $   119,316   $   427,820
                                                         ===========   ===========   ===========

                            See accompanying notes.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

     United Investors Realty Trust and Subsidiaries (the "Company") was organized on December 1, 1988, as a Massachusetts business trust and subsequently converted to a Texas real estate investment trust. The Company was formed for the purpose of investing directly in income-producing real property and in partnerships formed to own such real property.

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company, its subsidiaries, and partnerships in which it owns controlling interests.

     Investments in 50% or less owned real estate ventures over which the Company has the ability to exercise influence are accounted for using the equity method.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVESTMENT REAL ESTATE

     Investment real estate, consisting of eight shopping centers, is recorded at cost. The cost of real estate acquired by the issuance of shares of beneficial interest is determined by the estimated value of the shares issued or the real estate acquired. The allocation of cost between land and building is based on the estimated fair value at the time of the purchase. Depreciation is computed using the straight-line method over the estimated useful lives of 20 to 40 years for the shopping centers and over the lease term for tenant improvements (generally 5 to 15 years). Depreciation expense included in the statements of operations was $1,094,237, $886,173 and $902,380 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Expenditures for repairs and maintenance are charged to operations as incurred. Significant betterments are capitalized.

     When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts, with the resulting gains or losses reflected in operations for the period.

     Recoverability of investment real estate is evaluated periodically as events or circumstances indicate a possible inability to recover its carrying amount. Recoverability is determined on a property-by-property basis utilizing the undiscounted cash flow method. If undiscounted cash flows do not recover the carrying amount of the real estate, the real estate is reduced to fair value.

REVENUE RECOGNITION

     Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

NET INCOME PER COMMON SHARE

     Net income per common share is calculated by dividing net income available for common shareholders by the weighted average number of shares of beneficial interest outstanding during the year. The assumed conversion of redeemable debt and redeemable preferred shares would be antidilutive in all years presented.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

CONCENTRATION OF RISK

     The Company's primary business activity is investing in income-producing real property. The Company's retail shopping center properties are located in Austin, College Station, El Campo and San Antonio, Texas; Lenoir City and Athens, Tennessee; and Phoenix, Arizona.

     During 1997, 1996 and 1995, the Company earned approximately $1,155,000, $1,151,000 and $1,131,000, respectively, in rental revenue from two tenants. These two tenants' revenues amounted to approximately 19%, 23% and 21% of the Company's total revenue for the years ended December 31, 1997, 1996 and 1995.

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENT

     In February 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share" which simplifies the standards for computing and presenting earnings per share ("EPS") and makes them comparable to international EPS standards. This statement is effective for the year ending December 31, 1997. The Company has implemented SFAS No. 128.

     In October 1995, the FASB issued SFAS 123, Accounting for Stock-Based Compensation which requires a fair value based method of accounting for stock-based employee compensation plans. The Company has recorded stock-based compensation under Accounting Principles Board Opinion No. 25.

2. INVESTMENT REAL ESTATE

EL CAMPO SHOPPING CENTER

     The Company purchased El Campo Shopping Center in June 1996 for $400,000 cash and a note payable of $1,600,000. The shopping center is located in El Campo, Texas and is managed by an unrelated third party.

ONE WEST HILLS OFFICE BUILDING

     The Company purchased One West Hills office building in September 1994 for $126,749 in cash, 60,365 shares of beneficial interest valued at $12.00 per share and assumption of a note payable of $685,341. The office building is located in Dallas, Texas and is managed by an unrelated third party. On January 1, 1996, the Company transferred, at its cost basis, its investment in the office building to an affiliated real estate investment trust (See Note 5). At December 31, 1997 and 1996, the Company owned 0% and 23.8%, respectively of the affiliated REIT, which is accounted for by the equity method.

3. NOTES PAYABLE

REDEEMABLE CONVERTIBLE SUBORDINATED NOTES

     At December 31, 1997 and 1996, the Company had outstanding $212,400 of redeemable convertible subordinated notes payable bearing interest at 9% with semiannual interest payments due June 30 and December 31 of each year. The notes are due on December 31, 2002.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

     Holders of the notes may convert the notes at their option, in multiples of $1,000, into common shares of beneficial interest at the following conversion prices per share:

                        YEAR                           PRICE
                        ----                           ------
Through 12/31/97.....................................  $12.00
1998.................................................   12.50
1999.................................................   13.00
2000.................................................   13.50
2001.................................................   14.00
2002.................................................   14.50

     During 1995, the holders of the notes were granted the option to convert the notes to redeemable preferred shares of beneficial interest at the conversion price of $100 per share and $498,700 of the notes were converted to 4,987 shares of redeemable preferred shares (See Note 4).

     These notes can be redeemed by the Company for 100% of the redemption price of $100 par value beginning in 1997.

MORTGAGE NOTES PAYABLE

     As of December 31, 1997 and 1996, mortgage notes payable consisted of the following:

                                                                 1997          1996
                                                                 ----          ----
Mortgage note payable to a financial institution with
  installments of principal and interest in the sum of
  $20,167 payable monthly. The note bears interest at 8%,
  and was originally due and payable on December 4, 1994. In
  December 1994, the note was extended until June 4, 1995 at a rate of 9%, with principal and interest payments of
  $21,086 payable monthly. The note was refinanced in June
  1995 with installments of principal and interest in the
  amount of $20,835 payable monthly. The note bears interest at 9%, is callable on May 10, 2000, but otherwise due and
  payable on May 10, 2005, and is collateralized by Twin
  Lakes Shopping Center land and building...................  $ 1,734,717   $ 1,824,213
Mortgage note payable to a financial institution with
  monthly installments of principal and interest in the sum
  of $20,285. The note bears interest at 8.5%, is due on
  November 30, 1998 and is collateralized by Autobahn
  Shopping Center land and building.........................    1,130,916     1,271,592
Mortgage note payable to a financial institution with
  monthly installments of principal and interest in the sum
  of $31,541. The note bears interest at 9%, is due on
  September 25, 1998 and is collateralized by Centennial
  Shopping Center land and building. In 1998, the Company
  has the option to renew the note for three years at 9.5%
  with monthly installments of principal and interest based
  upon a 20-year amortization schedule. If renewed, $100,000
  of principal is due.......................................    3,744,425     3,779,493
Mortgage note payable to a financial institution. The note
  bears interest at 9.75%, is due and payable on March 31,
  1999 and is collateralized by Bandera Festival Shopping
  Center land and building. Monthly installments of $72,419
  are based on a 25-year amortization schedule. Additional
  annual principal payments are due as follows:
     April 1, 1997 -- 1% of the then outstanding principal
                      balance
     April 1, 1998 --  1/2% of 1% of the then outstanding
                      principal balance.....................    7,771,827     7,957,094

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                                                                 1997          1996
                                                                 ----          ----
Mortgage note payable to a financial institution with
  monthly installments of principal and interest in the
  amount of $43,852. The note bears interest at 9.3%,
  amortizes over 25 years until April 1, 2018 and is
  collateralized by the Randall's/University Park Shopping
  Center, land and building.................................    4,798,038     4,874,155
Mortgage note payable to a financial institution with
  monthly installments of principal and interest in the
  amount of $7,232. The note bears interest of 8.25%,
  amortizes over the term of the note, is due on July 1,
  2003 and is collateralized by a portion of the McMinn
  Plaza Shopping Center, land and building..................      387,218       439,680
Mortgage note payable to a financial institution with
  monthly installments of principal and interest in the sum
  of $14,238. The note bears interest at 7.625%, amortizes
  over the term of the note, is due on November 1, 2002 and
  is collateralized by a portion of the McMinn Plaza
  Shopping Center, land and building........................      702,858       814,647
Mortgage note payable to a financial institution with
  interest only due through March 25, 1995. Thereafter,
  monthly installments of principal and interest in the
  amount of $2,287 are due. The note bears interest at 9.5%, amortizes over three years, is collateralized by
  Centennial Shopping Center land and building and is due on
  March 25, 1998............................................        6,758        32,192
Mortgage note payable to a financial institution with
  monthly installments of principal and interest in the sum
  of $3,220. The note bears interest at 9.0%, amortizes over
  4 years, is due on September 25, 1998 and is
  collateralized by Centennial shopping center land and
  building. The Company can extend the note for 3 years.....      124,103            --
Mortgage note payable to a financial institution with
  monthly installments of principal and interest in the sum
  of $24,069. The note bears interest at 8.37%, amortizes
  over 20 years, is due on December 1, 2006, and is
  collateralized by the Park Northern Shopping Center.......    2,743,391     2,800,000
Mortgage note payable to a financial institution with
  monthly installments of principal and interest in the sum
  of $13,427. The note bears interest at 9%, amortizes over
  25 years, is due on June 27, 2003 and is collateralized by the El Campo Shopping Center land and buildings. The
  Company can extend the note for 3 years at a lesser of
  prime plus  1/2% or 9% with a $150,000 principal
  reduction.................................................    1,575,998     1,591,276
Mortgage note payable to a financial institution with
  quarterly installments of interest only. The note bears
  interest at the prime rate, is due on December 27, 1999
  and is collateralized by land in College Station, Texas...      206,250       206,250
                                                              -----------   -----------
                                                              $24,926,499   $25,590,592
                                                              ===========   ===========

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

     Aggregate annual maturities of mortgage notes payable for each of the five years ending December 31 and thereafter are as follows:

1998.............................................  $ 5,600,728
1999.............................................    8,304,048
2000.............................................    1,934,971
2001.............................................      440,627
2002.............................................      473,564
Thereafter.......................................    8,172,561
                                                   -----------
                                                   $24,926,499
                                                   ===========

     As of December 31, 1997, the Company's mortgage indebtedness was approximately $25 million, collateralized by investment real estate. The mortgage indebtedness interest rates range from 7.63% to 9.75%, with a weighted average interest rate of 9.15% and a weighted average maturity of 6.17 years.

SHORT-TERM NOTES PAYABLE

     During 1996, the Company issued $600,000 of unsecured promissory notes to individuals. The notes require quarterly payments of interest only at 11% and are due in 1998. During 1997, the Company issued an additional $400,000 of unsecured promissory notes to individuals. The notes require quarterly payments of interest only, at 10% and are due in 1998.

REVOLVING LINES OF CREDIT

     Effective August 23, 1996, the Company entered into a $200,000 unsecured revolving line of credit facility with a bank. Interest of prime (8.25% at December 31, 1996 and 8.5% at December 31, 1997) plus 1/2% is payable quarterly until maturity in April 1998. At December 31, 1997, $200,000 was outstanding.

     The Company entered into a $100,000 unsecured revolving line of credit facility with a bank in February 1996. Interest of prime (8.25% at December 31, 1996 and 8.5% at December 31, 1997) plus 1.5% is payable monthly until maturity in May 1998. As of December 31, 1997 the Company had drawn $100,000 on the bank credit facility.

     The Company entered into short-term mortgage loan agreements with an affiliate of the Advisor (see Note 8) in December 1997. The loan proceeds, which bear interest at 12% and total $1,925,000, are repayable in April 1998. The loans are collateralized by second lien mortgages on a shopping center which the Company owns.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, receivables, accounts payable and accrued expenses are reasonable estimates of their fair values because of the short maturities of these instruments. Mortgage notes payable have aggregate carrying values which approximate their estimated fair values based on comparison to debt and interest rates for debt with similar terms and remaining maturities.

4. SHARES OF BENEFICIAL INTEREST:

REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

     In 1995, the Company authorized 20,000, $100 par value, 9% redeemable preferred shares of beneficial interest ("preferred shares") and issued 5,750 preferred shares at par value and 4,987 shares through conversion from the 9% redeemable convertible subordinated notes (See Note 3). Dividends on the preferred shares are cumulative from date of issuance and payable on a quarterly basis. The preferred shares are

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES convertible at the option of the holder into common shares of beneficial interest of the Company at a conversion price of $12.50 per share, subject to adjustment under certain conditions. The preferred shares are redeemable at the option of the Company, in whole or in part, at any time after January 1, 1996, at a redemption price equal to the sum of par value of the amount of the preferred shares being redeemed and the premium. The premium is based upon the following rates:

                   CALENDAR YEAR                     PREMIUM
                   -------------                     -------
  1998.............................................    3%
  1999.............................................    2%
  2000.............................................    1%
  2001 and thereafter..............................    0%

     The Company is required to purchase and redeem 20% of the number of preferred shares outstanding at a redemption price equal to par value commencing on March 15, 2001 and annually thereafter until all preferred shares are redeemed. Holders of preferred shares are entitled to limited voting rights at one vote per share.

COMMON SHARES OF BENEFICIAL INTEREST


     In December 1997 the Company issued 75,000 shares to the Advisor (see Note
8) and certain officers in compensation for past services. The shares were valued at $10.50 for a total of $787,500 which is charged to expense in 1997. The shares issued to the Advisor and certain officers have certain restrictions as to the timing of any resale, and accordingly, are valued at an amount lower than the unrestricted shares issued to the Trust Managers (See note 8).



     The Company issued 2,400 shares in each of 1997 and 1996 to the Trust Managers for payment of services rendered (See Note 8). The Company issued an additional 692 shares for payment of lease commissions in 1996.


5. INVESTMENT IN REAL ESTATE VENTURE

     In December 1995 the Company formed a new real estate investment trust, Ivy Realty Trust ("Ivy"). On January 1, 1996 the Company transferred its investment in One West Hills office building, the related mortgage note payable of $660,426 and net liabilities to Ivy in exchange for 834,397 shares valued at one dollar per share of Ivy stock (based on the carryover basis of the assets contributed by the Company) and a $55,462 promissory note. On January 15, 1996 the Company distributed to its shareholders 500,638 shares of Ivy as a dividend. One-third of the dividend was treated as a 1995 dividend with the remainder treated as a 1996 dividend. On August 1, 1997, the Company distributed to its shareholders 333,644 shares of Ivy as a dividend. The dividend was treated as a 1997 dividend.

6. FEDERAL INCOME TAXES

     The Company operates in such a manner so as to qualify as a "real estate investment trust" under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. Under those Sections, the Company will not be taxed on that portion of its income distributed to shareholders so long as at least 95 percent of the Company's otherwise taxable income is distributed to shareholders each year and other requirements of a qualified real estate investment trust are met. Management believes the Company has satisfied the income distribution and other requirements through the year ended December 31, 1997 and believes all other requirements of a qualified real estate investment trust have been met.

     The Company has approximately $545,000 of net operating losses that may be carried forward to offset future taxable income. However, in 1990, sales of shares of beneficial interest resulted in a change of

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES ownership for federal income tax purposes. As a result of the ownership change, the amount of net operating losses generated prior to the ownership change, which may be used to offset federal taxable income, is subject to an annual limitation imposed by the Internal Revenue Code. These net operating losses expire from 2009 through 2016.

     The tax status of per-share dividend distributions relating to common shares of beneficial interest declared attributable to the year presented is as follows:

                                                          1997       1996       1995
                                                          -----      -----      -----
Ordinary income.........................................  $   0      $ .40      $ .20
                                                          =====      =====      =====
Return of capital.......................................  $ .40      $   0      $   0
                                                          =====      =====      =====

7. COMMITMENTS

TENANT LEASES

     The Company leases commercial retail space generally under operating leases which provide for minimum base rentals plus contingent rentals based upon a percentage of gross receipts. Most leases also provide that the tenant must pay as additional rent a pro rata share of real property taxes, insurance and common area maintenance.

     The future minimum base rents for the operating leases in existence at December 31, 1997, are as follows:

1998............................................  $ 4,751,001
1999............................................    4,360,174
2000............................................    3,771,158
2001............................................    3,374,711
2002............................................    2,813,054
Thereafter......................................   20,571,229
                                                  -----------
                                                  $39,641,327
                                                  ===========

GROUND LEASE

     The Company has a 40-year ground lease for Park Northern Shopping Center with an unrelated third party. Rent of $8,333 plus 5% of total gross revenues is payable monthly through the year 2035. The Company has an option to extend this lease for four consecutive periods of ten years each. Future minimum lease payments are as follows:

                      YEARS                           AMOUNT
                      -----                         ----------
1998..............................................  $  100,000
1999..............................................     100,000
2000..............................................     100,000
2001..............................................     100,000
2002 through 2035.................................   3,400,000
                                                    ----------
                                                    $3,800,000
                                                    ==========

     Rental expense included in the statement of operations was $133,652, $8,333 and $25,353 in 1997, 1996 and 1995, respectively.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

PURCHASE COMMITMENTS

     The Company has entered into commitments to acquire eight shopping centers (see Note 10) from unrelated parties. In connection with these agreements, the Company has non-refundable earnest money deposits made into escrow of $2,305,000.

8. ADVISORY AGREEMENT AND RELATED PARTY TRANSACTIONS

     The Company is managed and advised by an entity affiliated with certain Trust Managers (the "Advisor"). Advisory fee expenses were $312,000, $279,000 and $276,000 for 1997, 1996 and 1995, respectively. Advisory fees are calculated at .8%, on an annual basis, of the gross Company assets, as defined, at year-end, increased by noncash reserves. During 1997, 1996 and 1995, the Advisor reduced its fee due from the Company under the agreement by approximately $42,500, $50,600 and $9,200, respectively, to reflect the timing of acquisitions made during the year.

     In conjunction with the Offering (see Note 10), the Company will amend the advisory agreement to provide that the advisory fee be based on 6.8% of adjusted funds from operations as defined. Had the advisory fee been calculated pursuant to the amended agreement in 1997, the fee would have approximated $224,000.

     Total fees paid to independent trust managers were approximately $33,000, $33,000 and $20,000 in 1997, 1996 and 1995, respectively. During 1996 and 1997,
$30,000 of the investment management fees were satisfied by issuing a total of 2,400 shares of beneficial interest (based on an estimated value of $12.50 per share. Subsequent to the Offering (see Note 10), such stock compensation will be valued at the market price per share. These shares are restricted as to transfer or sale for two years after the issuance date.

9. SUPPLEMENTAL CASH FLOW INFORMATION

     The following supplemental information is related to the statement of cash flows:

                                                             1997          1996          1995
                                                          ----------    ----------    ----------
Acquisition of land for mortgage note payable...........  $             $  206,250    $
Assumption of mortgage notes payable for acquisition of
  investment real estate................................                 4,400,000
Net liabilities assumed in acquisition of investment
  real estate...........................................                    20,197
Minority interest granted in exchange for investment
  real estate contributed...............................                   630,000
Net liabilities assumed in acquisition of investment
  real estate...........................................                   109,786
Exchange of investment real estate for 834,397 shares of
  Ivy Realty Trust, an affiliated trust, transfer of
  mortgage note payable, issuance of mortgage note
  receivable and transfer of net liabilities............                 1,640,465
Payment of dividend with shares of affiliated trust.....     333,206       500,639
Cash paid for interest..................................   2,433,278     2,112,038    $2,180,835
Issuance of 4,987 preferred shares of beneficial
  interest for redeemable convertible notes payable.....                        --       496,700
Dividend declared but not paid..........................                        --       166,880

10. SUBSEQUENT EVENT (UNAUDITED)

     The Company expects to issue approximately 7,600,000 common shares of beneficial interest, no par value, in a proposed public offering (the "Offering"). The Company had incurred and capitalized approximately $420,000 in offering costs as of December 31, 1997. There is no assurance that the Offering can be completed.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

     In conjunction with the planned Offering, the Company has entered into agreements with several unrelated parties to acquire eight community shopping centers in Texas, Florida and Arizona for an aggregate purchase price of approximately $72,000,000.

     Subsequent to December 31, 1997 acquisition of certain of the eight properties was completed and certain mortgage loans were prepaid. Prepayment penalties approximated $241,000. The Company entered into a loan agreement for $56,800,000 (of which approximately $52,217,000 was funded as of February 11, 1998) for the purpose of acquiring the aforementioned properties and retiring certain existing debt. There is no assurance that the remaining acquisitions can be completed.

11. SUPPLEMENTAL EARNINGS PER SHARE INFORMATION

     Weighted average shares outstanding includes 75,000 shares granted to the Advisor and certain officers on December 30, 1997 as if such shares had been outstanding for the entirety of each year.

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997

                                                                                                  COST
                                                                       INITIAL COST           CAPITALIZED
                 DESCRIPTION                                    --------------------------   SUBSEQUENT TO
----------------------------------------------                               BUILDINGS AND   ACQUISITION --
        PROPERTY                LOCATION         ENCUMBRANCES      LAND      IMPROVEMENTS     IMPROVEMENTS
        --------                --------         ------------   ----------   -------------   --------------
Shopping centers:
  Autobahn                 San Antonio, TX       $ 1,130,915    $  515,205    $ 1,726,150      $   26,634
  Bandera                  San Antonio, TX         7,771,826     2,350,000      8,759,593         544,035
  Centennial               Austin, TX              3,875,287     1,400,000      3,527,909         579,502
  El Campo                 El Campo, TX            1,575,998       360,000      1,640,350          51,499
  McMinn                   Athens, TN              1,090,077       513,912      2,170,052          83,705
  Park Northern            Phoenix, AZ             2,743,391            --      4,410,691         120,792
  Twin Lakes               Lenoir City, TN         1,734,717       860,706      3,040,000         (27,144)
  University Park          College Station, TX     4,798,038     1,842,331      4,955,490           6,750
Undeveloped land:
  University Park          College Station, TX       206,250       276,569             --              --
                                                 -----------    ----------    -----------      ----------
    Totals                                       $24,926,499    $8,118,723    $30,230,235      $1,385,773
                                                 ===========    ==========    ===========      ==========

                             GROSS AMOUNTS OF WHICH
                           CARRIED AT CLOSE OF PERIOD
                 DESCRIPT  --------------------------
-------------------------               BUILDINGS AND                 ACCUMULATED      DATE OF        DATE
        PROPERTY              LAND      IMPROVEMENTS       TOTAL      DEPRECIATION   CONSTRUCTION   ACQUIRED
        --------           ----------   -------------   -----------   ------------   ------------   --------
Shopping centers:
  Autobahn                 $  515,205    $ 1,752,784    $ 2,267,989    $  427,055        1984         1990
  Bandera                   2,350,000      9,303,628     11,653,628     1,528,808        1989         1992
  Centennial                1,400,000      4,107,411      5,507,411       942,641        1970         1991
  El Campo                    360,000      1,691,849      2,051,849        93,772        1985         1996
  McMinn                      513,912      2,253,757      2,767,669       403,627        1982         1994
  Park Northern                    --      4,531,483      4,531,483       169,038        1982         1996
  Twin Lakes                  860,706      3,012,856      3,873,562       710,278        1986         1989
  University Park           1,842,331      4,962,240      6,804,571       586,738        1991         1993
Undeveloped land:
  University Park             276,569             --        276,569            --
                           ----------    -----------    -----------    ----------
    Totals                 $8,118,723    $31,616,008    $39,734,731    $4,861,957
                           ==========    ===========    ===========    ==========

                 UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES

                             NOTES TO SCHEDULE III

(a) Initial cost for acquired property is cost at acquisition.

(b) The aggregate gross cost of land, buildings and improvements for federal income tax and book purposes is substantially the same.

(c)

                         RECONCILIATION OF REAL ESTATE


                                         1997           1996           1995
                                      -----------    -----------    -----------
Balance at beginning of year........  $39,327,929    $34,166,161    $33,852,975
Additions -- acquisitions...........       37,520      6,687,611             --
Additions -- tenant improvements....      319,226        117,964        304,073
Additions -- capital expenditures...       50,056         66,160         79,884
Deductions..........................           --     (1,709,967)       (70,771)
                                      -----------    -----------    -----------
  Balance at end of year............  $39,734,731    $39,327,929    $34,166,161
                                      ===========    ===========    ===========


                   RECONCILIATION OF ACCUMULATED DEPRECIATION

                                            1997          1996          1995
                                         ----------    ----------    ----------
Balance at beginning of year...........  $3,767,720    $2,988,030    $2,085,650
Depreciation expense...................   1,094,237       886,173       902,380
Deductions.............................          --      (106,483)           --
                                         ----------    ----------    ----------
  Balance at end of year...............  $4,861,957    $3,767,720    $2,988,030
                                         ==========    ==========    ==========

(d) See description of mortgage notes payable in Note 3 to consolidated financial statements.

(e) Depreciation is computed based upon the following estimated lives:

Buildings...................................................  20-40 years
Improvements................................................   5-10 years

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Investors Realty Trust

     We have audited the accompanying statement of revenue and certain expenses of Benchmark Crossing for the year ended December 31, 1997. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Benchmark Crossing's revenue and expenses.

     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Benchmark Crossing for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Houston, Texas
February 11, 1998

                               BENCHMARK CROSSING

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue:
  Base rents................................................  $642,743
  Expense reimbursements....................................   200,686
  Other income..............................................       100
                                                              --------
                                                               843,529
                                                              --------
Certain expenses:
  Operating and maintenance.................................   134,211
  Real estate taxes.........................................   131,946
  General and administrative................................     9,440
  Interest (Note 3).........................................   331,024
                                                              --------
                                                               606,621
                                                              --------
Revenue in excess of certain expenses.......................  $236,908
                                                              ========

                            See accompanying notes.

                               BENCHMARK CROSSING

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

1. BASIS OF PRESENTATION

     The accompanying statement of revenue and certain expenses relates to the operations of Benchmark Crossing (the "Property"), a 58,384-square-foot shopping center located in Houston, Texas.

     United Investors Realty Trust (the "Company") entered into a contract to acquire this property.

     The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Benchmark Crossing for the year ended December 31, 1997 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

     - Depreciation and amortization

     - Federal and state income taxes

     - Other costs not directly related to the proposed future operations of the Property

     The Company is not aware of any material factors which would cause the reported financial information not to be indicative of future operating results.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. MORTGAGE NOTE PAYABLE


     A loan in the amount of $3,800,000, secured by a first trust deed and an assignment of rents, was executed by the current owners of the Property on September 1, 1995. The Company intends to assume the loan as part of its acquisition of the Property. The loan bears interest at an annual rate of 9.25% with principal and interest payments of $32,543 due monthly through August 1, 2005, at which time the outstanding principal balance (expected to be approximately $3,169,957 and any accrued interest thereon is due. The principal balance of the loan at December 31, 1997 was $3,698,824.


4. RENT REVENUE

     The Property consists of five separate buildings. The anchor tenant, Bally's Total Fitness, leases a two-story building built in 1986, consisting of 40,966 square feet. Click's Billiards and the International House of Pancakes are single-story buildings built in 1994, consisting of 7,000 square feet and 4,543 square feet, respectively. Burger King and Jack in the Box are single-story buildings built in 1990 and 1986, respectively. All parking lots are constructed of concrete. The center is 100% occupied.

     Retail space is leased to tenants under various operating leases with terms ranging from 10 to 20 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area

                               BENCHMARK CROSSING
maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1997 was $-0-.

     Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1997 are as follows:

Year ending December 31,
  1998...........................................  $  663,571
  1999...........................................     672,271
  2000...........................................     676,646
  2001...........................................     699,461
  2002...........................................     699,461
  Thereafter.....................................   3,978,579
                                                   ----------
                                                   $7,389,989
                                                   ==========

5. CONCENTRATION OF RISK

     At December 31, 1997, 5 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1997 were as follows:

Click's Billiards No. 20....................................  11.9%
IHOP........................................................   7.8%
Presidents First Lady.......................................  70.2%
Jack-in-the-Box.............................................   5.3%
Burger King.................................................   4.8%

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Investors Realty Trust

     We have audited the accompanying statement of revenue and certain expenses of Hedwig Centers for the year ended December 31, 1997. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Hedwig Centers' revenue and expenses.

     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Hedwig Centers for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Houston, Texas
February 11, 1998

                                 HEDWIG CENTERS

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue:
  Base rents................................................  $  815,989
  Expense reimbursements....................................     219,187
  Other income..............................................          --
                                                              ----------
                                                               1,035,176
                                                              ----------
Certain expenses:
  Operating and maintenance.................................     128,468
  Real estate taxes.........................................     134,646
  General and administrative................................      12,002
  Interest (Note 3).........................................     386,226
                                                              ----------
                                                                 661,342
                                                              ----------
Revenue in excess of certain expenses.......................  $  373,834
                                                              ==========

                            See accompanying notes.

                                 HEDWIG CENTERS

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

1. BASIS OF PRESENTATION

     The accompanying statement of revenue and certain expenses relates to the operations of Hedwig Centers (the "Property"), a 69,554-square-foot shopping center located within Hedwig Village, an independent municipality surrounded by Houston, Texas.

     United Investors Realty Trust (the "Company") entered into a contract to acquire this property. Subsequent to December 31, 1997, the Company completed the acquisition of one of three phases.

     The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Hedwig Centers for the year ended December 31, 1997 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

     - Depreciation and amortization

     - Federal and state income taxes

     - Other costs not directly related to the proposed future operations of the Property

     The Company is not aware of any material factors which would cause the reported financial information not to be indicative of future operating results.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. MORTGAGE NOTE PAYABLE

     A loan in the amount of $3,700,000, secured by a first trust deed and an assignment of rents, was executed by the current owners of the Property on June 10, 1992. The Company intends to assume the loan as part of its acquisition of the Property. The loan bears interest at an annual rate of 10.75% with principal and interest payments of $34,546 due monthly through June 10, 1999, at which time the outstanding principal balance (expected to be approximately $3,537,946) and any accrued interest thereon is due. The principal balance of the loan at December 31, 1997 was $3,577,204.

4. RENT REVENUE

     The Property is adjacent to Target and Marshall's department stores, which are owned by a third party. The center has 11 tenants ranging in size from 1,050 square feet to 27,000 square feet. The center is anchored by Ross Dress For Less (27,000 square feet) and Blockbuster Music (13,664 square feet). Ross' lease expires March 31, 2010 and Blockbuster's lease expires July 31, 2000. The center is approximately 98% occupied.

     Retail space is leased to tenants under various operating leases with terms ranging from 3 to 20 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance

                                 HEDWIG CENTERS
and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1997 was $-0-.

     Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1997 are as follows:

Year ending December 31,
  1998...........................................  $  592,363
  1999...........................................     575,349
  2000...........................................     494,688
  2001...........................................     272,206
  2002...........................................     246,780
  Thereafter.....................................   1,869,525
                                                   ----------
                                                   $4,050,911
                                                   ==========

5. CONCENTRATION OF RISK

     At December 31, 1997, 3 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1997 were as follows:

EyeMasters............................................   9.5%
Ross Dress for Less...................................  38.8%
Blockbuster Music.....................................  19.6%

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Investors Realty Trust

     We have audited the accompanying statement of revenue and certain expenses of Market at First Colony for the year ended December 31, 1997. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Market at First Colony's revenue and expenses.

     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Market at First Colony for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Houston, Texas
February 11, 1998

                             MARKET AT FIRST COLONY

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue:
  Base rents................................................  $1,311,002
  Expense reimbursements....................................     421,663
  Other income..............................................      11,434
                                                              ----------
                                                               1,744,099
                                                              ----------
Certain expenses:
  Operating and maintenance.................................     281,288
  Real estate taxes.........................................     277,941
  General and administrative................................      15,045
                                                              ----------
                                                                 574,274
                                                              ----------
Revenue in excess of certain expenses.......................  $1,169,825
                                                              ==========

                            See accompanying notes.

                             MARKET AT FIRST COLONY

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

1. BASIS OF PRESENTATION

     The accompanying statement of revenue and certain expenses relates to the operations of Market at First Colony (the "Property"), a 94,241-square-foot shopping center located in Houston, Texas.

     United Investors Realty Trust (the "Company") entered into a contract to acquire this property. Subsequent to December 31, 1997, the Company completed the acquisition.

     The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Market at First Colony for the year ended December 31, 1997 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

     - Depreciation and amortization

     - Interest on mortgage which was not assumed by the Owner

     - Federal and state income taxes

     - Other costs not directly related to the proposed future operations of the Property

     The Company is not aware of any material factors which would cause the reported financial information not to be indicative of future operating results.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. RENT REVENUE

     The Property is adjacent to a 62,000-square-foot Kroger Supermarket, which is owned by a third party. Taco Bell is a freestanding building within the shopping center which the Company is acquiring. Stop N Go, World Savings, Burger King, McDonalds, Applebee's and Kentucky Fried Chicken are situated on outparcels and are owned by third parties. The center has 31 tenants ranging in size from 825 square feet to 25,200 square feet. The center is anchored by TJ Maxx (25,200 square feet), an off-price apparel store, and Eckerd Drugs (8,640 square feet). TJ Maxx's lease expires April 30, 2002, and Eckerd's lease expires March 31, 2014. The center is approximately 97% occupied.

     Retail space is leased to tenants under various operating leases with terms ranging from 3 to 20 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. No percentage rent was earned for the year ended December 31, 1997.

                             MARKET AT FIRST COLONY

     Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1997 are as follows:

            Year ending December 31,
            ------------------------
  1998...........................................  $1,182,279
  1999...........................................     954,778
  2000...........................................     724,592
  2001...........................................     467,397
  2002...........................................     263,504
  Thereafter.....................................   2,123,879
                                                   ----------
                                                   $5,716,429
                                                   ==========

4. CONCENTRATION OF RISK


     At December 31, 1997, one tenant individually accounted for more than 10% of total revenue. Percentage GLA for such tenant for the year ended December 31, 1997 was as follows:


TJ Maxx..............................................   26.7%

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Investors Realty Trust

     We have audited the accompanying statement of revenue and certain expenses of Mason Park for the year ended December 31, 1997. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Mason Park's revenue and expenses.

     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Mason Park for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Houston, Texas
February 11, 1998

                                   MASON PARK

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue:
  Base rents................................................   $1,649,580
  Percentage rents..........................................       60,000
  Expense reimbursements....................................      533,055
                                                               ----------
                                                                2,242,635
                                                               ----------
Certain expenses:
  Operating and maintenance.................................      303,311
  Real estate taxes.........................................      390,845
  General and administrative................................       71,175
                                                               ----------
                                                                  765,331
                                                               ----------
Revenue in excess of certain expenses.......................   $1,477,304
                                                               ==========

                            See accompanying notes.

                                   MASON PARK

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

1. BASIS OF PRESENTATION

     The accompanying statement of revenue and certain expenses relates to the operations of Mason Park (the "Property"), a 160,047-square-foot shopping center located in Houston, Texas.

     United Investors Realty Trust (the "Company") entered into a contract to acquire this property. Subsequent to December 31, 1997, the Company completed the acquisition.

     The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Mason Park for the year ended December 31, 1997 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

     - Depreciation and amortization

     - Interest on mortgage which was not assumed by the Owner

     - Federal and state income taxes

     - Other costs not directly related to the proposed future operations of the Property

     The Company is not aware of any material factors which would cause the reported financial information not to be indicative of future operating results.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. RENT REVENUE

     The shopping center is adjacent to a 58,800-square-foot Kroger Supermarket, which is owned by a third party. Schlotzsky's is a freestanding building within the shopping center which the Company is acquiring. World Savings and an Exxon Service Station are situated on outparcels and are owned by third parties. The center has 33 tenants ranging in size from 997 square feet to 29,922 square feet. The center is anchored by Palais Royal (29,922 square feet), a woman's apparel store; Cinemark Cinema (28,750 square feet), an eight-screen, first-run theater; Petco (13,973 square feet), an upscale pet supply store, and Walgreens' drug store (10,998 square feet). Palais Royal's, Cinemark's, Petco's and Walgreens' leases expire January 31, 2006; January 1, 2000; January 31, 2005 and October 31, 2015, respectively. The center is approximately 93% occupied.

     Retail space is leased to tenants under various operating leases with terms ranging from 5 to 30 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1997 was $60,000.

                                   MASON PARK

     Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1997 are as follows:

Year ending December 31,
  1998...........................................  $1,880,878
  1999...........................................   1,642,820
  2000...........................................   1,015,778
  2001...........................................     815,390
  2002...........................................     697,139
  Thereafter.....................................   3,028,889
                                                   ----------
                                                   $9,080,394
                                                   ==========

4. CONCENTRATION OF RISK

     At December 31, 1997, 2 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1997 were as follows:

Cinemark Cinema 8....................................  18.0%
Palais Royal.........................................  18.7%

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Investors Realty Trust

     We have audited the accompanying statement of revenue and certain expenses of Rosemeade Park for the year ended December 31, 1997. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Rosemeade Park's revenue and expenses.

     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Rosemeade Park for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Houston, Texas
February 11, 1998

                                 ROSEMEADE PARK

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue:
  Base rents................................................   $513,935
  Expense reimbursements....................................    150,340
  Other income..............................................      6,086
                                                               --------
                                                                670,361
                                                               --------
Certain expenses:
  Operating and maintenance.................................    107,905
  Real estate taxes.........................................     95,629
  General and administrative................................      5,268
  Interest (Note 3).........................................     40,265
                                                               --------
                                                                249,067
                                                               --------
Revenue in excess of certain expenses.......................   $421,294
                                                               ========

                            See accompanying notes.

                                 ROSEMEADE PARK

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

1. BASIS OF PRESENTATION

     The accompanying statement of revenue and certain expenses relates to the operations of Rosemeade Park (the "Property"), a 49,554-square-foot shopping center located in Carrollton, Texas.

     United Investors Realty Trust (the "Company") entered into a contract to acquire this property.


     The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Rosemeade Park for the year ended December 31, 1997 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:


     - Depreciation and amortization

     - Federal and state income taxes

     - Other costs not directly related to the proposed future operations of the Property

     The Company is not aware of any material factors which would cause the reported financial information not to be indicative of future operating results.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. MORTGAGE NOTE PAYABLE

     A loan in the amount of $3,500,000, secured by a first trust deed and an assignment of rents, was executed by the current owners of the Property on November 10, 1997. The Company intends to assume the loan as part of its acquisition of the Property. The loan bears interest at an annual rate of 8.30% with principal and interest payments of $27,980 due monthly through December 1, 2007, at which time the outstanding principal balance (expected to be approximately $2,856,302) and any accrued interest thereon is due. The principal balance of the loan at December 31, 1997 was $3,496,228.

4. RENT REVENUE


     The Property has 17 tenants ranging in size from 1,125 square feet to 14,000 square feet. Additionally, the shopping center leases the land on the corner of the shopping center to Mobil Oil for a service station. The center is anchored by Cosmopolitan Lady (14,000 square feet), a health club and Blockbuster Video (6,194 square feet). Cosmopolitan Lady's lease expires July 31, 2008 and Blockbuster recently renewed its lease through March 31, 2003. The center is approximately 87% occupied.


     Retail space is leased to tenants under various operating leases with terms ranging from 2 to 15 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance

                                 ROSEMEADE PARK
and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1997 was $-0-.

     Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1997 are as follows:

Year ending December 31,
  1998...........................................  $  565,795
  1999...........................................     487,589
  2000...........................................     382,913
  2001...........................................     338,113
  2002...........................................     289,483
  Thereafter.....................................     863,156
                                                   ----------
                                                   $2,927,049
                                                   ==========

5. CONCENTRATION OF RISK

     At December 31, 1997, 3 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1997 were as follows:

Cosmopolitan Lady..............................          28.3%
Blockbuster Video..............................          12.5%
Mobil Oil Corporation..........................  Ground lease

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Investors Realty Trust

     We have audited the accompanying statement of revenue and certain expenses of Southwest Walgreens for the year ended December 31, 1997. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Southwest Walgreens' revenue and expenses.

     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Southwest Walgreens for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Houston, Texas
February 11, 1998

                              SOUTHWEST WALGREENS

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue:
  Base rents................................................  $537,003
  Percentage rents..........................................    12,076
  Expense reimbursements....................................   237,196
  Other income..............................................       213
                                                              --------
                                                               786,488
                                                              --------
Certain expenses:
  Operating and maintenance.................................   129,416
  Real estate taxes.........................................   113,323
  General and administrative................................    16,941
                                                              --------
                                                               259,680
                                                              --------
Revenues in excess of certain expenses......................  $526,808
                                                              ========

                            See accompanying notes.

                              SOUTHWEST WALGREENS

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

1. BASIS OF PRESENTATION

     The accompanying statement of revenue and certain expenses relates to the operations of Southwest Walgreens (the "Property"), an 83,698-square-foot shopping center located in Phoenix, Arizona.

     United Investors Realty Trust (the "Company") entered into a contract to acquire this property. Subsequent to December 31, 1997, the Company completed the acquisition.

     The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Southwest Walgreens for the year ended December 31, 1997 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

     - Depreciation and amortization

     - Interest on mortgage which was not assumed by the Owner

     - Federal and state income taxes

     - Other costs not directly related to the proposed future operations of the Property

     The Company is not aware of any material factors which would cause the reported financial information not to be indicative of future operating results.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. RENT REVENUE

     The Property is occupied by 19 tenants ranging in size from 968 square feet to 27,064 square feet. The shopping center is anchored by Southwest Supermarket (27,064 square feet) and Walgreens (16,000 square feet). Southwest Supermarket is a 38-store chain owned by the New York investment firm of Kohlberg & Company. Southwest Supermarket's lease expires May 31, 2000 and Walgreens' lease expires January 31, 2000. The shopping center is 100% occupied.

     Retail space is leased to tenants under various operating leases with terms ranging from 3 to 25 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1997 was $12,076.

                              SOUTHWEST WALGREENS

     Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1997 are as follows:

Year ending December 31,
  1998............................................  $375,421
  1999............................................   325,593
  2000............................................   179,990
  2001............................................    23,123
  2002............................................        --
  Thereafter......................................        --
                                                    --------
                                                    $904,127
                                                    ========

4. CONCENTRATION OF RISK

     At December 31, 1997, 3 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1997 were as follows:

Southwest Supermarkets...............................  32.3%
Walgreens............................................  19.1%
Renal West...........................................   7.2%

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Investors Realty Trust


     We have audited the accompanying statement of revenue and certain expenses of Town 'N Country for the year ended December 31, 1997. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of Town 'N Country's revenue and expenses.



     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of Town 'N Country for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                            ERNST & YOUNG LLP

Houston, Texas
February 11, 1998

                                TOWN 'N COUNTRY

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue:
  Base rents................................................    $641,419
  Percentage rents..........................................      93,669
  Expense reimbursements....................................     132,585
  Other income..............................................       1,648
                                                                --------
                                                                 869,321
                                                                --------
Certain expenses:
  Operating and maintenance.................................      75,275
  Real estate taxes.........................................      97,271
  General and administrative................................       2,394
                                                                --------
                                                                 174,940
                                                                --------
Revenues in excess of certain expenses......................    $694,381
                                                                ========

                            See accompanying notes.

                                TOWN 'N COUNTRY

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

1. BASIS OF PRESENTATION

     The accompanying statement of revenue and certain expenses relates to the operations of Town 'N Country (the "Property"), a 158,104-square-foot shopping center located in Tampa, Florida.

     United Investors Realty Trust (the "Company") entered into a contract to acquire this property.

     The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of Town 'N Country for the year ended December 31, 1997 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

     - Depreciation and amortization

     - Interest on mortgage which was not assumed by the Owner

     - Federal and state income taxes

     - Other costs not directly related to the proposed future operations of the Property

     The Company is not aware of any material factors which would cause the reported financial information not to be indicative of future operating results.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. RENT REVENUE

     The Property has 17 tenants ranging in size from 320 square feet to 50,000 square feet. Additionally, separate buildings are leased to Checkers, a fast food restaurant, and to NationsBank for an ATM. Kentucky Fried Chicken is located on a ground lease parcel and owned by a third party. The shopping center is anchored by Big Lots (30,000 square feet) and TJ Maxx (24,320 square feet), a clothing store. Holiday Wonderland occupied 50,000 square feet, but is not considered an anchor tenant because it may not be considered a credit tenant. Big Lot's lease expires January 31, 2002, and TJ Maxx's lease expires October 31, 1999. The shopping center is 100% occupied.

     Retail space is leased to tenants under various operating leases with terms ranging from 2 to 10 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1997 was $93,669.

                                TOWN 'N COUNTRY

     Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1997 are as follows:


Year ending December 31,
  1998...........................................  $  630,350
  1999...........................................     548,089
  2000...........................................     425,372
  2001...........................................     412,872
  2002...........................................     142,531
  Thereafter.....................................     140,000
                                                   ----------
                                                   $2,299,214
                                                   ==========

4. CONCENTRATION OF RISK


     At December 31, 1997, 3 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1997 were as follows:


TJ Maxx...............................................  15.4%
Big Lots..............................................  19.0%
Holiday Wonderland....................................  31.6%

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Investors Realty Trust

     We have audited the accompanying statement of revenue and certain expenses of University Mall for the year ended December 31, 1997. This statement is the responsibility of the seller's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of United Investors Realty Trust, as described in Note 1 to the statement of revenue and certain expenses. It is not intended to be a complete presentation of University Mall's revenue and expenses.

     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 1, of University Mall for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Houston, Texas
February 11, 1998

                                UNIVERSITY MALL

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue:
  Base rents................................................  $1,953,254
  Percentage rents..........................................     101,185
  Expense reimbursements....................................     774,676
  Other income..............................................       2,328
                                                              ----------
                                                               2,831,443
                                                              ----------
Certain expenses:
  Operating and maintenance.................................     328,238
  Real estate taxes.........................................     324,339
  General and administrative................................      21,579
  Interest (Note 3).........................................   1,131,260
                                                              ----------
                                                               1,805,416
                                                              ----------
Revenues in excess of certain expenses......................  $1,026,027
                                                              ==========

                            See accompanying notes.

                                UNIVERSITY MALL

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997
1. BASIS OF PRESENTATION

     The accompanying statement of revenue and certain expenses relates to the operations of University Mall (the "Property"), a 315,596-square-foot shopping center located in Pembroke Pines, Florida.

     United Investors Realty Trust (the "Company") entered into a contract to acquire this property.

     The accompanying statement of revenue and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of University Mall for the year ended December 31, 1997 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

     - Depreciation and amortization

     - Interest on mortgage which was not assumed by the Owner

     - Federal and state income taxes

     - Other costs not directly related to the proposed future operations of the Property

     The Company is not aware of any material factors which would cause the reported financial information not to be indicative of future operating results.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     Rent revenue is recognized on a straight-line basis over the terms of the individual leases.

USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. MORTGAGE NOTE PAYABLE

     A loan in the amount of $13,450,000, secured by a first trust deed and an assignment of rents, was executed by the current owners of the Property as of November 27, 1996. The Company intends to assume the loan as part of its acquisition of the Property. The loan bears interest at an annual rate of 8.44% with principal and interest payments of $102,847 due monthly through December 1, 2006, at which time the outstanding principal balance (expected to be approximately $11,922,232) and any accrued interest thereon is due. The principal balance of the loan at December 31, 1997 was $13,347,096.

4. RENT REVENUE

     The Property has 32 tenants ranging in size from 750 square feet to 90,815 square feet. Additionally, separate buildings are leased to TGI Fridays, WAG's, Taco Bell and a Federal Express kiosk. Also, Pollo Tropical and Red Lobster are situated on outparcels and are owned by third parties. University Mall is anchored by Upton's (90,815 square feet), whose lease expires December 1, 2002; Sports Authority (42,000 square feet), whose lease expires April 30, 2012; Ross Stores (25,920 square feet), whose lease expires January 31, 2001; OfficeMax (23,500 square feet), whose lease expires January 31, 2003, and Eckerd Drugs (12,000 square feet), whose lease expires December 31, 2002. Additionally, 46,246 square feet in the rear of

                                UNIVERSITY MALL
the shopping center is leased to University Self Storage, a climate-controlled, self-storage facility, and the lease expires December 12, 2007. The shopping center is approximately 98% leased.

     Retail space is leased to tenants under various operating leases with terms ranging from 5 to 30 years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses. Certain leases also contain provisions for percentage rent. Percentage rent earned for the year ended December 31, 1997 was $101,185.

     Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 1997 are as follows:

            YEAR ENDING DECEMBER 31,
            ------------------------
  1998..........................................  $ 1,729,090
  1999..........................................    1,621,869
  2000..........................................    1,426,310
  2001..........................................    1,061,825
  2002..........................................      984,655
  Thereafter....................................    7,930,317
                                                  -----------
                                                  $14,754,066
                                                  ===========

5. CONCENTRATION OF RISK

     At December 31, 1997, 3 tenants individually accounted for more than 10% of total revenue. Percentage GLA for these tenants for the year ended December 31, 1997 were as follows:

Ross Stores..........................................   8.2%
Uptons...............................................  28.8%
Sports Authority.....................................  13.3%

=========================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE COMPANY'S INVESTMENT MANAGER OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                     -------------------------------------

                               TABLE OF CONTENTS


                                           PAGE
                                           ----
Prospectus Summary.......................    1
Risk Factors.............................   12
Use of Proceeds..........................   19
Distribution Policy......................   20
Capitalization...........................   23
Dilution.................................   24
Selected Pro Forma and Historical
  Financial and Properties Information...   25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................   26
Strategy for Future Growth...............   31
Overview of the Company's Five Key U.S.
  Markets................................   34
Business and Properties..................   38
Policies with Respect to Certain
  Activities.............................   65
Management...............................   68
Certain Relationships and Transactions...   74
Principal Shareholders...................   76
Description of Shares of Beneficial
  Interest...............................   77
Certain Provisions of the Texas REIT Act
  and of the Company's Charter and
  Bylaws.................................   79
Shares Available for Future Sale.........   82
Federal Income Tax Consequences..........   83
ERISA Considerations.....................   92
Underwriting.............................   93
Legal Matters............................   95
Experts..................................   95
Additional Information...................   96
Glossary.................................   97
Index to Financial Statements............  F-1


     UNTIL             , 1998 ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

=========================================================
=========================================================
                                7,600,000 SHARES

                                UNITED INVESTORS
                                  REALTY TRUST

                      COMMON SHARES OF BENEFICIAL INTEREST
                             ---------------------

                                   PROSPECTUS
                             ---------------------
                         MORGAN KEEGAN & COMPANY, INC.

                           DAIN RAUSCHER INCORPORATED

                           SCOTT & STRINGFELLOW, INC.


                              SOUTHWEST SECURITIES

                                            , 1998
=========================================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 30. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



     Not applicable.


ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table itemizes the expenses incurred by the Company in connection with the offering of the Common Shares being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee, the NASD fee, Nasdaq National Market listing fee and the Pacific Stock Exchange listing fee.



                            ITEM                                AMOUNT
                            ----                               --------
Registration Fee -- Securities and Exchange Commission......   $ 27,073
Nasdaq National Market Listing Fee..........................     71,875
Pacific Stock Exchange Listing Fee..........................     10,000
NASD Fee....................................................     10,238
Transfer Agent's and Registrar's Fees.......................      2,500
Printing and Engraving Fees.................................    100,000
Legal Fees and Expenses (other than Blue Sky)...............    200,000
Accounting Fees and Expenses................................    300,000
Blue Sky Fees and Expenses (including fees of counsel)......      2,500
                                                               --------
          Total.............................................   $724,186
                                                               ========


ITEM 32. SALES TO SPECIAL PARTIES

     Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

     On December 31, 1997, the Company issued 800 shares to each of Messrs. Coleman, Hermans and Brooks for services provided as independent Trust Managers during fiscal 1997. The issuance of these shares was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

     On December 31, 1997, the Company awarded an aggregate of 75,000 shares to the independent Trust Managers, the Investment Manager, Mr. Scharar and the Named Executive Officers under the Plan. The issuance of these shares was effected in reliance upon an exemption from registration under Rule 701 promulgated under the Securities Act.

     On December 31, 1996, the Company issued 692 Common Shares to Fulcrum Property Group, Inc., which manages and acts as leasing agent for Autobahn Shopping Center and Bandera Festival Shopping Center. The shares were issued to Fulcrum Property Group, Inc. as partial payment for its leasing commission. Pursuant to the management agreements, the Company valued the Common Shares at $12.00 per share, for an aggregate price of $8,304. The issuance of these shares was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

     On December 31, 1996, the Company issued 800 Common Shares to each of Jerry
M. Coleman, Josef C. Hermans and William C. Brooks (an aggregate of 2,400 Common Shares) for services provided as an independent Trust Manager during the 1996 fiscal year. The issuance of these shares was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

     From January 1995 through December 1997, the Company issued to 15 holders $1,150,000 of 10% and 11% short term notes. The issuance of these notes was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

     During 1995, the Company issued to 35 holders an aggregate of 10,737 9% Convertible Preferred Shares. Of the aggregate number of shares issued, 5,750 Preferred Shares were sold to accredited investors for $100 per share, for a total purchase price of $575,000. The remaining 4,987 Preferred Shares were issued in connection with the redemption of the Company's Convertible Subordinated Notes, Series 1992, at a value of $100 per share, for an aggregate price of $498,700. The issuance of these shares was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

ITEM 34. INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS


     Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), authorizes a real estate investment trust ("REIT") to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the REIT or is or was serving at the request of the REIT as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another REIT, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the REIT and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.



     The Texas REIT Act further provides that, except to the extent otherwise permitted by the Texas REIT Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the REIT. Indemnification pursuant to Subsection (B) of Section 9.20 of the Texas REIT Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the REIT.



     Subsection (C) of Section 15.10 of the Texas REIT Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the REIT if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the REIT, that were prepared or presented by officers or employees of the REIT, legal counsel, public accountants, investment bankers or certain other professionals, or a committee of trust managers of which the trust manager is not a member. In addition, no trust manager shall be liable to the REIT for any act, omission, loss, damage or expense arising from the performance of his duty to a REIT, save only for his own willful misfeasance, willful malfeasance or gross negligence.



     The Company's First Amended and Restated Declaration of Trust and First Amended and Restated Bylaws (the "Bylaws") provide for indemnification by the Company of its Trust Managers and officers to the fullest extent permitted by the Texas REIT Act. In addition, the Company's Bylaws provide that the Company may pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trust Manager or officer made a party to a proceeding by reason of his or her status as a Trust Manager or officer provided that (i) the Trust Managers have consented to the advancement of expenses (which consent shall not be unreasonably withheld) and
(ii) the Company shall have received (a) a written affirmation by the Trust Manager or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company under the Texas REIT Act and (b) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met or it is ultimately determined that indemnification of the Trust Manager against expenses incurred by him in connection with that proceeding is prohibited by Section 9.20 of the Texas REIT Act.


     The Company has entered into indemnification agreements requiring the Company to indemnify its officers and Trust Managers, and advance expenses, to the maximum extent permitted by Texas law.



     The Company currently maintains director and officer liability insurance in the amount of $1,000,000.


     The Company has agreed to indemnify the Underwriters against certain liabilities, losses and expenses including liabilities under the Securities Act of 1933, or to contribute to payments that the Underwriters may be required to make in respect thereof.

ITEM 35. TREATMENT OF PROCEEDS FROM COMMON SHARES BEING REGISTERED

     Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

A. FINANCIAL STATEMENTS


     Introduction to Pro Forma Condensed Consolidated Financial Statements



     Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997



     Pro Forma Condensed Consolidated Statement of Operations for the Year Ended
        December 31, 1997



     Notes to Pro Forma Condensed Consolidated Financial Statements



     Report of Independent Auditors


     Consolidated Balance Sheets as of December 31, 1997 and 1996

     Consolidated Statements of Operations for the Years Ended December 31,
        1997, 1996 and 1995

     Consolidated Statements of Redeemable Preferred Shares and Common
        Shareholders' Equity for the Years Ended December 31, 1997, 1996 and
        1995

     Consolidated Statements of Cash Flows for the Years Ended December 31,
        1997, 1996 and 1995

     Notes to Consolidated Financial Statements

     Schedule III. Real Estate and Accumulated Depreciation as of December 31, 1997


     Notes to Schedule III


  BENCHMARK CROSSING

     Report of Independent Auditors

     Statement of Revenue and Certain Expenses for the Year Ended December 31,
        1997

     Notes to Statement of Revenue and Certain Expenses

  HEDWIG CENTERS

     Report of Independent Auditors

     Statement of Revenue and Certain Expenses for the Year Ended December 31,
        1997

     Notes to Statement of Revenue and Certain Expenses

  THE MARKET AT FIRST COLONY

     Report of Independent Auditors

     Statement of Revenue and Certain Expenses for the Year Ended December 31,
        1997

     Notes to Statement of Revenue and Certain Expenses

  MASON PARK

     Report of Independent Auditors

     Statement of Revenue and Certain Expenses for the Year Ended December 31,
        1997

     Notes to Statement of Revenue and Certain Expenses

  ROSEMEADE PARK

     Report of Independent Auditors

     Statement of Revenue and Certain Expenses for the Year Ended December 31,
        1997

     Notes to Statement of Revenue and Certain Expenses

  SOUTHWEST/WALGREENS

     Report of Independent Auditors

     Statement of Revenue and Certain Expenses for the Year Ended December 31,
        1997

     Notes to Statement of Revenue and Certain Expenses

  TOWN 'N COUNTRY

     Report of Independent Auditors

     Statement of Revenue and Certain Expenses for the Year Ended December 31,
        1997

     Notes to Statement of Revenue and Certain Expenses

  UNIVERSITY MALL

     Report of Independent Auditors

     Statement of Revenue and Certain Expenses for the Year Ended December 31,
        1997


     Notes to Statement of Revenue and Certain Expenses



B. EXHIBITS



        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
        **1.1            -- Form of Underwriting Agreement
          3.1            -- First Amended and Restated Declaration of Trust
          3.2            -- First Amended and Restated Bylaws
          4.1            -- Instruments defining the rights of security holders. The instruments are filed in response to items 3.1 and 3.2
                            above and are incorporated herein by reference.
        **4.2            -- Common share certificate
        **5.1            -- Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.,
                            regarding the legality of the Common Shares.
        **8.1            -- Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.,
                            regarding tax matters.

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         10.1            -- First Amended and Restated Advisory Agreement dated as of
                            June 9, 1997, by and between the Company and Investment
                            Manager
         10.2            -- 1997 Share Incentive Plan
         10.3            -- Form of Indemnification Agreement
         10.4            -- Loan Agreement dated as of January 30, 1998, by and
                            between the Company and Nomura Asset Capital Corporation
                            ("Nomura")
         10.5            -- Promissory Note dated January 30, 1998, executed by the
                            Company in favor of Nomura
         10.6            -- Assumption and Modification Agreement dated November 19,
                            1996, by and among The Travelers Insurance Company,
                            George I. Brown, Park Northern/Centennial Partners, L.P.
                            and George I. Brown, as Trustee of the Waipio Trust II
         10.7            -- Promissory Note dated as of July 31, 1995, executed by
                            PFL-290 Limited Partnership in favor of RFG Financial,
                            Inc.
         10.8            -- Promissory Note dated June 10, 1992, executed by Hedwig
                            II, Inc. in favor of Sun Life Insurance Company of
                            America
         10.9            -- Promissory Note dated June 10, 1992, executed by Hedwig
                            III Joint Venture in favor of Sun Life Insurance Company
                            of America
         10.10           -- Deed of Trust Note dated April 13, 1993, executed by
                            UIRT/University Park-I, L.P. in favor of The Franklin
                            Life Insurance Company
         10.11           -- Promissory Note dated June 15, 1994, executed by
                            UIRT-I-McMinn, Inc. in favor of Protective Life Insurance
                            Company
         10.12           -- Promissory Note dated June 11, 1994, executed by
                            UIRT-W-McMinn, Inc. in favor of Conseco Mortgage Capital,
                            Inc.
         10.13           -- Note Secured by Deed of Trust dated November 9, 1990
                            executed by George I. Brown and George I. Brown, as
                            Trustee of the Waipio Trust II in favor of The Travelers
                            Insurance Company
         10.14           -- Earnest Money Contract dated October 13, 1997, by and
                            among the Company, Balous Miller, John K. Miller, Douglas
                            Miller and Louis Vance
         10.15           -- Agreement for the Purchase and Sale of Commercial Real
                            Estate dated December 12, 1997, by and between the
                            Company and the Board of Pension Commissioners of the
                            City of Los Angeles.
         10.16           -- Contract of Sale dated December 5, 1997, by and between the Company and Desert Pacific Properties, L.L.C.
         10.17           -- Contract of Sale dated December 5, 1997, by and between the Company and Rosemeade Park Limited Partnership
         10.18           -- Letter Agreement dated November 25, 1997 and October 15,
                            1997, by and among the Company, Town 'N Country Plaza of
                            Tampa, Limited and James H. Shimberg, Trustee on Behalf
                            of Landowner
         10.19           -- Contract of Sale dated December 5, 1997, by and between
                            Market at First Colony Joint Venture, Hedwig II Joint
                            Venture, PFL-290 Limited Partnership, R & R Limited
                            Partnership, Hedwig II, Inc., and the Company
       **10.20           -- Letter Agreement dated February 17, 1998, by and between the Company, Town 'N Country Plaza of Tampa, Limited and
                            James H. Shimberg, Trustee on Behalf of Landowner
         11.1            -- Statement Regarding Computation of Per Share Earnings
       **16.1            -- Letter regarding change in certifying accountant
         21.1            -- List of Subsidiaries
       **23.1            -- Consent of Ernst & Young LLP

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
       **23.2            -- Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                            included in responses to Items 5.1 and 8.1.
         24.1            -- Powers of Attorney
         24.2            -- Power of Attorney for Ira T. Wender
         27.1            -- Financial Data Schedule


---------------


** Filed herewith.


ITEM 37. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes to provide to the representatives of the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the representatives of the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trust Managers, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, United Investors Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 2, 1998.


                                            UNITED INVESTORS REALTY TRUST

                                                  /s/ LEWIS H. SANDLER

                                            ------------------------------------
                                             Lewis H. Sandler, Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                        NAME                                           TITLE                       DATE
                        ----                                           -----                       ----

                          *                              Chairman of the Board and Trust         March 2, 1998
-----------------------------------------------------      Manager
                  Robert W. Scharar

                /s/ LEWIS H. SANDLER                     Chief Executive Officer,                March 2, 1998
-----------------------------------------------------      (principal executive officer)
                  Lewis H. Sandler

              /s/ DANIEL M. JONES, III                   Chief Financial Officer (principal      March 2, 1998
-----------------------------------------------------      financial and accounting
                Daniel M. Jones, III                       officer)

                          *                              Trust Manager                           March 2, 1998
-----------------------------------------------------
                  William C. Brooks

                          *                              Trust Manager                           March 2, 1998
-----------------------------------------------------
                  Jerry M. Coleman

                          *                              Trust Manager                           March 2, 1998
-----------------------------------------------------
                  Josef C. Hermans

                          *                              Trust Manager                           March 2, 1998
-----------------------------------------------------
                    Ira T. Wender

               * /s/ LEWIS H. SANDLER                                                            March 2, 1998
-----------------------------------------------------
        Lewis H. Sandler, as attorney-in-fact

                                 EXHIBIT INDEX


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          **1.1          -- Form of Underwriting Agreement
            3.1          -- First Amended and Restated Declaration of Trust
            3.2          -- First Amended and Restated Bylaws
            4.1          -- Instruments defining the rights of security holders. The instruments are filed in response to items 3.1 and 3.2
                            above and are incorporated herein by reference.
          **4.2          -- Common share certificate
          **5.1          -- Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.,
                            regarding the legality of the Common Shares.
          **8.1          -- Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.,
                            regarding tax matters.
           10.1          -- First Amended and Restated Advisory Agreement dated as of
                            June 9, 1997, by and between the Company and Investment
                            Manager
           10.2          -- 1997 Share Incentive Plan
           10.3          -- Form of Indemnification Agreement
           10.4          -- Loan Agreement dated as of January 30, 1998, by and
                            between the Company and Nomura Asset Capital Corporation
                            ("Nomura")
           10.5          -- Promissory Note dated January 30, 1998, executed by the
                            Company in favor of Nomura
           10.6          -- Assumption and Modification Agreement dated November 19,
                            1996, by and among The Travelers Insurance Company,
                            George I. Brown, Park Northern/Centennial Partners, L.P.
                            and George I. Brown, as Trustee of the Waipio Trust II
           10.7          -- Promissory Note dated as of July 31, 1995, executed by
                            PFL-290 Limited Partnership in favor of RFG Financial,
                            Inc.
           10.8          -- Promissory Note dated June 10, 1992, executed by Hedwig
                            II, Inc. in favor of Sun Life Insurance Company of
                            America
           10.9          -- Promissory Note dated June 10, 1992, executed by Hedwig
                            III Joint Venture in favor of Sun Life Insurance Company
                            of America
          10.10          -- Deed of Trust Note dated April 13, 1993, executed by
                            UIRT/University Park-I, L.P. in favor of The Franklin
                            Life Insurance Company
          10.11          -- Promissory Note dated June 15, 1994, executed by
                            UIRT-I-McMinn, Inc. in favor of Protective Life Insurance
                            Company
          10.12          -- Promissory Note dated June 11, 1994, executed by
                            UIRT-W-McMinn, Inc. in favor of Conseco Mortgage Capital,
                            Inc.
          10.13          -- Note Secured by Deed of Trust dated November 9, 1990
                            executed by George I. Brown and George I. Brown, as
                            Trustee of the Waipio Trust II in favor of The Travelers
                            Insurance Company
          10.14          -- Earnest Money Contract dated October 13, 1997, by and
                            among the Company, Balous Miller, John K. Miller, Douglas
                            Miller and Louis Vance
          10.15          -- Agreement for the Purchase and Sale of Commercial Real
                            Estate dated December 12, 1997, by and between the
                            Company and the Board of Pension Commissioners of the
                            City of Los Angeles.
          10.16          -- Contract of Sale dated December 5, 1997, by and between the Company and Desert Pacific Properties, L.L.C.
          10.17          -- Contract of Sale dated December 5, 1997, by and between the Company and Rosemeade Park Limited Partnership

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          10.18          -- Letter Agreement dated November 25, 1997 and October 15,
                            1997 and by and among the Company, Town 'N Country Plaza
                            of Tampa, Limited and James H. Shimberg, Trustee on
                            Behalf of Landowner
          10.19          -- Contract of Sale dated December 5, 1997, by and between
                            Market at First Colony Joint Venture, Hedwig II Joint
                            Venture, PFL-290 Limited Partnership, R&R Hedwig I
                            Limited Partnership, Hedwig II, Inc., and the Company
        **10.20          -- Letter Agreement dated February 17, 1998, by and between the Company, Town 'N Country Plaza of Tampa, Limited and
                            James H. Shimberg, Trustee on Behalf of Landowner.
           11.1          -- Statement Regarding Computation of Per Share Earnings
         **16.1          -- Letter regarding change in certifying accountant
           21.1          -- List of Subsidiaries
         **23.1          -- Consent of Ernst & Young LLP
         **23.2          -- Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                            Included in responses to Items 5.1 and 8.1.
           24.1          -- Powers of Attorney
           24.2          -- Power of Attorney for Ira T. Wender
           27.1          -- Financial Data Schedule


---------------


** Filed herewith.